As filed with the Securities and Exchange Commission on February 22, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Form F-10
SCORE MEDIA AND GAMING INC.
(Exact name of registrant as specified in its charter)
British Columbia, Canada
(Province or other jurisdiction of incorporation or organization)
7990
(Primary Standard Industrial Classification Code Number, if applicable)
Not applicable
(I.R.S. Employer Identification No., if applicable)
500 King Street West, Fourth Floor
Toronto, ON M5V 1L9
Tel: 416-479-8812
Attention: Josh Sidsworth
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
28 Liberty St., New York, New York 10005
Tel: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Tel: 212-373-3000	Robert O. Hansen McCarthy Tétrault LLP 66 Wellington Street West Suite 5300, TD Bank Tower Box 48 Toronto Ontario M5K 1E6 Tel: 416-362-1812	Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY, 10001-8602 Tel: 212-735-3000	Michael Hickey Blake, Cassel & Graydon LLP 199 Bay Street Suite 4000 Commerce Court West Toronto ON M5L 1A9 Tel: 416-863-4318
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Class A Subordinate Voting Shares, no par value
Debt Securities
Warrants
Subscription Receipts
Units
Total	US$255,986,137	(3)	US$255,986,137	US$27,928.09

(1)
There are being registered under this Registration Statement such indeterminate number of Class A Subordinate Voting Shares, debt securities, warrants, subscription receipts and/or units comprised of one or more securities of the Registrant listed above in any combination as shall have an aggregate initial offering price of up to US$255,986,137 (C$325,000,000, based on the daily exchange rate on February 18, 2020, as reported by the Bank of Canada, for the conversion of U.S. dollars into Canadian dollars of US$1.00 equals C$1.2696). The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the “Act”) or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Subject to completion, dated February 22, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
TO THE SHORT FORM BASE SHELF PROSPECTUS
DATED JANUARY 7, 2021
New Issue	February , 2021
SCORE MEDIA AND GAMING INC.
US$
5,000,000 Class A Subordinate Voting Shares
This offering (the “Offering”) is the initial public offering of Class A Subordinate Voting Shares (the “Class A Shares”) of Score Media and Gaming Inc. (the “Corporation”, “theScore”, “we”, “us” or “our”) in the United States and a new issue of Class A Shares in Canada by the Corporation. This preliminary prospectus supplement (the “Prospectus Supplement”), together with the accompanying short form base shelf prospectus dated January 7, 2021 (the “Shelf Prospectus”), qualifies the distribution of 5,000,000 Class A Shares (the “Offered Shares”) at a price of US$      per Class A Share (the “Offering Price”).
The Offering is being made concurrently in Canada under the terms of this Prospectus Supplement and in the United States under the terms of our registration statement on Form F-10 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”).
We will use the net proceeds from the Offering as described in this Prospectus Supplement. See “Use of Proceeds”.
The outstanding Class A Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “SCR”. On February 19, 2021, the last trading day before the filing of this Prospectus Supplement, the closing price of the Class A Shares on the TSX was C$46.06           or US$36.52 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of C$1.00 = US$0.7928). We have applied to list the Offered Shares and           additional Class A Shares to be issued by the Corporation if the Over-Allotment Option (as defined below) is exercised in full (the “Additional Shares”) on the TSX, and have applied to list the Offered Shares, the Additional Shares and our outstanding Class A Shares on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “SCR”. Listing is subject to our fulfillment of all of the listing requirements of the TSX and Nasdaq, respectively.

Price: US$      per Offered Share

	Price to the Public	Underwriters’ Fee(1)	Net Proceeds to the Corporation(2)
Per Class A Share	US$	US$	US$
Total(3)	US$	US$	US$

Notes:
(1)
Pursuant to the terms of the Underwriting Agreement, we have agreed to pay the Underwriters a cash commission (the “Underwriters’ Fee”) equal to    % of the gross proceeds of the Offering, including any Additional Shares sold pursuant to the exercise of the Over-Allotment Option (as defined below).

(2)
After deducting the Underwriters’ Fee but before deducting the expenses of the Offering, which are estimated to be approximately US$      and which, together with the Underwriters’ Fee, will be paid from the proceeds of the Offering.

(3)
We have granted to the Underwriters an over-allotment option (the “Over-Allotment Option”) to purchase up to       Additional Shares at a price of US$      per Additional Share on the same terms and conditions of the Offering, exercisable once in whole or in part at the sole discretion of the Underwriters at any time up to 30 days following the closing of the Offering for the purpose of covering the Underwriters’ over-allocation position, if any, and for market stabilization purposes. If the Over-Allotment Option is exercised in full, the total price to the public, Underwriters’ Fee and net proceeds to us (before deducting the estimated expenses of the Offering) will be US$      , US$      and US$      , respectively. This Prospectus Supplement also qualifies the Over-Allotment Option and the distribution of the Additional Shares pursuant to the exercise of the Over-Allotment Option. A purchaser who acquires securities forming part of the Underwriters’ over-allocation position acquires those securities under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. References to “Class A Shares” in this Prospectus Supplement will include the Class A Shares issuable upon exercise of the Over-Allotment Option, as applicable in the context used. See “Plan of Distribution”.

Morgan Stanley	Credit Suisse	Canaccord Genuity	Macquarie Capital
All dollar amounts in this Prospectus Supplement are in United States dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

Investing in the Class A Shares involves significant risk. Prospective investors should consider the risks outlined in this Prospectus Supplement, the accompanying Shelf Prospectus and in the documents incorporated by reference herein and therein. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.
The Offered Shares are being offered in Canada by Morgan Stanley Canada Limited, Credit Suisse Securities (Canada), Inc. and Canaccord Genuity Corp. (collectively, the “Canadian Underwriters”) and in the United States by Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Canaccord Genuity LLC and Macquarie Capital (USA) Inc. (collectively, the “U.S. Underwriters”, and together with the Canadian Underwriters, the “Underwriters”) pursuant to an underwriting agreement dated February   , 2021 (the “Underwriting Agreement”). Macquarie Capital (USA) Inc. is not registered to sell securities in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute the Offered Shares in Canada and will act as an underwriter for us only in respect of the offer, sale and distribution of the Offered Shares in the United States. See “Plan of Distribution”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION OR ANY U.S. REGULATORY AUTHORITY NOR HAVE THESE AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This Offering is made in the United States by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus Supplement and the accompanying Shelf Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).
Prospective investors should be aware that the acquisition of Class A Shares may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations”.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under and governed by the Business Corporations Act (British Columbia) (the “BCBCA”), that most of our directors and officers reside principally in Canada, that some of the Underwriters or experts named in the Registration Statement (as defined herein) may be residents of a foreign country, and that all or a substantial portion of our assets and said persons may be located outside the United States. See “Enforcement of Civil Liabilities”.
The Underwriters, as principals, conditionally offer the Offered Shares qualified under this Prospectus Supplement and the Shelf Prospectus, subject to prior sale, when, as and if delivered by us to the Underwriters and accepted by them subject to the conditions contained in the Underwriting Agreement, as described under “Plan of Distribution”.
Certain legal matters relating to Canadian law with respect to the Offering will be passed upon on our behalf by McCarthy Tétrault LLP and on behalf of the Underwriters by Blake, Cassels & Graydon LLP. Certain legal matters relating to United States law with respect to the Offering will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton & Garrison LLP and on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. See “Legal Matters”.
Subject to applicable laws, the Underwriters may, in connection with this Offering, over-allot or effect transactions that stabilize or maintain the market price of the Class A Shares at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. After the Underwriters have made reasonable efforts to sell the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares to the public at prices lower than the Offering Price. See “Plan of Distribution”.
Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing of the Offering is expected to take place on or about           , 2021 (the “Closing Date”), or such earlier or later date as we and the Underwriters may agree, but in any event no later than           , 2021.
It is expected that we will arrange for the instant deposit of the Offered Shares under the book-based system of registration, to be registered to The Depository Trust Company (“DTC”) or its nominee and deposited with DTC on the Closing Date, or as may otherwise be agreed to between us and the Underwriters. In the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and deposited with CDS on the Closing Date. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of the Offered Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Shares is purchased. See “Plan of Distribution”.
One of our directors, Angela Ruggiero, resides outside of Canada and has appointed Cartan Limited, Box 48, Suite 5300, Toronto Dominion Bank Tower, Toronto, Ontario, M5K 1E6, as her agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Enforcement of Judgments Against Foreign Persons”.
Our principal place of business is 500 King Street West, Fourth Floor, Toronto, Ontario, M5V 1L9 and our registered office is 745 Thurlow Street, Suite 2400, Vancouver, British Columbia, V6E 0C5.

TABLE OF CONTENTS FOR THIS PROSPECTUS SUPPLEMENT

TABLE OF CONTENTS FOR THE SHELF PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is composed of two parts. The first part is this Prospectus Supplement, which describes the specific terms of the Offering and adds to and supplements information contained in the accompanying Shelf Prospectus and the documents incorporated by reference therein. The second part is the Shelf Prospectus, which gives more general information, some of which may not apply to the Offering. This Prospectus Supplement is deemed to be incorporated by reference into the Shelf Prospectus solely for the purpose of this Offering.
Neither we nor the Underwriters has authorized any person to provide readers with information different from that contained in this Prospectus Supplement and the accompanying Shelf Prospectus (or incorporated by reference herein or therein). Neither we nor the Underwriters take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give readers of this Prospectus Supplement and the accompanying Shelf Prospectus. If the description of the Offered Shares or any other information varies between this Prospectus Supplement and the accompanying Shelf Prospectus (including the documents incorporated by reference herein and therein), the information in this Prospectus Supplement supersedes the information in the accompanying Shelf Prospectus or documents incorporated by reference herein or therein.
Readers should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Shelf Prospectus or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This Prospectus Supplement shall not be used by anyone for any purpose other than in connection with the Offering. We do not undertake to update the information contained or incorporated by reference herein or in the Shelf Prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our websites, www.thescore.com, www.scoremediaandgaming.com, www.thescore.bet and www.thescoreesports.com, shall not be deemed to be a part of this Prospectus Supplement, the accompanying Shelf Prospectus or any document incorporated by reference herein or therein and such information is not incorporated by reference herein or therein and prospective investors should not rely on such information when deciding whether or not to invest in the Offered Shares.
This Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein include certain terms or performance measures that are not defined under or not prepared in accordance with IFRS, including EBITDA, Handle and Gross Gaming Revenue. We believe that, in addition to conventional measures prepared in accordance with IFRS, certain investors use this information to evaluate our operating performance. The data presented is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. These non-IFRS measures should be read in conjunction with the financial statements incorporated by reference herein. For a description of the methodology used to calculate these non-IFRS measures, see “Non-IFRS Measures and Key Metrics” in this Prospectus Supplement and in our Q1 2021 MD&A (as defined herein).
This Prospectus Supplement and the documents incorporated by reference herein contain corporation names, product names, trade names, trademarks and service marks of the Corporation and other organizations, all of which are the property of their respective owners.
In this Prospectus Supplement, unless otherwise indicated, all dollar amounts and references to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. This Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, contain translations of certain U.S. dollar amounts into Canadian dollars solely for your convenience. See “Currency Presentation and Exchange Rate Information”.

On February 11, 2021, we completed a share consolidation on the basis of a consolidation ratio of 10:1. Our post-consolidation Class A Shares began trading on the TSX on February 18, 2021. Historical trading prices and volumes set out in this Prospectus Supplement have been amended to reflect the 10:1 consolidation. See “Summary Description of the Business — Recent Developments — Share Consolidation”.
Unless otherwise indicated, information contained in this Prospectus Supplement assumes or reflects no exercise of the Over-Allotment Option, no exercise of outstanding stock options and no vesting and settlement of outstanding restricted share units.
This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
DOCUMENTS INCORPORATED BY REFERENCE
This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of this Offering. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Shelf Prospectus and reference should be made to the Shelf Prospectus for full particulars thereof.
Copies of the documents incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus may be obtained on request without charge from the Corporation at 500 King Street West, Fourth Floor, Toronto, Ontario M5V 1L9, telephone (416) 479-8812, and are also available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov.
The following documents, filed by the Corporation with securities commissions or similar regulatory authorities in the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement and the accompanying Shelf Prospectus:
(a)
the annual information form of the Corporation dated October 28, 2020 (the “AIF”) for the year ended August 31, 2020;

(b)
the audited consolidated financial statements of the Corporation as at and for the years ended August 31, 2020 and 2019, together with the notes thereto and the auditors’ report thereon;

(c)
the management’s discussion and analysis of financial condition and results of operations of the Corporation for the years ended August 31, 2020 and 2019;

(d)
the unaudited condensed consolidated interim financial statements for the three months ended November 30, 2020 and 2019, together with the notes thereto;

(e)
the management’s discussion and analysis of financial condition and results of operations of the Corporation for the three months ended November 30, 2020 and 2019 (the “Q1 2021 MD&A”);

(f)
the notice of annual and special meeting of shareholders and management information circular of the Corporation dated January 8, 2021 (the “Information Circular”);

(g)
the material change report of the Corporation dated December 2, 2020 regarding the December 2020 Offering (as defined herein); and

(h)
the material change report of the Corporation dated February 15, 2021 regarding the implementation of the Corporation’s share consolidation on the basis of a consolidation ratio of 10:1.

Any statement contained in this Prospectus Supplement, in the accompanying Shelf Prospectus or in any document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement, to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein or in the accompanying Shelf Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.
Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any of our annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the independent auditor’s report thereon, management’s discussion and analysis and information circulars, filed by us with securities commissions or similar authorities in Canada after the date of this Prospectus Supplement and for the duration of the Offering, shall be deemed to be incorporated by reference into this Prospectus Supplement. In addition, all documents filed on or furnished under Form 6-K or Form 40-F by us with the SEC on or after the date of this Prospectus Supplement shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus Supplement forms a part of, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document.
Furthermore, any “template version” of any “marketing materials” (each such term as defined in National Instrument 41-101 — General Prospectus Requirements) filed on SEDAR in connection with the Offering after the date of this Prospectus Supplement but prior to the termination of the distribution of the Offered Shares pursuant to the Offering is deemed to be incorporated by reference in this Prospectus Supplement and in the accompanying Shelf Prospectus.
The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and readers should review all information contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein.
U.S. REGISTRATION STATEMENT
The Offering is being made concurrently in Canada pursuant to this Prospectus Supplement and the accompanying Shelf Prospectus and in the United States pursuant to the Registration Statement filed with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC.
MARKETING MATERIALS
Before filing this Prospectus Supplement, we and the Underwriters held road shows that potential investors in the United States attended.
In doing so, we and the Canadian Underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on SEDAR or include or incorporate by reference those marketing materials in the final prospectus supplement in respect of the offering. To rely on this exemption, we and the Canadian Underwriters must give contractual rights to Canadian investors in the event the marketing materials contain a misrepresentation.
Accordingly, the Canadian Underwriters, in signing the certificate to be contained in the final prospectus supplement, and we, in signing the certificate contained in the Shelf Prospectus, in respect of the Offering have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces of Canada, other than Québec), a purchaser resident in a province of Canada, other than Québec, who was provided with those marketing materials in connection with the road shows and who purchases Offered Shares under the Prospectus Supplement during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against us and each such Canadian Underwriter with respect to the misrepresentation which are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defenses, limitations and other terms of that legislation, as if the misrepresentation was contained in the Prospectus Supplement in respect of the Offering.
However, this contractual right does not apply (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in the Prospectus Supplement in respect of this Offering, and (ii) to any “comparables” as such term is defined in National Instrument 41-101 — General Prospectus Requirements in the marketing materials provided in accordance with applicable securities legislation.
NON-IFRS FINANCIAL MEASURES AND KEY METRICS
This Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein make reference to certain non-IFRS measures, including EBITDA, Handle and Gross Gaming Revenue. These measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore not necessarily comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS. These non-IFRS measures and metrics are used to provide investors with supplemental measures of our operating performance and liquidity and thus highlight trends in our business that may not otherwise be apparent when relying solely on IFRS measures. We also believe that securities analysts, investors and other interested parties frequently use non-IFRS measures, including industry metrics, in the evaluation of companies in our industry. Management also uses non-IFRS measures and industry metrics in order to facilitate operating performance comparisons from period to period, the preparation of annual operating budgets and forecasts and to determine components of executive compensation.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this Prospectus Supplement, in the accompanying Shelf Prospectus and in certain documents incorporated by reference herein and therein, constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable securities legislation (collectively, “forward-looking statements”). All statements other than statements of historical fact contained in this Prospectus Supplement and in documents incorporated by reference in this Prospectus Supplement, including, without limitation, those regarding our future financial position and results of operations, strategy, plans, objectives, goals and targets, including in light of the ongoing and evolving COVID-19 pandemic, regulatory approvals, future developments in the markets where we participate or is seeking to participate, and any statements preceded by, followed by or that include the words “believe”, “expect”, “aim”, “intend”, “plan”, “continue”, “will”, “may”, “would”, “anticipate”, “estimate”, “forecast”, “predict”, “project”, “seek”, “should” or similar expressions or the negative thereof, are forward-looking statements. These statements are not historical facts but instead represent only our expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve assumptions, risks and uncertainties that are difficult to predict. Therefore, actual results may differ materially from what is expressed, implied or forecasted in such forward-looking statements.
Additional known and unknown risks, uncertainties, and other factors that could cause actual results, performance or achievements to differ materially include, but are not limited to: the impact of the ongoing and evolving COVID-19 pandemic on our future financial position and results of operations, strategy, plans, objectives, goals and targets; the enactment of enabling legislation and regulations in the jurisdictions in which we operate, or intend to operate, to facilitate online sports betting and online casino, including (without limitation) the enactment of federal legislation in Canada to permit single event sports betting (including the timing of such legislation and regulations being passed and proclaimed in force (if at all) and the terms and conditions imposed in such legislation and regulations on applicable industry participants); our receipt of all relevant licences and approvals under the applicable legislation and regulations (as applicable) of the jurisdictions in which we operate, or intend to operate; the rate of adoption of online gaming in Canada and other jurisdictions, as permitted by applicable legislation and/or regulations; and those discussed under “Risk Factors” in the AIF, in this Prospectus Supplement, in the accompanying Shelf Prospectus and in certain documents incorporated by reference herein and therein. Management provides forward-looking statements because it believes they provide useful information to readers when considering their investment objectives and cautions readers that the information may not be appropriate for other purposes. Consequently, all of the forward-looking statements made in this Prospectus Supplement, in the accompanying Shelf Prospectus and in certain documents incorporated by reference herein and therein are qualified by these cautionary statements and other cautionary statements or factors contained herein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us.
The forward-looking statements discussed under “Risk Factors” in the AIF, in this Prospectus Supplement, in the accompanying Shelf Prospectus and in certain documents incorporated by reference herein and therein are based on numerous assumptions regarding our present and future business strategies and the environment in which we will operate in the future, including assumptions regarding business and operating strategies, and our ability to operate on a profitable basis.
In addition to the factors discussed under “Risk Factors” in the AIF, in this Prospectus Supplement, in the accompanying Shelf Prospectus and in certain documents incorporated by reference herein and therein, other factors not currently viewed as material could cause actual results to differ materially from those described in the forward-looking statements. Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be anticipated, estimated or intended. Accordingly, readers should not place any undue reliance on forward-looking statements.
These forward-looking statements are made as of the date of this Prospectus Supplement and neither we nor the Underwriters assume any obligation to update or revise any forward-looking statement even if new information becomes available as a result of future events or for any other reason, unless required by applicable securities laws and regulations.
MARKET AND INDUSTRY DATA
Market and industry data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein was obtained from third-party sources and industry reports, publications, websites and other publicly available information, including industry and other data prepared by us or on our behalf on the basis of our knowledge of the markets in which we operate.
We believe that the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein is accurate and, with respect to data prepared by us or on our behalf, that our estimates and assumptions are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein are not guaranteed and none of us or any of the Underwriters makes any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, none of us or any of the Underwriters has independently verified any of the data from third-party sources referred to in this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, certain of these publications, studies and reports were published before the global COVID-19 pandemic and therefore do not reflect any impact of the COVID-19 pandemic on any specific market or globally.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the full informational requirements of the securities commissions or similar regulatory authority in all provinces of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian provincial securities commissions or similar regulatory authority. These filings are also electronically available from SEDAR at www.sedar.com and from EDGAR at www.sec.gov. Except as expressly provided herein, documents filed on SEDAR or on EDGAR are not, and should not be considered, part of this Prospectus Supplement or the accompanying Shelf Prospectus.
We have filed with the SEC under the U.S. Securities Act the Registration Statement relating to the Offered Shares, of which this Prospectus Supplement and the accompanying Shelf Prospectus form a part. This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus Supplement but contained in the Registration Statement are available on the SEC’s website at www.sec.gov.
As a foreign private issuer, we are exempt from the rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) prescribing the furnishing and content of proxy statements, and our officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services.

SUMMARY DESCRIPTION OF THE BUSINESS
This summary does not contain all the information that may be important to a prospective investor in deciding whether to invest in the Offered Shares. A prospective investor should read the entire Prospectus Supplement, including the section entitled “Risk Factors”, the Shelf Prospectus and any documents incorporated by reference herein and therein, before making such decision.
Overview
The Corporation was incorporated pursuant to the Business Corporations Act (Ontario) on August 30, 2012 under the name “theScore, Inc.” and continued under the BCBCA on August 29, 2019 under the name “Score Media and Gaming Inc.”
Business of the Corporation
General Description of the Business
We empower millions of sports fans through our digital media and sports betting products. Our media app ‘theScore’ is one of the most popular in North America, delivering fans highly-personalized live scores, news, stats, and betting information from their favorite teams, leagues, and players. Our sports betting app ‘theScore Bet’ delivers an immersive and holistic mobile sports betting experience and is currently available to place wagers in New Jersey, Colorado, Indiana and Iowa. We also create and distribute innovative digital content through our web, social and esports platforms.
theScore
Natively developed for iOS and Android operating systems, theScore app is free to end users and delivers comprehensive and customizable news, scores, stats, and notifications for all major leagues and sports, including the National Football League (“NFL”), NCAA Football and Basketball, the National Basketball Association (“NBA”), Major League Baseball (“MLB”), the National Hockey League (“NHL”), PGA Golf, NASCAR Racing and major European soccer leagues, including the English Premier League and Champions League, as well as special events such as the Olympic Games and FIFA World Cup. theScore app provides sports fans with deep personalization options, allowing them to follow and receive push notifications on news, scores and stats from their favorite teams and fantasy players in real-time with customizable feeds and seamless social sharing. We deliver comprehensive original news content across all major leagues and competitions, presenting stories in a way to make them easily consumable on mobile devices, including rich visuals and multimedia such as videos and embedded tweets. theScore app also includes innovative public chat and messaging features, enabling our community of fans to connect around the games and content they love. News stories are produced by our industry-leading mobile-first newsroom, where a team of news editors creates content via our in-house content management system that allows them to deliver mobile news to the user. During the 2019 fiscal year, we also introduced additional sports betting data and content into theScore app. Coinciding with the launch of theScore Bet, in September 2019 we unveiled ‘Bet Mode’ in our sports media app. When Bet Mode is activated, sports app users unlock access to even faster scoring updates and data, with no need to pull-to-refresh, real-time odds, and additional betting content. In November 2020 we unveiled ‘Bet Section’ in our sports media app. Bet Section provides a new suite of highly personalized betting-related features, including personalized markets, bet tracking, exclusive promotions and community polling, bringing the action of theScore Bet deeper into our sports media app than ever before.
theScore app is one of the most popular mobile sports apps in North America, ranking 3rd in North America and 1st in Canada among multi-sport news and data applications for the twelve months ended

November 2020.1 In Canada, for the month of November 2020, theScore app had approximately double the users of its closest competitors, TSN and Sportsnet, and approximately ten times the users of ESPN’s app.2
theScore app also generates significant user engagement. theScore app generated approximately 3.7 billion user sessions over the twelve-month period ended November 30, 2020, with average monthly sessions per active user growing at a compound annual growth rate of approximately 9% from 2016 to present.3 Users of theScore app engaged with the application for approximately 101 minutes per month on average, ranking first among our peers for the twelve-month period ended November 30, 2020.4 We also send on average over 1 billion push alerts per month to users of our personalized push alert service.5 Our user chat features are also very popular, particularly among users focused on sports betting, with approximately 48% of users who chat sending betting-related messages, and approximately 40% of our overall monthly active users consuming public chat content.6
theScore esports
We also provide comprehensive coverage of the growing competitive video gaming scene through theScore esports. Via a dedicated newsroom of specialist content creators, theScore esports produces and shares original video content pieces across its web and social platforms, including features and documentaries on high-profile teams, games and players from across the world of esports, as well as highlights and interviews. theScore esports’ video content is distributed across YouTube, Facebook, Twitter, Instagram, and TikTok. Our primary distribution platform for our video content is YouTube, and as of November 30, 2020 theScore esports had approximately 1.6 million subscribers to its YouTube channel.7We also distribute our video content through other channels, including TikTok, where our channel has approximately 1.1 million followers as of December 2020.8Our esports video content also generates significant engagement, with approximately 357 million views across all channels during the three-month period ended November 30, 2020 (representing approximately a 358% year-over-year growth in total views of our esports video content from the same period during the preceding year).9
Worldwide, it is estimated that 495 million people watched esports online or on television in 2020, and that viewership could grow up to 646 million people annually by 2023.10 As a result of growth of interest in younger generations of sports fans, it is estimated that esports will become one of the biggest categories of sports betting over the long-term.11
theScore Bet
Launched in New Jersey in September 2019, theScore Bet is a comprehensive mobile sports betting platform natively built for iOS and Android devices that delivers an immersive and holistic sports betting experience. theScore Bet delivers a wide variety of pre-game and in-game markets and betting options, scores and in-game data, features like early cash-out, and easy and secure deposit and withdrawal options. Fans are able to place bets on sports including NFL and NCAA football, NBA and NCAA basketball, MLB baseball, NHL hockey, PGA golf, ATP and WTA tennis, MMA, and boxing as well as soccer from the UEFA

1
Source: comScore.

2
Source: comScore.

3
Source: Internal analytics.

4
Source: comScore.

5
Source: Internal analytics.

6
Source: Internal analytics.

7
Source: YouTube Analytics.

8
Source: TikTok.

9
Source: YouTube Analytics, Facebook Insights, Twitter Analytics, Instagram, TikTok.

10
Source: Eilers & Krejcik Gaming: Esports Betting Monitor — 2H20.

11
Source: Eilers & Krejcik Gaming: Esports Betting Monitor — 2H20.

Champions League and Europa League, English Premier League, La Liga, Bundesliga, Ligue 1 and MLS. theScore Bet also delivers a seamless cross-state experience for sports fans as it expands across the United States via its mobile app.
In November 2020, we introduced ‘Bet Section’ to theScore app. Currently available on iOS devices, Bet Section provides users with a new suite of highly personalized betting-related features, including personalized markets, bet tracking, exclusive promotions and community polling, bringing the action of theScore Bet deeper into our sports media app than ever before. Approximately 50% of users of theScore Bet on iOS devices are also users of theScore app, engaging with our content and our integrated media and betting ecosystem.12
theScore Bet is authorized to provide sports betting services in New Jersey (by the New Jersey Division of Gaming Enforcement, via our market access agreement with Darby Development LLC, the operator of Monmouth Park Racetrack), in Colorado (by the Colorado Division of Gaming, via our market access agreement with a subsidiary of Jacobs Entertainment Inc.), in Indiana (by the Indiana Gaming Commission, via a multi-state market access framework agreement with Penn National Gaming), and in Iowa (by the Iowa Racing and Gaming Commission, via a multi-state market access framework agreement with Penn National Gaming). We also have market access for up to nine additional states via our multi-state market access agreements with Penn National Gaming, subject to the enactment of enabling state gaming laws and regulations, and the receipt of relevant licenses and approvals. theScore Bet also has market access to operate an online casino in New Jersey via a multi-year agreement with Twin River Worldwide Holdings, Inc., which was subsequently assigned to Premier Entertainment AC LLC, the operator of Bally’s Atlantic City casino hotel, and anticipates launching its online casino product in the state in the second half of calendar 2021, subject to securing applicable licensing and regulatory approvals from the New Jersey Division of Gaming Enforcement. According to Macquarie Research, by 2025, the total online gross gaming revenue generated in the United States is estimated to reach approximately $18 billion, of which approximately $6.4 billion is estimated to be generated in the states covered by our market access agreements. See “Risk Factors”.
We are a Platinum member of the National Council on Problem Gambling, whose mission is to lead state and national stakeholders in the development of comprehensive policy and programs for all those affected by problem gambling. theScore Bet is committed to promoting safe, responsible gaming, and we provide our users with access to responsible gaming resources and a suite of tools within theScore Bet app in order to help keep betting safe and fun.
theScore Bet — Regulatory Regimes/Gaming Licensure
New Jersey
In New Jersey, the provision of online casino, online sports betting and other aspects of casino gaming are subject to the requirements of the New Jersey Casino Control Act (the “NJ Act”) and the regulations promulgated thereunder. Under the sports betting laws in New Jersey, third-party companies, such as theScore Bet, may provide services to casino and racetrack licensees to facilitate online sports betting, including website hosting. Such service providers must obtain a casino service industry enterprise (a “CSIE”) license. The New Jersey Division of Gaming Enforcement (the “NJ DGE”) is responsible for investigating all license applications, issuing such required licenses and approvals, and prosecuting violations of the NJ Act.
theScore Bet is authorized to provide sports betting services in New Jersey by the NJ DGE, via a market access agreement with Darby Development LLC, the operator of Monmouth Park Racetrack (“Monmouth Park”), a licensed racetrack in the State of New Jersey. The New Jersey Racing Commission (“Racing Commission”) issued a sports betting license to Monmouth Park on June 13, 2018. Due to the length of investigative time prior to issuing of a plenary CSIE license, the New Jersey regulations allow a CSIE applicant to petition the NJ DGE for authorization to conduct business, including sports betting operations, prior to the issuance of a license at the discretion of the NJ DGE and subject to certain conditions, including the filing of a complete application. On May 14, 2019, theScore Bet submitted its application to the NJ DGE for a CSIE license. In addition to the application for theScore Bet, separate application forms

12
Source: Internal analytics.

were submitted to the NJ DGE for various entities holding ownership interests in theScore Bet, including theScore as well as for individuals affiliated with and those entities holding a beneficial ownership interest of 5% or more in theScore.
The NJ DGE deemed these applications complete on June 24, 2019 and thereafter the NJ DGE conducted a preliminary review of theScore Bet’s suitability and that of its qualifiers. On August 24, 2019, the NJ DGE issued an order authorizing theScore Bet to commence sports betting operations, while the NJ DGE completes its investigation of theScore Bet and its qualifiers. Those qualifiers include theScore’s directors, officers, key employees and certain investors of 5% or more, unless otherwise waived from such qualification requirements. If the NJ DGE were to find such a person or investor unsuitable, theScore would be required to sever its relationship with that person or the investor and may be required to dispose of his, her or its interest in theScore. The NJ DGE may conduct investigations into the conduct or associations of our directors, officers, key employees or investors to ensure compliance with applicable standards set for in the NJ Act.
The NJ DGE has input into our operations, including the types of sports wagers and promotions we can offer to New Jersey patrons. The NJ DGE may also levy substantial fines against or seize our assets or the people involved in violating gaming laws or regulations. To date we have demonstrated suitability to obtain and have obtained all NJ DGE approvals necessary for us to operate our existing sports betting operations within the state of New Jersey.
While our application for plenary CSIE licensure is under review, the NJ DGE permits us to conduct business with land based licensed casino operators in New Jersey through a transactional waiver process. Our online casino market access agreement with Premier Entertainment AC LLC required the payment of an initial market access fee and the reimbursement of certain costs prior to issuance of our plenary CSIE license. In order to make that payment, a transactional waiver was necessary. That waiver was issued by the NJ DGE and we have paid the initial payment and reimbursement. Upon approval of our online casino gaming platform by the NJ DGE Technical Services Bureau, we will be ready to go live with our online casino game product. Prior to the launch of that product, we will apply for and obtain a transactional waiver from the NJ DGE allowing the launch of our online casino platform. This waiver will run for an initial term of 6 months and thereafter may be renewed for successive 6-month periods, via submission of a petition to the NJ DGE for each such renewal, until our plenary CSIE license is issued.
Indiana
theScore Bet is classified by the Indiana Gaming Commission (“IGC”) as a “sports wagering vendor” (“Vendor”) and has received its “temporary vendor license” (the “Temporary License”). As part of the Temporary License application process, theScore Bet submitted all level-one individual/occupational license applications required by the IGC. Those applications, along with theScore Bet’s corporate Vendor application, were deemed substantially complete and preliminarily acceptable to the IGC, pending completion of a full background investigation and individual applicant interviews (which will conclude in due course). In addition, theScore Bet has also (i) secured the requisite occupational licensing approvals for applicable “lower level” employees and continues to engage in the occupational licensing process as required by the IGC; (ii) received IGC approval of all internal controls and house rules associated with theScore Bet’s Indiana mobile application; and (iii) demonstrated the product to the satisfaction of IGC staff, including functionality of geolocation technology. Certain third-party providers of services to theScore Bet were also required to complete various licensing and/or registration requirements with the IGC, all of which have been completed. theScore Bet received authorization from the IGC to commence its mobile sports betting services in Indiana on September 17, 2020. Full investigations related to theScore Bet’s corporate Vendor application and level-one occupational applications are continuing, individual interviews will be conducted, and permanent licenses are expected to be awarded by the IGC at a future date.
theScore Bet is obligated to report to the IGC any transfers of 5% or greater beneficial ownership in theScore Bet. In order to determine the necessary licensing requirements for a new investor, the IGC must receive and review information related to such a transaction and provide to such new investor a determination as to which of its corporate entities / individuals will be required to file a license application and which may satisfy the definition of “institutional investor” at 68 IAC 1-1-52 and which may therefore be eligible to complete an institutional investor waiver application rather than engage in the full licensing process. This determination is subject to the discretion of the IGC staff.
theScore Bet’s Temporary and/or permanent Vendor license, as well as any occupational licenses held by key individuals, may be subject to disciplinary action up to and including revocation (or theScore Bet may not receive its permanent Vendor license) if theScore Bet violates any of the Indiana Emergency Sports Wagering Rules (the “Emergency Rules”) or related statutes or IGC directives. Either the Vendor license or individual occupational licenses may be subject to disciplinary action or revocation at the discretion of the IGC for reasons including, but not limited to, failure to update the IGC with information initially disclosed as part of the application process; failure to comply with reporting requirements; and/or failure to comply with any other ongoing requirements related to license fee payments, renewals, and all other requirements detailed in the Emergency Rules or related statutes or IGC directives.
theScore Bet’s Vendor license, individual level-one occupational licenses, and all level-two occupational licenses are to be renewed on an annual basis, including payment of annual renewal fees. The Vendor license is also contingent on theScore Bet maintaining its market access agreement with Ameristar East Chicago, LLC (a subsidiary of Penn National Gaming Inc.), as Indiana law requires Vendors to remain in contract with a casino partner to maintain a Vendor license through the IGC.
Colorado
theScore Bet holds an “internet sports betting operator” license which was approved by the Colorado Limited Gaming Control Commission (the “Colorado Commission”) and issued from the Colorado Division of Gaming (“Division”). The internet sports betting operator license allows theScore Bet to offer sports betting on theScore Bet app in Colorado. Once the Division completes its full investigation and the Colorado Commission approves the Division’s findings, this temporary sports betting license will be converted to a permanent license.
Colorado allows sports betting to be conducted by a licensed internet sports betting operator on behalf of a Colorado casino holding a sports betting “master license.” theScore Bet has an agreement with a master licensee — The Gilpin Casino, located in Black Hawk, Colorado (“The Gilpin”) — to conduct online sports betting on behalf of The Gilpin.
Further, Colorado requires operational approval of an internet sports betting operator’s “sports betting system,” which includes the interactive components, software, and associated equipment that comprise the operator’s sports betting platform. Colorado also requires approval of the “internal control standards” that govern the internet sports betting operator’s sports betting system and that demonstrate how the internet sports betting operator will abide by, among other requirements, ensuring geofencing restrictions, prohibiting excluded participants, managing participant wagering accounts, and establishing house rules. theScore Bet has received operational approval of both its sports betting system and internal control standards from the Division.
In Colorado, all sports betting licenses expire two years after issuance but may be renewed upon the filing and approval of a renewal application by the Colorado Commission. Renewal applications for internet sports betting operators and vendor majors must be received by the Division no later than 120 days before the expiration of the current license. Colorado sports betting licensees have an ongoing obligation to disclose any changes in board directors or corporate officers, as well as other key individuals who oversee the licensee’s sports betting operations. Licensees must also disclose any person who acquires “any voting or controlling interest of ten percent or more,” and any person who acquires “any nonvoting or passive ownership interest of twenty-five percent or more.” In addition, licensees must disclose changes in their corporate structure, including all parent, holding, intermediary, and subsidiary companies of the licensee.
The Colorado Commission has broad powers to suspend, revoke, or not renew sports betting licenses. Licenses shall be revoked if a licensee has: provided misleading information to the Division or to the Colorado Commission; been convicted of a felony or any gambling-related offense; become a person whose character is no longer consistent with the protection of the public interest and trust in sports betting; or intentionally refused to pay a prize to a person entitled to receive the price. Licenses may be suspended, revoked, or not renewed if a licensee: is delinquent in remitting money rightfully owed to players, contractors, or others involved in sports betting; fails to ensure the trustworthy operation of sports betting; or commits any intentional violation of any sports betting law, regulation, or other rule or guidance.
Iowa
theScore Bet’s operations in Iowa are subject to Chapters 99D and 99F of the Iowa Code and the regulations promulgated under those Chapters (“Iowa Laws”), and the licensing and regulatory control of the Iowa Racing and Gaming Commission (“IRGC” or “Commission”). theScore Bet is classified by the IRGC as an “Advance Deposit Sports Wagering Operator” (“ADSW”) and has received its “temporary authorization” (the “Temporary Authorization”). Upon the expiration of the Temporary Authorization, the IRGC routinely issues an extension until such time as a final license (“Permanent ADSW License”) can be issued to ADSWs operating under Temporary Authorization. As part of the Temporary Authorization application process, theScore Bet submitted all Class A individual/occupational license applications required by the IRGC. Those applications, along with theScore Bet’s corporate Class D application, were deemed substantially complete and preliminarily acceptable to the IRGC, pending completion of a full background investigation and individual applicant interviews, which will conclude in due course.
theScore Bet’s Temporary Authorization and/or Permanent ADSW License, as well as any occupational licenses held by key individuals, may be subject to disciplinary action up to and including revocation if theScore Bet violates any of the Iowa Sports Wagering Rules (the “Rules”) or related statutes or IRGC directives. Further, the Temporary Authorization, Permanent ADSW License and individual occupational licenses may be subject to disciplinary action or revocation at the discretion of the IRGC for reasons including, but not limited to, failure to update the IRGC with information initially disclosed as part of the application process; failure to comply with reporting requirements; and/or failure to comply with any other ongoing requirements related to license fee payments, renewals, and all other requirements detailed in the Iowa Laws and Rules.
The Rules require that Permanent ADSW Licenses, individual Class A licenses and all Class C licenses be renewed on an annual basis, including payment of annual renewal fees. In order to maintain its Temporary Authorization and to obtain and maintain a Permanent ADSW License, theScore Bet must also maintain its market access agreement with Ameristar Casino Bluffs, LLC (a subsidiary of Penn National Gaming Inc.).
Canadian Gaming Regulatory Landscape
Canada’s federal Criminal Code, R.S.C., 1985, c. C-46 (the “Code”), makes it an offence for any entity other than a provincial government to offer sports-betting services to residents of Canada. The Code contains an exception that allows each provincial government to ‘conduct and manage’ gambling operations, including sports betting, within its jurisdiction. The provinces responded to this exception by establishing purpose-specific corporations (typically lottery corporations) to conduct and manage gaming on behalf of the applicable provincial government. Lottery corporations are, for all intents and purposes, the monopoly providers of legal gaming, including sports-betting, in their respective provinces.
Notwithstanding that broad exception for provincial operations, the Code maintains a blanket prohibition on certain betting activities, including the taking of bets on a single sporting event. As this prohibition extends to provincial governments, there is currently no legal avenue for betting on single sports events.
In April 2019, Ontario’s provincial government commenced consultations with key industry stakeholders to establish a more competitive market for online legal gambling, including sports betting. It is now anticipated that within the next two fiscal quarters, the Ontario government will introduce a new legal structure for online gaming in the province. If introduced, we expect that this will permit companies like ours to provide sports betting and other gaming services directly to Ontario residents. Further, the general consensus of Canadian regulatory and industry groups is that once Ontario introduces this new model for online gaming, other provinces and territories will likely follow suit. Assuming this does occur, there is the prospect of a significant Canadian online gaming market within the next two to three years.
On November 5, 2020, the Government of Ontario introduced the 2020 Ontario Budget in which the Government of Ontario confirmed its intention to introduce legislation that, if passed, would give the Alcohol and Gaming Commission of Ontario (the “AGCO”), through a dedicated subsidiary, authority to conduct and manage online gaming within Ontario and to serve as the regulator therefor. We understand that the Province of Ontario and the AGCO intend to continue consulting with key stakeholders, including theScore, on the design of the online gaming market to reflect consumer preferences and foster an exciting gaming experience, while ensuring that appropriate responsible gaming protections are in place.
On February 25, 2020, a federal Member of Parliament introduced Bill C-218 (the “Safe and Regulated Sports Betting Act”) to the House of Commons as a private member’s bill (“Bill C-218”). Bill C-218 would decriminalize single event sport betting through the amendment of Section 207(4)(b) of the Code. If passed into law, the proposed changes will give the provinces and territories of Canada the ability to offer single event sport betting products and the discretion to manage single event sport betting in their respective jurisdictions. Subsequently, on November 26, 2020, the Minister of Justice and Attorney General of Canada introduced a similar bill to decriminalize single event sport betting (“Bill C-13”). On February 17, 2021, Bill C-218 passed second reading in the House of Commons by a vote of 303 to 15 and was subsequently referred to the Justice Committee for further consideration. As a consequence, consideration of Bill C-13 has been paused while Bill C-218 advances through the legislative process. If either Bill C-218 or Bill C-13 becomes law, then upon the implementation by a province or territory of an applicable online gaming framework, we expect that companies like ours will, subject to securing necessary regulatory approvals, be permitted to offer betting on single sports events to residents of Canada located in that jurisdiction.
theScore Bet — Market Opportunities
North America
We believe the regulated North American online gaming market has the potential for significant growth. As depicted below, the total gross gaming revenue of the North American online gaming market is projected to reach approximately $22.3 billion by 2025:
Notes:
(1)
Figures represent theScore’s 2025E estimated size of the Canadian market, implied based on 2019 United Kingdom sports betting gross gaming revenue of $56 per adult and iGaming gross gaming revenue of $87 per adult (Source: Wall Street Equity Research).

(2)
Source: Wall Street Equity Research.

Canada
Market estimates also indicate that the Canadian market, in particular, presents substantial growth potential. Using the United Kingdom and the state of New Jersey as market comparators, Canada’s country-wide market for online gaming is forecasted to reach between $4.3 billion to $5.4 billion, whereas Ontario’s market for online gaming is projected to reach between $1.7 billion to $2.1 billion:
Notes:
(1)
Figures represent theScore’s 2025E estimated size of the Canadian market, implied based on 2019 United Kingdom sports betting gross gaming revenue of $56 per adult and iGaming gross gaming revenue of $87 per adult (Source: Wall Street Equity Research).

(2)
Figures represent theScore’s 2025E estimated size of the Canadian market, implied based on LTM October 31, 2020 New Jersey sports betting gross gaming revenue of $46 per adult and iGaming gross gaming revenue of $130 per adult (Source: NJ DGE reports).

The figures included above relating to North American market size projections and implied Canadian and Ontario market size projections are based on numerous assumptions, including assumptions relating to evolving regulatory landscapes, and there can be no assurance that actual market sizes in the future will be consistent with such projections. In addition, there can be no assurance that any market participant, including us, will be capable of capturing any particular percentage of market share or of generating gross gaming revenue of any particular amount in any jurisdiction.
Given our strong existing user-base in Canada of approximately 3.75 million active monthly users,13 we believe that the Canadian market presents a significant growth opportunity as the regulatory landscape evolves. The following is an approximate breakdown of users of theScore app by province:
	Jurisdiction
(in ‘000s)	Ontario	Quebec	British Columbia	Alberta	Manitoba	Saskatchewan	Other Provinces	Total
Users of theScore App(1)	1,434	692	583	543	120	104	274	3,750
Adult Population(2)	11,801	6,900	4,203	3,401	1,060	902	2,099	30,366
Total Population(2)	14,567	8,485	5,071	4,371	1,369	1,174	2,551	37,558

13
We are using calendar year 2019 data as a measure of our yearly mobile app reach to normalize for the impact COVID-19 on the 2020 North American sports calendar.

Notes:
(1)
Figures reflect the use of calendar year 2019 data as a measure of our yearly mobile app reach to normalize for the impact COVID-19 on the 2020 North American sports calendar.

(2)
Source: Statistics Canada.

Our approximate user penetration in the province of Ontario alone, relative to our user penetration in several of the largest U.S. states, serves as another indicator of the potential significance of the Canadian market:
	Jurisdiction
(in ‘000s)	Ontario	New York	Florida	Pennsylvania	Texas	California
Users of theScore App(1)	1,434	910	979	574	936	1,156
Total Population(2)	14,567	19,454	21,478	12,802	28,996	39,512
User Penetration(3)	10%	5%	5%	4%	3%	3%
Notes:
(1)
Figures reflect the use of calendar year 2019 data as a measure of our yearly mobile app reach to normalize for the impact COVID-19 on the 2020 North American sports calendar.

(2)
Source: Statistics Canada and U.S. Census Bureau.

(3)
Calculated by dividing the number of users of theScore app from 2019 on an annual basis by the total population of the applicable jurisdiction. Figures reflects the use of calendar year 2019 data as a measure of our yearly mobile app reach to normalize for the impact COVID-19 on the 2020 North American sports calendar

Recent Developments
Share Consolidation
On February 11, 2021, we completed a share consolidation on the basis of a consolidation ratio of 10:1. Upon the completion of the share consolidation, there were 43,442,568 Class A Shares outstanding and 557 Special Voting Shares (“Special Voting Shares”) outstanding. Our post-consolidation Class A Shares began trading on the TSX on February 18, 2021.
Launch of theScore Bet in Iowa
On February 16, 2021, we launched theScore Bet in Iowa. With this launch, theScore Bet is now offering a wide variety of pre-game and in-game markets and betting options, scores and in-game data, features like early cash-out, and easy and secure deposit and withdrawal options to sports betting users in New Jersey, Colorado, Indiana and Iowa.
Second Amended and Restated Stock Option and Restricted Stock Unit Plan
On February 10, 2021, our shareholders approved our second amended and restated stock option and restricted stock unit plan (the “Option & RSU Plan”), which reflected the amendment and restatement of our amended and restated stock option and restricted stock unit plan to: (i) increase the number of Class A Shares reserved for issuance under our amended and restated stock option and restricted stock unit plan from 55,000,000 Class A Shares to 65,000,000 Class A Shares; and (ii) implement certain other changes in connection with our voluntary delisting of our Class A Shares from the TSX Venture Exchange and concurrent listing of our Class A Shares on the TSX. For further information related to the Option & RSU Plan, see our Information Circular. Upon completion of a share consolidation on February 11, 2021 on the basis of a consolidation ratio of 10:1, there were 1,804,624 Class A Shares reserved for issuance under the Option & RSU Plan.
Google Play Policy Update
On January 28, 2021, Google announced that it is updating Google Play’s Real-Money Gambling, Games and Contests policy and that, effective March 1, 2021, Google Play will allow licensed apps that enable or facilitate online gambling in certain countries, including Canada and the United States, to be available for download through the Google Play storefront, and will allow certain related advertising activities, in each case subject to certain conditions, as well as to engage in related advertising activities. As a result of this policy update, apps such as theScore Bet will be capable of being offered to users of the Google Play storefront in numerous new jurisdictions, subject to a Google review and approval process.
December 2020 Offering
On December 17, 2020, we completed an offering (the “December 2020 Offering”), on a bought deal basis, of 28,572,000 of our Class A Shares at a price per share of C$1.40 pursuant to a short form prospectus dated December 11, 2020. On December 31, 2020, the underwriters exercised their over-allotment option in connection with the December 2020 Offering in full, pursuant to which we issued an additional 4,285,800 of our Class A Shares at a price per share of C$1.40, resulting in aggregate gross proceeds of the December 2020 Offering of approximately C$46.0 million.
COVID-19 Operational Update
We continue to actively respond to the rapidly evolving COVID-19 pandemic by taking measures to ensure the health and safety of our team members, and to mitigate the business impact on the Corporation caused by the unprecedented postponement, suspension or cancellation of global sporting events. We successfully adopted a mandatory work-from-home program on March 16, 2020. As substantially all of our day-to-day activities can be fully performed by personnel working remotely, we have remained fully operational during this period. The extent to which the COVID-19 pandemic may impact our business and activities will depend on future developments which remain highly uncertain and cannot be predicted with confidence, such as the spread and severity of the disease, the duration of the outbreak including any possible resurgence, and actions taken by the Canadian and U.S. authorities to control the spread of the virus, as well as the postponement, suspension, cancellation, rescheduling and resumption of sporting events, the impact of the pandemic on consumer and advertiser spending, and the ability or willingness of suppliers and vendors to provide products and services.

RISK FACTORS
An investment in the Offered Shares is speculative and involves a high degree of risk that should be carefully considered by a prospective purchaser. Before deciding whether to invest in the Offered Shares, prospective investors should carefully consider, in light of their own financial circumstances, the risks described below and in the Shelf Prospectus and those incorporated by reference into this Prospectus Supplement and/or the Shelf Prospectus, including in the AIF and those described in our Q1 2021 MD&A. See “Documents Incorporated by Reference”. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information”.
The current COVID-19 pandemic could have a material adverse effect on our business, affairs, operations, results of operations, financial condition, liquidity, availability of credit and foreign exchange exposure.
The current COVID-19 pandemic crisis is evolving rapidly and could have a material adverse impact on our business, affairs, operations, results of operations, financial condition, liquidity, availability of credit and foreign exchange exposure. COVID-19 is altering business and consumer activity in affected areas and beyond. The global response to the COVID-19 outbreak has resulted in, among other things, border closures, severe travel restrictions, the temporary shut-down of non-essential services and extreme fluctuations in financial and commodity markets. Additional measures may be implemented by one or more governments in jurisdictions where we operate. Labor shortages due to illness, company or government-imposed isolation programs, or restrictions on the movement of personnel could result in a reduction or cessation of all or a portion of our operations.
The extent to which the COVID-19 pandemic may impact our business and activities will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the spread of the disease, the duration of the outbreak, new information which may emerge concerning the spread and severity of the coronavirus, actions taken by Canadian and U.S. authorities to manage this pandemic, the postponement, suspension, cancellation or rescheduling of sports leagues and sporting events, the impact of the pandemic on consumer and advertiser spending, and the ability or willingness of suppliers and vendors to provide products and services. If the coronavirus continues to spread at the current pace, disruption to consumer spending and trade could trigger a global recession.
The actual and threatened spread of COVID-19 globally could also have a material adverse effect on the regional economies in which we operate, could continue to negatively impact stock markets, including the trading price of the Class A Shares, could cause continued interest rate volatility and could cause movements in the trading price of our Class A Shares that could adversely impact our ability to raise capital.
Any of these developments, and others, could have a material adverse effect on our business, affairs, operations, results of operations, financial condition, liquidity, availability of credit and foreign exchange exposure. In addition, because of the severity and global nature of the COVID-19 pandemic, it is possible that estimates in our financial statements could change in the near term and the effect of any such changes could be material, which could result in, among other things, an impairment of non-current assets and a change in the expected credit losses on accounts receivable.
Our company and our officers, directors, major shareholders, key employees, and business partners are generally subject to the gaming laws and regulations of the jurisdictions in which we conduct or will conduct business.
While gaming regulations, including online sports betting and online casino regulations, are a creature of state law and vary from state to state, in general there are a number of common principles that underline the concept of gaming regulation. Participation in the gaming industry is considered to be a privilege, not a right, and thus those who seek to participate must submit themselves to licensure as required by the state regulatory body. In this regard, gaming licenses do not create or entail a property right and such licenses cannot be sold or transferred (although ownership interests in license holders may be transferred subject to regulatory approval). A good example of this is the preliminary provisions to New Jersey’s Casino Control Act, which provides that a key element of regulation of gaming is “public confidence and trust in the credibility and integrity of the regulatory process and of casino operations,” and therefore the model is to extend “strict State regulation to all persons, locations, practices, and associations related to the operation of licensed casino enterprises and all related service industries.” Gaming legislation in virtually all jurisdictions contain substantively similar provisions.
Our company and our officers, directors, major shareholders, key employees, and business partners are generally subject to the sports betting and gaming laws and regulations of the jurisdictions in which we conduct or will conduct business. In addition, we are subject to the general laws and regulations that apply to all online, digital and e-commerce businesses, such as those related to privacy and personal information, data security, tax, and consumer protection. The laws and regulations vary in each jurisdiction and future legislative and regulatory action, court decisions, and/or other governmental action, which could be affected by, among other things, political pressures, attitudes and climates, may have a material impact on our operations and financial outcomes.
The jurisdictions where we operate, or will operate, each have their own regulatory framework. More often than not these frameworks will require us to receive a license. Each jurisdiction will normally require us to make detailed and extensive disclosures as to our beneficial ownership, our source of funds, the probity and integrity of certain persons associated with our business, our management competence, structure, and business plans, our proposed geographical territories of operation, and our ability to operate a gaming business in a socially responsible manner in compliance with regulation. Such jurisdictions will also impose ongoing reporting and disclosure obligations, both on a periodic and ad hoc basis in response to material issues affecting the business. Our current and future gaming licenses or approvals in each jurisdiction in which we operate or intend to operate are subject to our ongoing compliance with applicable laws, rules and regulations in each such jurisdiction. There can be no assurance that we will be able to retain existing licenses or approvals or demonstrate suitability to obtain new licenses or approvals. In addition, the loss of a license or approval in one jurisdiction could trigger the loss of a license or approval or affect our eligibility for a license or approval in another jurisdiction. As we expand our online sports betting and online casino operations, we may also have to meet additional suitability requirements and obtain additional licenses or approvals from gaming authorities in such jurisdictions and we cannot be sure that we will be successful in this regard.
Our gaming-related technology will also be subject to testing and certification by the regulators in the jurisdictions in which we operate or will operate. Such testing and certification is generally designed to confirm matters such as the fairness of the gaming products offered by the business, our ability to accurately generate settlement instructions, and our ability to recover from outages.
Any gaming license may be revoked, suspended, or conditioned at any time. The loss of a gaming license in one jurisdiction could prompt the loss of a gaming license, or affect our eligibility for such a license, in another jurisdiction. These potential losses of licenses would cause us to cease offering some or all of our product offerings in the impacted jurisdiction(s). We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect our operations. The process of determining suitability may be expensive and time-consuming. Delay or failure to obtain gaming licenses in any jurisdiction may prevent us from offering our products in such jurisdiction, increasing our customer base and/or generating revenues. A gaming regulatory body may refuse to issue or renew a gaming license if our company, or one of our directors, officers, employees, major shareholders or business partners: (i) is considered to be a detriment to the integrity or lawful conduct or management of gaming, (ii) no longer meets a licensing or registration requirement, (iii) has breached or is in breach of a condition of licensure or registration or an operational agreement with a regulatory authority, (iv) has made a material misrepresentation, omission or misstatement in an application for licensure or registration or in reply to an inquiry by a person conducting an audit, investigation or inspection for a gaming regulatory authority, (v) has been refused a similar gaming license in another jurisdiction, (vi) has held a similar gaming license in that province, state or other jurisdiction which has been suspended, revoked or cancelled, or (vii) has been convicted of an offence, inside or outside of Canada or the United States that calls into question the honesty or integrity of our company or any of our directors, officers, employees or associates.
Furthermore, our product offerings must be approved in most regulated jurisdictions in which they are offered; this process is not assured or guaranteed. It is a prolonged, potentially extremely costly process to obtain these approvals. A developer and provider of online sports betting and online casino products may pursue corporate regulatory approval with regulators of a particular jurisdiction while it pursues technical regulatory approval for its product offerings by that same jurisdiction. It is also possible that, after incurring significant expenses and dedicating substantial time and effort towards such regulatory approvals, we may not obtain such approvals. In the event we fail to obtain the necessary gaming license in a given jurisdiction, we would likely be prohibited from operating in that particular jurisdiction altogether. If we fail to seek, do not receive, or receive a suspension or revocation of a license in a particular jurisdiction for our product offerings (including any related technology and software), then we cannot operate in that jurisdiction and our gaming licenses in other jurisdictions may be impacted. We may not be able to obtain all necessary gaming licenses in a timely manner, or at all. These delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for our product offerings. Our operations and future prospects will be affected if we are unable to overcome these barriers to entry.
To the extent new online sports betting and/or online casino jurisdictions are established or expanded, we cannot guarantee we will be successful in penetrating such new jurisdictions or expanding our business or customer base in line with the growth of existing jurisdictions. As we directly or indirectly enter into new markets, we may encounter legal, regulatory, and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. In the event we are unable to effectively develop and operate directly or indirectly within these new markets or if our competitors are able to successfully penetrate geographic markets that we cannot access or where we face other restrictions, then our business, operating results, and financial condition could be impaired. Our failure to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on our business, results of operations, financial condition and prospects. We may need to be licensed, obtain approvals of our products and/or seek licensure of our officers, directors, major shareholders, key employees or business partners to expand into new jurisdictions. This is a costly and time-consuming process. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing markets or into new jurisdictions can negatively affect our opportunities for growth. This includes the growth of our customer base, or delay in our ability to recognize revenue from our product offerings in any such jurisdictions.
Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on our operations and financial results. There can be no assurance that legally enforceable and prohibiting legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate, or regulate various aspects of the Internet, e-commerce, payment processing, or the online wagering and interactive entertainment industries (or that existing laws in those jurisdictions will not be interpreted negatively). Moreover, legislation may require us to pay certain fees in order to operate a sports betting and online casino-related business. Such fees may include integrity fees paid to sports leagues and/or fees required to obtain official sports-wagering related data. Compliance with any such legislation may have a material adverse effect on our business, results of operations, financial condition and prospects.
The success of online sports betting and our product offerings may also be affected by future regulatory and marketplace developments related to mobile platforms and application storefronts, social networks, advertising networks, payment processing and banking, data and information privacy, cloud and other infrastructure hosting, and other regulatory and marketplace developments that we are unable to predict and are beyond our control. As a result, our future operating results relating to our sports betting products are difficult to anticipate, and we cannot provide assurance that our product offerings will grow as expected or with success in the long term. Adverse developments in these areas may have a material adverse effect on our business, results of operations, financial condition and prospects.
Additionally, our ability to successfully pursue our sports betting and online casino strategy in the United States and Canada depends on the laws and regulations relating to wagering through interactive channels both federally and in individual states and provinces in each of these countries, respectively. There is considerable debate and opposition to online and interactive real-money gaming in certain jurisdictions in the United States and Canada and there can be no assurance that this opposition will not succeed in preventing the legalization of online sports betting and online casino in jurisdictions where it is presently prohibited, including Canada and certain states in the United States, thereby prohibiting or limiting the expansion of such activities where it is currently permitted or causing the repeal of legalized online betting and/or online casino in any jurisdiction. Any successful effort to limit the expansion of, or prohibit legalized online sports betting and/or online casino could have an adverse effect on our results of operations, cash flows and financial condition. Combatting such efforts to curtail expansion of, or limit or prohibit, legalized online sports betting and/or online casino can again be time-consuming and can be extremely costly.
In the United States, the Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”) prohibits among other things, the acceptance by a business of a wager by means of the Internet where such wager is prohibited by any federal or state law where initiated, received or otherwise made, thus requiring the gambling to be unlawful under existing federal or state law to trigger any criminal liability. Under UIGEA severe criminal and civil sanctions may be imposed on the owners and operators of such systems and on financial institutions that process wagering transactions. The law contains a safe harbour for wagers placed within a single state (disregarding intermediate routing of the transmission) where the method of placing the wager and receiving the wager is authorized by that state’s law, provided the underlying regulations establish appropriate age and location verification.
The Illegal Gambling Business Act (“IGBA”), makes it a crime to conduct, finance, manage, supervise, direct or own all or part of an “illegal gambling business” that violates state law. The Travel Act makes it a crime to use the mail or any facility in interstate commerce with the intent to “distribute the proceeds of any unlawful activity,” or “otherwise promote, manage, establish, carry on, or facilitate the promotion, management, establishment, or carrying on, of any unlawful activity.” Unlawful activity includes “any business enterprise involving gambling” in violation of state or federal laws. For there to be a violation of either the IGBA or the Travel Act there must be a violation of underlying state law.
Until 2011, there was uncertainty as to whether the Federal Wire Act of 1961 (the “Wire Act”) prohibited states from conducting intrastate lottery transactions via the Internet if such transactions crossed state lines. In late 2011, the Office of Legal Counsel (the “OLC”) of the Department of Justice (“DOJ”) issued an opinion which concluded that the prohibitions of the Wire Act were limited to sports gambling and thus did not apply to state lotteries at all (the “2011 DOJ Opinion”). Following the issuance of the 2011 DOJ Opinion, within the past few years, state-authorized Internet casino gaming has been launched in Delaware, New Jersey, Michigan, Pennsylvania, and West Virginia and state authorized online poker has been launched in Nevada and Michigan.
In 2018, at the request of the Criminal Division, the OLC reconsidered the 2011 DOJ Opinion’s conclusion that the Wire Act was limited to sports gambling. On January 14, 2019, the OLC published a legal opinion dated November 2, 2018 (the “2018 DOJ Opinion”), which concluded that the 2011 DOJ Opinion had incorrectly interpreted the Wire Act. In the 2018 DOJ Opinion, the OLC concluded that the restrictions on the transmission in interstate or foreign commerce of bets and wagers in the Wire Act were not limited to sports gambling but instead applied to all bets and wagers, including online gambling and online lotteries. The OLC also found that the enactment of the UIGEA described above did not modify the scope of the Wire Act. The OLC acknowledged that its conclusion in the 2018 DOJ Opinion, which was contrary to the 2011 DOJ Opinion, will make it more likely that the executive branch’s view of the law will be tested in the courts.
The United States District Court for the District of New Hampshire disagreed with the 2018 DOJ Opinion. In an opinion dated June 3, 2019, in New Hampshire Lottery Commission, et. al. vs. William Barr, AG, Case No. 1:19-cv-00163, Opinion No. 2019 DNH 091P, p. 60, United States District Judge Barbadoro held that § 1084(a) of the Federal Wire Act “applies only to transmissions related to bets or wagers on a sporting event or contest” and granted summary judgment to the Plaintiff (who effectively challenged the position taken in the 2018 DOJ Opinion). The DOJ appealed the District Court ruling to the United States Court of Appeals for the First Circuit.
On January 20, 2021, the First Circuit affirmed the District Court’s ruling and rejected the 2018 DOJ Opinion’s interpretation. The First Circuit concluded that the Wire Act only prohibits the interstate transmission of wire communications related to sporting events or contests, and not non-sporting events, like online casino or online lottery. The DOJ has the ability to appeal the First Circuit’s decision to the United States Supreme Court, but with the new executive administration under President Biden, we believe a DOJ appeal appears less likely, and therefore, the Wire Act’s inapplicability to non-sporting events or contests remains the prevailing interpretation.

If we fail to comply with any existing or future laws, rules, regulations, approvals, registrations, permits, licenses or other requirements, regulators may take action against us. Such action may include fines, the conditioning, suspension or revocation of approvals, registrations, permits or licenses, and other disciplinary action. If we fail to adequately adjust to any such potential changes, our business, results of operations or financial condition could also be harmed.
We transmit and store a large volume of user data in the course of supporting our website and mobile sports applications and the continuously evolving approaches to interpreting and applying applicable privacy and data protection laws across jurisdictions in which we operate may have a material adverse effect on our business.
We may require the registration of our users prior to accessing our products or services or certain features of our products or services and we may be subject to increased legislation and regulations on the collection, storage, retention, transmission and use of user-data that is collected. Our efforts to protect the personal information of our users may be unsuccessful due to the actions of third parties, software bugs or technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users’ data. If any of these events occur, users’ information could be accessed or disclosed improperly. Any incidents involving the unauthorized access to or improper use of the information of users or incidents involving violation of our terms of service or policies could damage our reputation and our brand and diminish our competitive position. In addition, the affected users or governmental authorities could initiate legal or regulatory action against us in connection with such incidents, including in respect of mandatory breach reporting and record-keeping obligations in Canada and all states in the United States, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices and remediate the effects of any such incidents of unauthorized access or use. Any of these events could have a material adverse effect on our prospects, business, financial condition or results of operations.
We transmit and store a large volume of data in the course of supporting our website and mobile sports applications. The interpretation of privacy and data protection laws and their application to the Internet is unclear and subject to rapid change in numerous jurisdictions. There is a risk that these laws may be interpreted and applied in a manner that is not consistent with our data protection practices and results in additional compliance or changes in our business practices, or both, and liability or sanction under these laws. In addition, because our website and mobile sports applications are accessible in many jurisdictions, we may be subject to foreign privacy laws. In particular, in the spring of 2018, the General Data Protection Regulation (“GDPR”), which provides for extraterritorial application in some cases and includes the possibility of substantial monetary penalties for non-compliance, came into effect in the European Union. In addition, the United Kingdom’s decision to leave the European Union has created uncertainty in data protection issues involving the United Kingdom. The impact and interpretation of the GDPR and any version of the GDPR adopted in the United Kingdom on our business is uncertain. Likewise, California enacted a Consumer Privacy Act, effective on January 1, 2020, that creates additional rights for consumers with respect to the collection and use of their data, and depending on how it is interpreted by the California Attorney General in the promulgation of regulations and enforcement, it could negatively impact our business model. Furthermore, we may face conflicting obligations arising from the potential concurrent application of laws of multiple jurisdictions. In the event that we are not able to reconcile such obligations, we may be required to change business practices or face liability or sanction.
In addition, in the Fall of 2020, Canada’s federal government introduced a new privacy bill. If enacted, the bill would replace Part I of the Personal Information Protection and Electronic Documents Act (Canada) (the Part that regulates personal information) and enact two new federal privacy statutes: the Consumer Privacy Protection Act and the Personal Information and Data Protection Tribunal Act. These new statutes will, if enacted, introduce new compliance obligations, new administrative enforcement powers and new financial penalties for non-compliance.
If we are unable to ultimately generate sufficient revenues to become profitable and have positive cash flows it could have a material adverse effect on our prospects, business, financial condition, results of operations or overall viability as an operating business.
We have a history of operating losses and we can be expected to generate continued operating losses and negative cash flows in the future while we carry out our current business plan to further develop and expand our businesses in digital sports media and mobile sports betting. We have made significant up-front investments in research and development, sales and marketing, market access for mobile sports betting and general and administrative expenses in order to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated negative operating cash flows from operations. The successful development and commercialization of these operations will depend on a number of significant financial, logistical, technical, marketing, legal, regulatory, competitive, economic and other factors, the outcome of which cannot be predicted. In addition, we have a limited operating history with respect to our newer product offerings such as our sports betting products, which makes it difficult to forecast future results. There is no guarantee that such operations will become profitable or produce positive cash flow or that we will be successful in generating significant revenues in the future or at all. While we can utilize cash and cash equivalents to fund our operating and development expenditures, we do not have access to material amounts under committed credit facilities or other committed sources of funding. Our inability to ultimately generate sufficient revenues to become profitable and have positive cash flows could have a material adverse effect on our prospects, business, financial condition, results of operations or overall viability as an operating business.
We may use the proceeds from the sale of securities for purposes other than those set out in this Prospectus Supplement.
We cannot specify with certainty the particular uses of the net proceeds we will receive from the Offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds”. Accordingly, a purchaser of Offered Shares will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this Offering in ways that our shareholders might not desire, that might not yield a favorable return and that might not increase the value of a purchaser’s investment. The failure by our management to apply these funds effectively could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. Notably, we have in the past made, and in the future may make, acquisitions and investments that could divert management’s attention, result in operating difficulties and dilution to our shareholders and otherwise disrupt our operations and adversely affect our business, operating results or financial position, and involve other risks and uncertainties outlined in this Prospectus Supplement, the accompanying Shelf Prospectus and in the documents incorporated by reference herein and therein. Pending their use, we may invest the net proceeds of the Offering in a manner that does not produce income or that loses value.
Our Class A Shares do not currently trade on a stock exchange in the United States and we do not know whether a market for the Class A Shares will develop to provide you with adequate liquidity.
Our Class A Shares are currently listed only on the TSX. Prior to this Offering, the Class A Shares have not been listed on a stock exchange in the United States. We have applied to list our Class A Shares on Nasdaq in connection with this Offering. However, if an active trading market does not develop in the United States, you may have difficulty selling any of the Class A Shares that you buy over a U.S. exchange. We cannot predict the extent to which investor interest in the Corporation will lead to the development of an active trading market on the Nasdaq or otherwise, or how liquid that market might become. The price of the Class A Shares in this Offering may not be indicative of prices that will prevail in the United States trading market or otherwise following the Offering. Listing of our Class A Shares on the Nasdaq in addition to the TSX may increase price volatility on the TSX and also result in volatility of the trading price on the Nasdaq because trading will be in two markets, which may result in less liquidity on both exchanges. In addition, different liquidity levels, volumes of trading, currencies and market conditions on the two exchanges may result in different prevailing trading prices.
We may not be able to meet our financial obligations as they fall due which could have a material adverse effect on our prospects, business, financial condition and results of operations.
Liquidity risk is the risk that we will not be able to meet our financial obligations as they fall due. Our objective in managing liquidity is to ensure we will always have sufficient liquidity to meet our liabilities when due, under both normal and distressed conditions, without incurring unacceptable losses or risking damage to our reputation. There is no assurance that our approach to managing liquidity will prove successful and should we be unable to meet our liabilities when due it could have a material adverse effect on our prospects, business, financial condition and results of operations.
We may require substantial additional equity or debt financing in order to carry out our business objectives and failure to obtain sufficient financing could have a material adverse effect on our business, financial condition and results of operations.
Despite the anticipated net proceeds from the Offering, we may require substantial additional equity or debt financing in order to carry out our business objectives, including the continued development of new and upgraded functionality of our products and services. There can be no assurance that debt or equity financing or cash generated by operations would be available or sufficient to meet these requirements or for other corporate purposes or, if debt or equity financing is available, that it would be on terms acceptable to us. Failure to obtain sufficient financing may result in the delay or indefinite postponement of development or production on any or all of our products and services which could have a material adverse effect on our business, financial condition and results of operations. In addition, any future financing may also be dilutive to our existing shareholders.
There is no guarantee that the Class A Shares will earn any positive return in the short term or long term.
A holding of Class A Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Class A Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.
We may sell additional Class A Shares or other securities that are convertible or exchangeable into Class A Shares in subsequent offerings or may issue additional Class A Shares or other securities to finance future acquisitions.
We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Class A Shares. Sales or issuances of substantial numbers of Class A Shares (including the issuance of Class A Shares upon conversion of the Convertible Debenture (as defined below)) or other securities that are convertible or exchangeable into Class A Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Class A Shares. With any additional sale or issuance of Class A Shares or other securities that are convertible or exchangeable into Class A Shares, investors will suffer dilution to their voting power and economic interest in the Corporation. Furthermore, to the extent holders of our stock options or other convertible securities convert or exercise their securities and sell the Class A Shares they receive, the trading price of the Class A Shares may decrease due to the additional amount of Class A Shares available in the market.
The market price for our Class A Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control.
The factors which may contribute to market price fluctuations of the Class A Shares include the following:
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actual or anticipated fluctuations in our quarterly results of operations;

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recommendations by securities research analysts;

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changes in the economic performance or market valuations of companies in the industry in which we operate;

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addition to or departure of our executive officers, directors and/or other key personnel;

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sales or perceived sales of additional Class A Shares;

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operating and financial performance that vary from the expectations of management, securities analysts and investors;

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regulatory changes affecting our industry generally and our business and operations;

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announcements of developments and other material events by us or our competitors;

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fluctuations to the costs of vital products and services used by us in our business;

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changes in global financial markets and global economies and general market conditions, such as interest rates;

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significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

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litigation or regulatory action against us;

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operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies;

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news reports, investor speculation, social media, chat rooms and other methods of information dissemination concerning trends, concerns, technological or competitive developments, regulatory matters and other related issues in our industry or target markets; and

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current and future global economic, political and social conditions, including the COVID-19 pandemic.

We have not declared and paid dividends in the past and may not declare and pay dividends in the future, and consequently, purchasers in the Offering may never receive a return on their investment.
We have not paid any dividends on either the Class A Shares or the Special Voting Shares. Our current policy is to retain earnings for our future growth. Any future declaration of dividends is, subject to certain statutory restrictions and certain restrictions set out in our Credit Facility (as defined below), within the discretion of our board of directors based on their assessment of, among other factors, our overall financial condition, results of operations, capital and operating expenditure requirements and other relevant factors. At this time, we have negative operating cash flow and anticipate using all available cash resources towards our stated business objectives and retaining all earnings, if any, to finance our business operations and accordingly, have no plans to pay any dividend.
The rights of holders of Class A Shares may be subordinated to those of other of our securityholders in certain circumstances.
In any liquidation, dissolution or winding up of the Corporation, the Class A Shares would rank below all debt claims against us. In addition, any convertible or exchangeable securities or other equity securities that we may issue in the future may have rights, preferences and privileges more favorable than those of the Class A Shares. As a result, holders of Class A Shares will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders and holders of equity securities that rank senior to the Class A Shares, if any, have been satisfied.
We have a major shareholder with 100% of the Special Voting Shares and the ability to significantly influence the election of directors and to generally direct our affairs.
Mr. John Levy controls or directs 100% of the issued and outstanding Special Voting Shares and approximately 17.9% of the outstanding Class A Shares. As a result, Mr. Levy is entitled to nominate a majority of the members of our board of directors and he has the ability to influence the outcome of matters submitted to our shareholders for approval, which include amendments to our corporate governing documents and business combinations. Our interests and the interests of other shareholders may at times conflict with those of Mr. Levy, and this conflict might be resolved against our interests and the interests of other shareholders. Due to these shareholdings and contractual rights of Mr. Levy and John Levy Family Holdings Ltd., Mr. Levy will be in a position to determine whether we or our operations are acquired by a third party, to significantly influence the election of the members of our board of directors and the board of directors of our subsidiaries and to generally direct our affairs.

Future sales, or the perception of future sales, of Class A Shares by existing shareholders could adversely affect prevailing market prices for the Class A Shares.
Sales of a large number of Class A Shares in the public markets, or the potential for such sales, could decrease the trading price of the Class A Shares and could impair our ability to raise capital through future sales of Class A Shares. In particular, Mr. John Levy controls or directs approximately 17.9% of the issued and outstanding Class A Shares. If either Mr. Levy or any other significant shareholder decides to liquidate all or a significant portion of the Class A Shares held, it could adversely affect the price of the Class A Shares.
In addition, as of the date of this Supplement, there are up to approximately 5.76 million Class A Shares issuable upon the conversion of the Convertible Debenture, which is held by a fund managed and controlled by Fengate (as defined below). To the extent that the Convertible Debenture is converted, any Class A Shares issuable on such conversion may also be sold into the market from time to time, and we cannot predict the effect, if any, that a future conversion under the Convertible Debenture and any sales of the resulting issued Class A Shares thereafter may have on the market price of our Class A Shares. Moreover, the market price of our Class A Shares could drop if Fengate sells the underlying Class A Shares issuable upon conversion of the Convertible Debenture, or if the market perceives that Fengate intends to sell the Class A Shares issuable upon conversion of the Convertible Debenture. The existence of the Convertible Debenture may also encourage short selling by market participants because any conversion pursuant to the Convertible Debenture could depress the price of our Class A Shares.
If our Class A Shares failed to qualify as permitted investments under the investment policies or guidelines of certain institutional investors and such institutions were forced to liquidate their position, it could adversely affect the price of our Class A Shares.
Our shareholders are subject to extensive governmental regulation which may negatively affect the trading price and/or liquidity of the Class A Shares.
A number of jurisdictions’ gaming laws may require any of our shareholders to file an application, be investigated, and qualify or have their suitability determined by gaming authorities. Gaming authorities have very broad discretion when ruling on whether an applicant should be deemed suitable or not. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, revoke or suspend any gaming license, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities.
Any person found unsuitable by a gaming authority may not hold directly or indirectly ownership of any voting security or the beneficial or record ownership of any non-voting security or any debt security of any company that is licensed with the relevant gaming authority beyond the time prescribed by the relevant gaming authority. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that specific jurisdiction and could impact the person’s ability to associate or affiliate with gaming license holders in other jurisdictions.
Many jurisdictions also require any person who obtains a beneficial ownership of more than a certain percentage, typically 5%, of voting securities of a publicly traded gaming company or parent company thereof and, in some jurisdictions, non-voting securities to report the acquisition to gaming authorities. Gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions in certain jurisdictions for “institutional investors” that hold a company’s voting securities for investment purposes only. Other jurisdictions may also limit the number of gaming licenses with which a person may be associated.
Our corporate articles and bylaws include certain provisions to ensure that we comply with applicable gaming regulations. These provisions provide, among other things, that we shall have the right, subject to the conditions set out in our articles and bylaws, to repurchase securities shares held by an unsuitable person. Such repurchase rights may negatively affect the trading price and/or liquidity of the Class A Shares.
Our constating documents permit us to issue additional securities in the future, including Class A Shares and preferred shares without additional shareholder approval.
Our articles permit us to issue an unlimited number of Class A Shares. We anticipate that we will, from time to time, issue additional Class A Shares in the future, including in connection with potential acquisitions.

Subject to the requirements of the TSX and the Nasdaq, we will not be required to obtain the approval of shareholders for the issuance of additional Class A Shares. Any further issuances of Class A Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.
Our articles of amendment also permit us to issue an unlimited number of preferred shares, issuable in series. While we have no present plans to issue any preferred shares, our board of directors has the authority to issue preferred shares and determine the price, designation, rights, (including voting and dividend rights), preferences, privileges, restrictions and conditions of such preferred shares and to determine to whom they shall be issued. Any issuance of preferred shares may result in further dilution to existing shareholders and have an adverse effect on the value of their shareholdings. We cannot foresee the terms and conditions of any future offerings of preferred shares nor the effect they may have on the market price of the Class A Shares.
If securities or industry analysts do not publish research or reports about our business, or if they downgrade our Class A Shares, the price of our Class A Shares could decline.
The trading market for our Class A Shares depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our Class A Shares would likely decline. In addition, if our results of operations fail to meet the forecast of analysts, the price of our Class A Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Class A Shares could decrease, which might cause the price and trading volume of our Class A Shares to decline.
The market price of our Class A Shares is subject to fluctuations and may not reflect our long-term value at any given time, and we may be subject to securities litigation as a result.
The price of the Class A Shares is likely to be significantly affected by a variety of factors and events including short-term changes to our financial condition or results of operations as reflected in our quarterly earnings reports. Other factors unrelated to our performance that may have an effect on the price of our Class A Shares include the following: (i) the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; (ii) lessening in trading volume and general market interest in our securities or technology companies more generally may affect an investor’s ability to trade significant numbers of the Class A Shares; (iii) the size of our public float may limit the ability of some institutions to invest in our securities; and (iv) a substantial decline in the price of the Class A Shares that persists for a significant period of time could cause our securities, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity.
As a result of any of these factors, the market price of the Class A Shares is subject to fluctuations and may not accurately reflect our long-term value at any given point in time. Securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.
We will incur increased costs as a result of being a public company in the United States, and our management will be required to devote substantial time to United States public company compliance efforts.
As a public company in the United States, we will incur additional legal, accounting, Nasdaq, reporting and other expenses that we did not incur as a public company in Canada. The additional demands associated with being a U.S. public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue-producing activities to additional management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our business. Any of these effects could harm our business, results of operations and financial condition.

If our efforts to comply with new United States laws, regulations and standards differ from the activities intended by regulatory or governing bodies, such regulatory bodies or third parties may initiate legal proceedings against us and our business may be adversely affected. As a public company in the United States, it is more expensive for us to obtain director and officer liability insurance, and we will be required to accept reduced coverage or incur substantially higher costs to continue our coverage. These factors could also make it more difficult for us to attract and retain qualified directors.
The U.S. Sarbanes-Oxley Act 2002, as amended (the “U.S. Sarbanes-Oxley Act”) requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. Pursuant to Section 404 of the U.S. Sarbanes-Oxley Act (“Section 404”), we will be required to furnish a report by our management on our internal control over financial reporting (“ICFR”), which, if or when we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm.
To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for ICFR. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our ICFR is effective as required by Section 404. This could result in a determination that there are one or more material weaknesses in our ICFR, which could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements. In addition, in the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Class A Shares may decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq.
As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our shareholders.
We are a “foreign private issuer” as such term is defined in Rule 405 under the U.S. Securities Act, and are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare our disclosure documents filed under the Exchange Act in accordance with Canadian disclosure requirements. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.
As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we expect to comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic companies.
In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. For example, we do not intend to follow the minimum quorum requirements for shareholder meetings as well as certain shareholder approval requirements prior to the issuance of securities under

Nasdaq listing standards, as permitted for foreign private issuers. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements. If we cease to qualify as a foreign private issuer, we will be subject to the same reporting requirements and corporate governance requirements as a U.S. domestic issuer which may increase our costs of being a public company in the United States.
If tax authorities were to successfully challenge the transfer pricing of our cross-border intercompany transactions, our tax liability may increase.
We have cross-border transactions among the Company and its subsidiaries in relation to various aspects of our business, including operations, financing, marketing, sales and delivery functions. Canadian and U.S. transfer pricing regulations, as well as regulations applicable in other countries in which we operate, require that any international transaction involving associated enterprises be on arm’s-length terms and conditions. We view the transactions entered into among the Company and our subsidiaries to be priced on arm’s length terms and conditions and to be in accordance with the relevant transfer pricing regulations. If, however, a tax authority in any jurisdiction successfully challenges our position and asserts that the terms and conditions of such transactions are not on arm’s length terms and conditions, or that other income of our subsidiaries should be taxed in that jurisdiction, we may incur increased tax liability, including accrued interest and penalties, which would cause our tax expense to increase, possibly materially, thereby reducing our profitability and cash flows, which in turn could have a material adverse effect on our future cash flows, future earnings and financial condition.
We rely on the continued support of banks and payment processors and any interference with or harm to our relationships with those banks and payment processors may have a material adverse effect on our business.
We rely on payment processing and banking providers to facilitate the movement of funds between us and our customer base for our sports betting platform. Anything that could interfere with or otherwise harm our relationships with payment and banking service providers could have a material adverse effect on our business, results of operations, financial condition and prospects. Our ability to accept payment from our customers or facilitate withdrawals by them may be restricted by any introduction of legislation or regulations restricting financial transactions with online sports betting operators or prohibiting the use of credit cards and other banking instruments for online sports betting transactions, or any other increase in the stringency of regulation of financial transactions, whether in general or in relation to the gambling industry in particular.
Stricter anti-money laundering regulations may also affect the quickness and accessibility of payment processing systems, resulting in added inconvenience to our customers. Card issuers and acquirers may dictate how transactions and products need to be coded and treated which could also make an impact on acceptance rates. Card issuers, acquirers, payment processors and banks may also cease to process transactions relating to the online sports betting industry as a whole or certain operators, such as ourselves. This could be due to reputational and/or regulatory reasons or in light of increased compliance standards of such third parties that seek to limit their business relationships with certain industry sectors considered as “high risk”. It may also result in customers being dissuaded from accessing our product offerings if they cannot use a preferred payment option, or the quality or the speed of the supply is not suitable or accessible to the customers. Any such developments may have a material adverse effect on our business, results of operations, financial condition and prospects.
We must continually introduce and successfully market new and innovative technologies, product offerings and product enhancements to remain competitive.
Our current and potential competitors in mobile sports betting include Barstool Sports, Bet 365, Caesars, DraftKings, FanDuel, FOX Bet, BetMGM, PointsBet, and William Hill, and other online sports betting and online casino operators. Certain competitors have more established relationships and greater financial resources and they can use their resources against us in a variety of competitive ways, including by making acquisitions, investing aggressively in research and development, and competing aggressively for strategic partners, advertisers, employees, technologies, digital media rights, websites and applications. These competitors also may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies, or otherwise develop more commercially successful products or services than our own, which could negatively impact our business by affecting our ability to attract and retain existing and new sports betting customers.
Our current and potential competitors in digital sports media include large and established companies, such as CBS Sports, ESPN, Fox Sports, SB Nation, Sportsnet, TSN, Turner Sports, and Yahoo Sports, the digital media divisions of major sports leagues, independent fantasy sports companies, other digital media companies that cover esports, as well as start-up companies. The digital media divisions of major sports leagues have more access to proprietary content that may not be made available to us. Emerging start-ups may be able to innovate and provide products and services faster than we can. If competitors are more successful than us in developing compelling products and engaging content or in attracting and retaining users, advertisers and digital media rights, our revenues and growth rates and the value of the capitalized digital assets could be negatively affected. There is no assurance that we will be able to maintain our position in the marketplace.
We must continually introduce and successfully market new and innovative technologies, product offerings and product enhancements to remain competitive and effectively procure customer demand, acceptance, and engagement as a result of the intense industry competition, along with other factors. The process of developing new product offerings and systems is complex, and new product offerings may not be well received by customers. Although we intend to continue investing in research and development, there can be no assurance that such investments will lead to successful new technologies or timely new product offerings or enhanced existing product offerings with product life cycles long enough to be successful. We may not recover the substantial up-front costs of developing and marketing new technologies and product offerings, or recover the opportunity cost of diverting management and financial resources away from other technologies and product offerings.
Competition within the broader entertainment industry is intense and our existing and potential users may be attracted to competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and gaming options on the Internet. If our offerings do not continue to be popular, our business could be harmed.
We operate in the global entertainment and gaming industries within the broader entertainment industry with our product and service offerings. Our users face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and in-person casinos, are more well established and may be perceived by our users to offer greater variety, affordability, interactivity and enjoyment. We compete with these other forms of entertainment for the discretionary time and income of our users. If we are unable to sustain sufficient interest in our recently launched sports betting and online gaming platforms in comparison to other forms of entertainment, including new forms of entertainment, our business model may not continue to be viable.
The specific industries in which we operate are characterized by dynamic customer demand and technological advances, and there is intense competition among online gaming and entertainment providers. A number of established, well-financed companies producing online gaming and/or interactive entertainment products and services compete with our offerings, and other well-capitalized companies may introduce competitive services. Such competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies or otherwise develop more commercially successful products or services than ours, which could negatively impact our business. Our competitors may also develop products, features, or services that are similar to ours or that achieve greater market acceptance. Such competitors may also undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Furthermore, new competitors, whether licensed or not, may enter the online gaming industry. There has also been considerable consolidation among competitors in the entertainment and gaming industries and such consolidation and future consolidation could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive products, gain a larger market share, expand offerings and broaden their geographic scope of operations. If we are not able to maintain or improve our market share, or if our offerings do not continue to be popular, our business could suffer.

We have received, and may receive in the future, formal and informal inquiries from governmental authorities and regulators regarding our compliance with applicable laws which may have a material adverse effect on our financial condition.
We expect to continue to be the subject of investigations and audits in the future as we continue to grow and expand our gaming operations. Violation of existing or future regulatory orders or consent decrees could subject us to substantial monetary fines and other penalties providing a negative effect on our financial condition and results of operations. In addition, there is a possibility that future orders issued by, or inquiries or enforcement actions initiated by, government or regulatory authorities may cause us to incur substantial costs, expose us to unanticipated civil and criminal liability or penalties, or require us to change our business practices that may have materially adverse effects on our business.
We are subject to market-access limitations which, subject to evolving regulatory landscapes and the decisions of applicable regulatory bodies, may have a material adverse effect on our business.
The prevailing trend in the United States is for states to require sports betting to be conducted by or through an existing licensed casino or racetrack. In such states where mobile or internet based sports betting is legal, each casino or racetrack often is permitted to offer sports betting through a limited number of branded websites, known as skins. The number of skins each casino or racetrack is permitted to offer varies by state and is dictated by law, regulation or policy. Casinos and racetracks have, accordingly, begun to enter into agreements to allow third-party sports betting operators to operate skins through the casino’s or racetrack’s license. Further, certain of these agreements provide for a sports betting operator to obtain “second skin” or “third skin” access, meaning that another operator has the right to operate the first, and potentially the second, skin of a casino or racetrack, to the extent permitted by law, regulation or policy. Consequently, if a state does not permit casinos or racetracks to have more than one skin (or more than two skins as the case may be), an operator’s right to utilize a second (or third skin as the case may be) is rendered meaningless in such state. We have entered into multiple agreements allowing us market access via the right to operate specific skins. Certain of these agreements contemplate us receiving second or third skins. Accordingly, should states not permit our casino or racetrack partners to offer sports betting through an adequate number of skins, we would not have access to such markets (unless we enter into additional agreements for market access in such states). Our inability to gain access to offer mobile and internet sports betting in states as such states legalize sports betting could have a material adverse effect on our business, results of operations, financial condition and prospects.
Further, a state may change its law, regulation or policy framework to alter the number of skins a casino or racetrack is permitted to offer. An increase to the number of skins could result in increased competition within such state, while a decrease to the number of skins a casino or racetrack may offer could reduce or eliminate the ability for us to gain access to operate in such state. Such changes could have a material adverse effect on our business, results of operations, financial condition and prospects.
We may experience losses with respect to individual events or betting outcomes.
Sports betting involves betting where winnings are paid on the basis of the stake placed and the odds quoted. Odds are determined with the objective of providing an average return to the bookmaker over a large number of events and therefore, over the long term. In contrast, there can be significant variation in gross win percentage event-by-event and day-by-day. We have systems and controls intended to reduce the risk of daily losses occurring on a gross-win basis, but there can be no assurance that these will be effective in reducing our exposure. As a result, in the short term, there is less certainty of generating a positive gross win, and we may experience significant losses with regard to individual events or betting outcomes, specifically if large, individual bets are placed on an event or betting outcome or series of events or betting outcomes. Odds compilers and risk managers are capable of human error, thus, even noting that a number of betting products are subject to capped pay-outs, significant volatility can occur. Any significant losses on a gross-win basis could have a material adverse effect on our business, results of operations, financial condition and prospects.
Sports betting can also fluctuate due to seasonal trends and other factors. Our operations, and thus our financial performance, are also dependent on the seasonal variations dictated by various sports calendars, which will have an effect on our financial performance.

We are subject to the gaming industry’s social responsibility concerns and a negative shift in the perception of sports betting by the public, by politicians, or by others could impact future legislation or regulation in different jurisdictions.
Public opinion can meaningfully affect sports betting regulation. A negative shift in the perception of sports betting by the public, by politicians, or by others could impact future legislation or regulation in different jurisdictions. Moreover, such a shift could cause jurisdictions to abandon proposals to legalize sports betting, thereby limiting the number of new jurisdictions into which we could expand. Negative public perception can also lead to new, harsher restrictions on sports betting, including restrictions on marketing, betting product offerings, other restrictions on our gaming operations and increased compliance costs. Such changes could have a material adverse effect on our business, results of operations, financial condition and prospects.
We are subject to governmental regulation of the Internet which continues to evolve over time, which evolution may have a material adverse effect on our business.
Governments and regulatory authorities in some jurisdictions in which our content originates or our users reside, including Canada, impose rules and regulations affecting the third-party-owned communications networks over which our services are accessed, including Internet and mobile connectivity (“network services”), and affecting the audiovisual content distributed to the public as part of our services (“audiovisual media”). In certain circumstances this governmental regulation of the Internet, which is frequently controversial, protects our activities from certain tactics by competitors or potential competitors. Should efforts to overturn this governmental regulation prove successful, network services providers could impose restrictions that adversely impact our ability to deliver content on an equal footing with other audiovisual media providers, which could have a material adverse effect on our prospects, business, financial condition and results of operations.
Canada
In Canada, the country in which we are established, network services fall under the Telecommunications Act (Canada); audiovisual media fall under the Broadcasting Act (Canada); and spectrum regulation falls under the Radiocommunication Act (Canada). In June 2018, the Federal Government established an expert panel to review and recommend amendments to the Telecommunications Act, the Broadcasting Act and (if necessary) the Radiocommunication Act (Canada) (the “Legislative Review”). The Expert Panel tabled its report with 97 recommendations in January 2020, however, to date, no legislative proposals have been tabled.
Both the Telecommunications Act (Canada) and Broadcasting Act (Canada) grant broad discretion to the Canadian Radio-television and Telecommunications Commission (“CRTC”) to pursue the objectives set out in those Acts by regulating and supervising the Canadian broadcasting and telecommunications systems. In addition, the Radiocommunication Act (Canada) grants the Department of Innovation, Science and Economic Development Canada (“ISED”) discretion to pursue the objectives set out in the Telecommunications Act (Canada) by fixing the terms and conditions of the spectrum licences and exemptions which authorize the provision of mobile services in Canada. Both ISED and the CRTC have taken actions to increase competition between network providers, which could lower access costs. The CRTC has also established and clarified its network neutrality rules through several decisions. In recent years, the wholesale regimes for both wireless and wireline services have been changed by the CRTC, and various other decisions have been made with a view to facilitating sustainable competition that provides reasonable prices, innovative services and continued innovation and investment in high-quality wireless and wireline networks. Furthermore, the CRTC has rejected proposals to establish an administrative site-blocking regime to police intellectual property piracy on the Internet.
With respect to the Broadcasting Act (Canada), our activities which involve the transmission of audiovisual content, and fall under that Act, are subject to the Exemption Order for Digital Media Broadcasting Undertakings (“DMBU Order”). The DMBU Order generally exempts audiovisual content transmitted to the public only over the Internet, or through point-to-point mobile applications (including sports applications), from licensing. In September 2014, the CRTC completed a major public proceeding with respect to the manner in which it regulates video services and which proceeding included, among many other topics, a discussion of the DMBU Order. In a series of decisions in the first four months of 2015, the

CRTC refrained from amending or revoking the DMBU Order. However, potential changes to the regulatory obligations applicable to digital media services, which could include new financial contributions and/or content-related obligations, are within the scope of the current Legislative Review.
If the CRTC’s and/or ISED’s approaches to the issues discussed above, or the legislative basis under which they operate, should change, it could negatively impact our business.
In addition, the Canadian Anti-Spam Legislation (“CASL”) came into force on July 1, 2014. CASL prohibits the transmission of commercial electronic messages without an addressee’s consent and includes additional requirements relating to form and content of commercial electronic messages. Failure to comply with CASL can result in financial penalties which could affect our operating profit and financial position.
United States
In the United States, where much of our content is distributed, telecommunications services are subject to regulation by the Federal Communications Commission (“FCC”) under the Communications Act of 1934 (“Communications Act”). While the FCC regulates use of radio spectrum, certain aspects of telephony service, some fiber optic cable services, and some cable infrastructure and programming, content distributed by Internet is generally not considered to be a telecommunications service and thus free of FCC regulation. The extent to which the Federal Trade Commission (“FTC”) intends to fill this void remains uncertain.
Even without direct regulation of Internet content, FCC regulation of infrastructure providers can have an effect on our business. The Open Internet Order, FCC 15-24, 30 FCC Rcd. 5601 (2015) (“Open Internet Order”) declared internet service to be protected as a regulated utility under Title II of the Communications Act. The Open Internet Order was part of a series of regulatory and judicial interpretations of net neutrality, establishing the degree to which Internet content providers will be protected from blocking, paid prioritization and other service restrictions or interference by wireline and mobile infrastructure owners. Even though the FCC declined to impose a full regulatory regime on the Internet, opponents of the Open Internet Order sued to block the new rules. While the lawsuits were pending, the 2016 election brought a change in administration in the United States and a change in control of the FCC. As a result of the changes, the FCC reversed the Open Internet Order. The result is that we will not be regulated in our content distribution or insulated from business practices of infrastructure providers that support distribution of our content.
The State of California passed a comprehensive net neutrality law on September 30, 2018. The California Internet Consumer Protection and Net Neutrality Act of 2018 targets “fixed Internet service providers,” defined to include providers of broadband Internet access service that serves end users primarily at fixed endpoints, including fixed wireless providers. The providers will be prohibited from actions like blocking lawful content, impairing or degrading lawful Internet traffic, and engaging in paid prioritization, among other prohibitions. While the law would insulate our content distribution from business practices of infrastructure providers, the FCC and the U.S. Department of Justice have already challenged the law, calling for injunctive relief. The injunction action is pending as of October 4, 2018.
Some video distributed over the Internet and previously carried on television is subject to closed captioning rules. 47 C.F.R. §79.4. Application of those rules to our video content could add expense and regulatory risk for us.
Before the 2016 election, the FCC had under consideration a proposed rulemaking to treat certain “over-the-top” on-line video programming providers like multi-channel video programming distributors, or cable companies. Notice of Proposed Rulemaking, 29 FCC Rcd 15995 (2014). With the change of administrations, the proposed regulatory changes are in suspense. If implemented in a way that included the content distributed by us, the proposed regulations could add cost and impose traditional cable company obligations on us.
Other Jurisdictions
In other jurisdictions, both network services and media distribution are frequently subject to particular rules or regulations. Guidelines or rules are in place in a number of jurisdictions, with varying degrees of enforcement, with respect to both network services, including network neutrality and audiovisual media, including content exclusivity and standards. However, although regulatory schemes can vary significantly from jurisdiction to jurisdiction, we are not aware of regulations in any material jurisdiction that would require us to be licensed to carry on our activities over the public Internet in those jurisdictions.
The success of our online sports betting and online casino operations is dependent on a number of factors that are beyond our control.
Our online sports betting and online casino operations compete in rapidly evolving and highly competitive markets against an increasing number of competitors. In order to support our revenue-generation, we have entered into certain market access agreements with certain other sports betting and casino operators and we may not be able to do so on terms that are favorable to us. The success of our online sports betting and online casino operations is dependent on a number of additional factors that are beyond our control, including the ultimate tax rates and license fees charged by jurisdictions across the United States and Canada; our ability to gain market share in newly developing markets; the timeliness and the technological and popular viability of our products, our ability to compete with new entrants in the market; changes in consumer demographics and public tastes and preferences; and the availability and popularity of other forms of entertainment. There can be no assurance that we will be able to compete effectively or that our expansion will be successful and generate sufficient returns on our investment.
We and our business are subject to anti-money laundering and corruption laws and the resultant costs of compliance.
The sports betting industry is exposed to schemes to launder money illegally and there is a risk that our products may be used for those purposes by certain persons. In addition, our activities are subject to money laundering regulations and anti-corruption laws, which may increase our costs of compliance, limit or restrict our ability to do business or subject us to civil or criminal actions or proceedings.
We rely on the continued growth of mobile advertising and there is no assurance that there will continue to be demand for online and mobile advertising services.
We have historically derived all of digital sports media revenues from sales of advertising and sponsorship. The digital sports media industry is a relatively new and rapidly evolving industry and as such it is difficult to predict the prospects for growth. There is no assurance that advertisers will continue to increase their purchases of online and mobile advertising, that the supply of advertising inventory will not exceed demand or that smartphone penetration in the United States and Canada will continue to grow. If the industry grows more slowly than anticipated or our existing products and services lose, or our new products and services fail to achieve, market acceptance, we may be unable to achieve our strategic objectives, which could have a material adverse effect on our prospects, business, financial condition or results of operations.
Disruptions to the scheduling and broadcasting of sporting and other events may have a material impact on our business, results of operations or financial conditions.
We and our suppliers have operations in, and our customers reside in, locations subject to natural occurrences such as natural crises, severe weather and other geological events, including, without limitation, pandemics, epidemics, outbreaks of infectious disease, hurricanes, earthquakes, floods, blizzards, wild fires or tsunamis that could disrupt operations and gameplay. Our betting business is affected by the scheduling and live broadcasting of significant sporting and other events. Disruptions to the scheduling and broadcasting of those events, including disruptions resulting from any of the aforementioned natural occurrences, may have a material impact on our business, results of operations or financial condition for the relevant period. In some instances, the scheduling of major sporting and other events occurs seasonally, or at regular but infrequent intervals.
The cancellation, postponement or curtailment of significant sporting or other events, for example, due to adverse weather conditions, terrorist acts or other acts of war or hostility or the outbreak of infectious diseases, pandemics, or cancellation of, disruption to, postponement of such sporting events, for example due to contractual disputes, technological or communication problems, could materially adversely affect our business, results of operations, financial condition and prospects.

Our net revenues are dependent, in part, upon the volume and spending levels of customers through our product and/or service offerings, and as such, our business has been, and may be in the future, adversely impacted by economic downturns.
Our net revenues are dependent, in part, upon the volume and spending levels of customers through our product and/or service offerings, and as such, our business has been adversely impacted by economic downturns in the past. Decreases in discretionary consumer spending brought about by weakened general economic conditions such as, but not limited to, lackluster recoveries from recessions, high unemployment levels, higher income taxes, low levels of consumer confidence, weakness in the housing market, cultural and demographic changes, high fuel or other transportation costs and increased stock market volatility may negatively impact our revenues and operating cash flow.
We depend on a number of key suppliers and any interruptions to these relationships may have a material adverse effect on our business.
In the operation of our business we depend on a number of key suppliers. including (i) third-party web hosting and other technology service providers to enable us to operate our products and services; (ii) sports data, content and odds providers who provide a significant portion of the content for our mobile applications and websites, (iii) online sports betting and online casino platform providers who provide certain backend platform technology and operational services which are integral to our current and future operation of online sports betting and online casino in the United States and Canada; and (iv) our market access partners, who provide us with the right to operate our sports betting and platform in applicable jurisdictions. If any of these suppliers elect not to renew their contracts at the expiration of their current terms, cease operations or do not meet their contractual obligations or cease to provide their services for any reason, and if we cannot find suitable alternate suppliers in a timely manner (should such suitable alternate suppliers exist), we may be unable to operate our mobile sports applications or websites or our sports betting platform. Our inability to retain such third-party suppliers or find suitable alternate suppliers in a timely manner could lead to significant costs and disruptions that could reduce our revenue, harm our business reputation and have a material adverse effect on our prospects, business, financial condition and results of operations.
We also rely on application storefronts operated by the applicable operating system manufacturers, along with selected third-party application storefronts to distribute our mobile sports applications and mobile sports betting applications to consumers. If these operating system manufacturers cease to make our mobile sports or mobile sports betting applications available in their application storefronts, will only make such mobile applications available on terms unacceptable to us, or otherwise restrict the distribution, integration or promotion of our mobile application, this could prevent the broad distribution of our products and services and could have a material adverse effect on our prospects, business, financial condition and results of operations.
We share and syndicate our editorial content through third-party platforms including Facebook, Twitter, Instagram, YouTube and others. This syndication increases the exposure of our editorial content and generates user traffic for our websites. If these third-party platforms modify or alter their policies with respect to the sharing and/or syndication of content, traffic to our websites could be negatively affected and could have a material adverse effect on our prospects, business, financial condition and results of operations.
We also curate and aggregate content from selected third-party sources, including news articles, social media content and other multimedia content, and present it to our audience through our mobile sports applications and website. If these third parties modify or alter their policies, or otherwise preclude other publishers from curating and aggregating such content, our ability to present this content to our audience could be negatively affected and could have a material adverse effect on our prospects, business, financial condition and results of operations.
The success of our digital sports media platforms depends on our ability to deliver targeted, highly relevant ads to users of our mobile sports applications and website, which mobile device users may choose not to allow.
Targeted advertising is done primarily through analysis of data, much of which is collected on the basis of user-provided permissions. This data might include a mobile device’s location or data collected when users view an advertisement or when they click on or otherwise engage with an advertisement. Users may elect not to allow data sharing for targeted advertising for a number of reasons, such as privacy concerns, or pricing mechanisms that may charge the user based upon the amount or types of data consumed. In addition, the designers of mobile device operating systems are increasingly promoting features that allow device users to disable some of the functionality, which may impair or disable the delivery of advertisements to their devices, and device manufacturers may include these features as part of their standard device specifications. Although we are not aware of any such products that are widely used in the market today, as has occurred in the online advertising industry, companies may develop products that enable users to prevent advertisements from appearing on their mobile device screens. Finally, as discussed more fully below, the delivery of targeted advertising is under increasing scrutiny by regulators in many of the jurisdictions in which we operate, and regulatory changes could impact our business model and may have similar impact for many if not most entities that rely on targeted advertising. If any of these developments were to occur, it could have a material adverse effect on our prospects, business, financial condition and results of operations.
We compete in new and evolving industries and we may have difficulty adapting to the continuous growth and development of these industries.
The online sports betting and online casino industries are relatively new and continue to evolve. Whether these industries grow and whether our business will ultimately succeed, will be affected by, among other things, developments in social networks, mobile platforms, legal and regulatory developments (such as passing new laws or regulations or extending existing laws or regulations to online sports betting, online casino and related activities), taxation of gaming activities, data and information privacy and payment processing laws and regulations, and other factors that we are unable to predict and which are beyond our control. Given the dynamic evolution of these industries, it can be difficult to plan strategically, including as it relates to product launches in new or existing jurisdictions which may be delayed or denied, and it is possible that competitors will be more successful than us at adapting to change and pursuing business opportunities. Additionally, as the online sports betting and online casino industries advance, including with respect to regulation in new and existing jurisdictions, we may become subject to additional compliance-related costs, including as it relates to licensing and taxes. Consequently, we cannot provide assurance that our online and interactive offerings will grow at the rates expected, or be successful in the long term. If our product offerings do not obtain popularity or maintain popularity, or if they fail to grow in a manner that meets our expectations, or if we cannot offer our product offerings in particular jurisdictions that may be material to our business, it could have a material adverse effect on our prospects, business, financial condition and results of operations.
We rely on, among other things, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions to protect our intellectual property rights and we may be unable to protect or may not be successful in protecting our intellectual property rights.
Our commercial success depends upon our ability to develop new or improved technologies and products, and to successfully obtain or acquire patent or other proprietary or statutory protection for these technologies and products in Canada, the United States and other countries.
We rely on, among other things, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. While we enter into confidentiality and non-disclosure agreements with our employees, consultants, users, potential users and others to attempt to limit access to and distribution of proprietary and confidential information, it is possible that:
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some or all of our confidentiality and non-disclosure agreements will not be honored;

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third parties will independently develop equivalent technology or misappropriate our technology or designs;

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disputes will arise with our strategic partners, users or others concerning the ownership of intellectual property;

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unauthorized disclosure or use of our intellectual property, including source code, know-how or trade secrets will occur; or

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contractual provisions may not be enforceable.

There can be no assurance that we will be successful in protecting our intellectual property rights or that we will become aware of third-party infringements that might be occurring. Inability to protect our intellectual property rights could have a material adverse effect on our prospects, business, financial condition or results of operations.
Our commercial success depends upon us avoiding the infringement of intellectual property rights owned by others and any such infringements, including those that are inadvertent, may have a material adverse effect on our business.
The industries in which we compete have many participants that own, or claim to own, intellectual property, including participants that have been issued patents and may have filed patent applications or may obtain additional patents and proprietary rights for technologies similar to those used by us in our products. Some of these patents may grant very broad protection to the third-party owners thereof. Patents can be issued very rapidly and there is often a great deal of secrecy surrounding pending patent applications. We cannot determine with certainty whether any existing third-party patents or the issuance of any new third-party patents would require us to alter our technologies, pay for licenses, challenge the validity or enforceability of the patents, or cease certain activities. Third parties may assert intellectual property infringement claims against us and against our partners and/or suppliers. We may be subject to these types of claims either directly or indirectly through indemnities assuming liability for these claims that we may provide to certain partners. There can be no assurance that our attempts to negotiate favorable intellectual property indemnities in favour of us with our suppliers for infringement of third-party intellectual property rights will be successful or that a supplier’s indemnity will cover all damages and losses suffered by us and our partners and other suppliers due to infringing products, or that we can secure a license, modification or replacement of a supplier’s products with non-infringing products that may otherwise mitigate such damages and losses.
Some of our competitors have, or are affiliated with companies that have, substantially greater resources than us, and these competitors may be able to sustain the costs of complex intellectual property infringement litigation to a greater degree and for longer periods of time than us. Regardless of whether third-party claims of infringement against us have any merit, these claims could:
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adversely affect our relationships with our customers and users;

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be time-consuming to evaluate and defend;

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result in costly litigation;

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result in negative publicity for us;

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divert our management’s attention and resources;

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cause product and software delivery delays or stoppages;

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subject us to significant liabilities;

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require us to enter into costly royalty or licensing agreements;

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require us to develop possible workaround solutions that may be costly and disruptive to implement; or

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require us to cease certain activities or to cease distributing our products and delivering our services in certain markets.

In addition to being liable for potentially substantial damages relating to a patent or other intellectual property following an infringement action against us, we may be prohibited from developing or commercializing certain technologies or products unless we obtain a license from the holder of the patent or other applicable intellectual property rights, or purchase the patent. There can be no assurance that we will be able to obtain any such license or purchase the patent on commercially reasonable terms, or at all. If we do not obtain such a license, our prospects, business, operating results and financial condition could be materially adversely affected and we could be required to cease related business operations in some markets and restructure our business to focus on continuing operations in other markets. In addition, we include and promote certain third-party applications and content with our products. Our support and promotion of third-party applications and content increases the risk of intellectual property claims being asserted against us if such applications and content infringe on the patents or other intellectual property rights of others.
If we fail to maintain and enhance ‘theScore’ brand, or if we incur excessive expenses in this effort, it could have a material adverse effect on our business.
The brand identity that we have developed has significantly contributed to the success of our business. Maintaining and enhancing ‘theScore’ brand is critical to expanding our base of users, advertisers and partners. ‘theScore’ brand may be negatively impacted by a number of factors, including product malfunctions, delivery of incorrect information or data, data privacy and security issues. If we fail to maintain and enhance ‘theScore’ brand, or if we incur excessive expenses in this effort, it could have a material adverse effect on our prospects, business, financial condition and results of operations. Maintaining and enhancing ‘theScore’ brand will depend largely on our ability to be a technology leader and to continue to provide high-quality products and services, which we may not do successfully.
We may face increased scrutiny related to responsible gaming, social and governance activities, and our reputation, and the value of our brands can be materially adversely harmed if we fail to act responsibly.
Many factors influence our reputation and the value of our brands, including the perception held by our customers, business partners, investors, other key stakeholders and the communities in which we operate regarding theScore and our business and governance practices, such as our social responsibility, corporate governance and responsible gaming practices. We may face increased scrutiny related to responsible gaming, social and governance activities, and our reputation, and the value of our brands can be materially adversely harmed if we fail to act responsibly in a number of areas, such as supply chain management, diversity and inclusion, workplace conduct and labor relations, responsible gaming, human rights, philanthropy and support for local communities. Any harm to our reputation could impact employee engagement and retention, the willingness of customers and our partners to do business with us, and current and potential investors to invest in us, which could have a materially adverse effect on the our business, results of operations, cash flows and stock price.
We believe that our reputation is critical to our role as a leader in the online sports betting, online casino and interactive entertainment industries and as a publicly traded company. Our management is heavily focused on the integrity of our directors, officers, senior management, employees, other personnel and third-party suppliers and partners. Illegal, unethical or fraudulent activities perpetrated by any of such individuals, suppliers or partners for personal gain could expose us to potential reputational damage and financial loss.
We strongly depend on the business and technical expertise of our management and key personnel and the loss of any of these individuals or our inability to attract and retain additional highly skilled employees may adversely affect our business.
Our success is dependent on the services and performance of key executives, including our directors and a small number of highly skilled and experienced executives and personnel. We strongly depend on the business and technical expertise of our management and key personnel. Due to our relatively small size, the loss of any of these individuals or our inability to attract and retain additional highly skilled employees may adversely affect our business and future operations. The competition for highly skilled technical, research and development, management and other employees is high and there can be no assurance that we will be able to engage the services of such personnel or retain our current personnel.
We follow the industry practice of restricting and managing betting limits at the individual customer level based on individual customer profiles and risk level to the enterprise; however there is no guarantee that states will allow operators such as us to limit on the individual customer level.
Similar to a credit card company managing individual risk on the customer level through credit limits, it is customary for sports betting operators to manage customer betting limits at the individual level to manage enterprise risk levels. We believe this practice is beneficial overall, because if it were not possible, the betting options would be restricted globally and limits available to customers would be much lower to insulate overall risk due to the existence of a very small segment of highly sophisticated syndicates and algorithmic bettors, or bettors looking to take advantage of site errors and omissions. We believe virtually all operators balance taking reasonable action from all customers against the risk of individual customers significantly harming the business viability. We cannot assure you that all state legislation and regulators will always allow operators to execute limits at the individual customer level, or at their sole discretion.
Negative events or negative media coverage relating to, or a declining popularity of, daily fantasy sports, sports betting, the underlying sports or athletes, online sports betting or online gaming in particular, or other negative coverage may adversely impact our ability to retain or attract users, which could have an adverse impact on our business.
Public opinion can significantly influence our business. Unfavorable publicity regarding us, for example, our product changes, product quality, litigation, or regulatory activity, or regarding the actions of third parties with whom we have relationships or the underlying sports (including declining popularity of the sports or athletes) could seriously harm our reputation. In addition, a negative shift in the perception of sports betting and online gaming by the public or by politicians, lobbyists or others could affect future legislation of sports betting and online gaming, which could cause jurisdictions to abandon proposals to legalize sports betting and online gaming, thereby limiting the number of jurisdictions in which we can operate. Furthermore, illegal betting activity by athletes could result in negative publicity for our industry and could harm our brand reputation. Negative public perception could also lead to new restrictions on or to the prohibition of online gaming or sports betting in jurisdictions in which we currently operate. Such negative publicity could also adversely affect the size, demographics, engagement, and loyalty of our customer base and result in decreased revenue or slower user growth rates, which could seriously harm our business.
Our insurance may not provide adequate levels of coverage against claims.
We maintain insurance that we believe is customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Moreover, any loss incurred could exceed policy limits and policy payments made to us may not be made on a timely basis. Such losses could adversely affect our business prospects, results of operations, cash flows and financial condition.
We rely on third-party providers to validate the identity and identify the location of our users, and if such providers fail to perform adequately, provide accurate information or we do not maintain business relationships with them, our business, financial condition and results of operations could be adversely affected.
There is no guarantee that the third-party geolocation and identity verification systems that we rely on will perform adequately, or be effective. We rely on our geolocation and identity verification systems to ensure we are in compliance with certain laws and regulations, and any service disruption to those systems would prohibit us from operating our platform, and would adversely affect our business. Additionally, incorrect or misleading geolocation and identity verification data with respect to current or potential users received from third-party service providers may result in us inadvertently allowing access to our offerings to individuals who should not be permitted to access them, or otherwise inadvertently deny access to individuals who should be able to access our offerings, in each case based on inaccurate identity or geographic location determination. Our third-party geolocation services provider relies on its ability to obtain information necessary to determine geolocation from mobile devices, operating systems, and other sources. Changes, disruptions or temporary or permanent failure to access such sources by our third-party services providers may result in their inability to accurately determine the location of our users. Moreover, our inability to maintain our existing contracts with third-party services providers, or to replace them with equivalent third parties, may result in our inability to access geolocation and identity verification data necessary for our day-to-day operations. If any of these risks materializes, we may be subject to disciplinary action, fines, lawsuits, and our business, financial condition and results of operations could be adversely affected.
We have limited-term agreements with our advertiser clients and any interruptions to these relationships may have a material adverse effect on our business.
The success of our digital sports media platforms requires us to maintain and expand our current advertiser client relationships and to develop new relationships. Our contracts with our advertiser clients generally do not include long-term obligations requiring them to purchase our services and may be cancelled upon short or no notice and without penalty. As a result, we may have limited visibility as to our future advertising revenue streams. We cannot ensure our advertiser clients will continue to use our services or that we will be able to replace, in a timely or effective manner, departing clients with new clients that generate comparable revenue. Any non-renewal, renegotiation, cancellation or deferral of significant advertising contracts that in the aggregate account for a significant amount of revenue, could have a material adverse effect on our prospects, business, financial condition and results of operations.
If we are not able to adapt to new technologies and/or standards, if we experience delays in implementing adaptive measures, or if we fail to accurately predict emerging technological trends and the changing needs of users, our business may be materially adversely affected.
The digital sports media and mobile sports betting industries are characterized by rapid technological change, evolving industry standards, frequent new product introductions and short product life cycles. To keep pace with the technological developments, achieve product acceptance and remain relevant to users and therefore attractive to advertisers, we will need to continue developing new and upgraded functionality of our products and services and adapt to new business environments and competing technologies and products developed by our competitors. The process of developing new technology is complex and uncertain. To the extent we are not able to adapt to new technologies and/or standards, experiences delays in implementing adaptive measures or fails to accurately predict emerging technological trends and the changing needs of users, we may lose users and advertisers and/or fail to secure new sports data and content licences or renew existing licences as they expire.
We have developed, and are continuing to develop, a number of products and services incorporating advanced technologies and we will pursue those products and services that we expect to have the best chance for success based on our expectations of future market demand. The development and application of new technologies involve time, substantial costs and risks. There can be no certainty that we will be able to develop new products, services and technologies to keep up-to-date with developments in the digital sports media and mobile sports betting industries and, in particular, to launch such products, services or technologies in a timely manner or at all. There can be no certainty that such products will be popular with users or that such products or new technologies will be reliable, robust and not susceptible to failure. Any of these factors could have a material adverse effect on our prospects, business, financial condition or results of operations.
Our products are highly complex and sophisticated and the occurrence of errors and failures in our products may have a material adverse effect on our business.
Our products are highly complex and sophisticated and may contain design defects or errors that are difficult to detect and correct. Defects, errors or bugs found in our new products could delay regulatory review and approval and commercial release for an extended period of time. Errors or defects may be found in new products after launch and, even if discovered, we may not be able to successfully correct such errors or defects in a timely manner or at all. The occurrence of errors and failures in our products could result in loss of or delay in end user acceptance of our products, may harm our reputation and brand, could result in regulatory action being taken against us, could subject us to fines, and could result in the suspension and/or loss of our gaming license(s). Correcting such errors and failures in our products could require significant expenditures by us, involving cost or time and effort of personnel. The consequences of such errors, failures and claims could have a material adverse effect on our prospects, business, financial condition or results of operations.
Our key performance metrics are based on internal company data that are not independently verified, data from third-party analytics providers, and/or data from third-party platforms where our content is distributed and material inaccuracies in those metrics or source data may have a material adverse effect on our business.
Our user metrics are based on internal company data that are not independently verified, data from third-party analytics providers that measure the performance of our mobile applications and websites, and/or data from third-party platforms where our content is distributed, like Facebook, Instagram, TikTok, Twitter and YouTube. While these numbers are based on what we believe to be reasonable calculations for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across multiple platforms and across our large user base around the world. Our measures of user growth and user engagement may differ from estimates published by third parties or from similarly-titled metrics of our competitors due to differences in methodology.
If advertisers, partners or investors do not perceive our user metrics to be accurate representations of our user base or user engagement, or if we discover material inaccuracies in our user metrics, our reputation may be harmed and advertisers and partners may be less willing to allocate their budgets or resources to our products and services, which could have a material adverse effect on our prospects, business, financial condition or results of operations. Further, as our business develops, we may revise or cease reporting metrics if we determine that such metrics are no longer accurate or appropriate measures of our performance.
We rely on collaborative partners and there can be no assurance that we will be able to negotiate acceptable collaborative arrangements in the future.
We may rely on collaborative arrangements to provide services and to develop and commercialize some of our products or services in the future. There can be no assurance that we will be able to negotiate acceptable collaborative arrangements, that such collaborative arrangements will be successful or that we would not be required to relinquish certain material rights to our products or services. In addition, there can be no assurance that our collaborative partners will not pursue alternative technologies or develop alternative products or services either on their own or in collaboration with others, including our competitors. To the extent that we succeed in entering into collaborative arrangements, we will be dependent on the efforts of third parties for the continued development of certain services or products.
Additionally, we employ agents and subcontractors as part of the development, commercialization and operation of our products and services. The ultimate liability for the performance of such agents or subcontractors lies with us. Further, our business model is based on the distribution of our products and services by third parties, including communication network providers, web hosting providers and operating system manufacturers. The failure of such third parties in the performance of their duties and obligations with regards to the development, commercialization, operational support or distribution our products and services could lead to significant costs and disruptions that could reduce our revenue, harm our business reputation and have a material adverse effect on our prospects, business, financial condition or results of operations.
Our growth strategy is dependent upon expanding our products into new business areas or new geographic markets and there can be no assurance that these new business areas and geographic markets will generate the anticipated volume of users or revenue.
There can be no assurance that these new business areas and geographic markets will generate the anticipated volume of users or revenue. In addition, any expansion into new business areas or geographic markets could expose us to new risks, including compliance with applicable laws and regulations, changes in the regulatory or legal environment; different user preferences or habits; adverse exchange rate fluctuations; adverse tax consequences; differing technology standards or user requirements and capabilities; difficulties staffing and managing foreign operations; infringement of third-party intellectual property rights; the cost of localising software (including translations) or otherwise adapting our products and services for new markets; difficulties collecting accounts receivable; or difficulties associated with repatriating cash generated or held abroad in a tax-efficient manner. These factors could cause our expansion into new business areas or geographic markets to be unsuccessful or less profitable than our existing markets, or could cause our operating costs to increase unexpectedly or our sales to decrease, any of which could have a material adverse effect on our prospects, business, financial condition or results of operations.
We expect that a substantial portion of our future revenue will be derived from outside of Canada. Execution of this business strategy is subject to a variety of risks, including operating and technical problems, regulatory uncertainties and possible delays. If we do proceed to operate in different international regions, revenues earned from users may decrease in the future for a variety of reasons, including increased competition and new entrants into geographic markets in which we operate or intend to operate. Depending on the countries involved, any or all of the foregoing factors could have a material adverse effect on our prospects, business, financial condition and results of operations. In addition, there can be no assurance that laws or administrative practices relating to taxation, foreign exchange or other matters in countries within which we intend to operate will not change. Any such change could have a material adverse effect on our prospects, business, financial condition and results of operations.
We are subject to growth-related risks, capacity constraints and pressure on our internal systems and controls and our inability or failure to deal with these risks or constraints could have a material adverse effect on our business.
Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. This expansion may require us to commit financial, operational and technical resources in advance of an increase in the size of our business, with no assurance that the volume of business will increase or that such initiatives to improve and upgrade our systems and infrastructure will be successful. The inability to deal with this growth or any failure in these initiatives could have a material adverse effect on our prospects, business, financial condition or results of operations.
Any failure of our information technology systems or the telecommunications and/or other third-party infrastructure on which such systems rely could lead to significant costs and disruptions that may have a material adverse effect on our business.
The integrity, reliability and operational performance of our operational information technology (“IT”) systems are critical to our ability to operate our digital sports media applications, websites and mobile sports betting platform. Our IT systems may be damaged or interrupted by increases in usage, human error, unauthorized access, natural hazards or disasters or similarly disruptive events. Any failure of these IT systems or the telecommunications and/or other third-party infrastructure on which such systems rely could lead to significant costs and disruptions that could reduce our revenue, harm our business reputation, subject us to regulatory actions and have a material adverse effect on our prospects, business, financial condition or results of operations.
We have procedures and measures in place to protect against network or IT system failure or disruption. However, those procedures and measures may not be effective to ensure that we are able to carry on our business in the ordinary course if they fail or are disrupted. In addition, our IT systems may not be effective in detecting any intrusion or other security breaches, or safeguarding against sabotage, hackers, denial of service attacks, viruses or cybercrime. Any failure in these protections could harm our business reputation, subject us to regulatory actions and have a material adverse effect on our prospects, business, financial condition or results of operations.
We rely on third-party owned communication networks and no assurance can be given of the continued use and expansion of these networks as a medium of communications for us.
The delivery of our products and services and a significant portion of our revenues are dependent on the continued use and expansion of third-party-owned communication networks, including wireless networks and the Internet. No assurance can be given of the continued use and expansion of these networks as a medium of communications for us. Ongoing regulatory initiatives make it impossible to predict how this segment of the market might respond to such initiatives, which could have a downstream impact on our delivery of products and services.
Effective delivery of our products and services through the Internet is dependent on Internet service providers continuing to expand high-speed Internet access, maintaining reliable networks with the necessary speeds, data capacity and security, and developing complementary products and services for providing reliable and timely access and services. Changes in access fees (for example, revising the application of bandwidth caps or other metered usage schemes) to users may adversely affect the ability or willingness of users to access our content. Changes in access fees to distributors, such as us or our service providers, or a departure from “net neutrality” (the principle that all forms of Internet traffic (including video, voice, and text) are subject to equal treatment in transmission speed and quality) or its governing regulations could result in increased costs to us. All of these factors are out of our control and the manifestation of any of them could ultimately have a material adverse effect on our prospects, business, financial condition or results of operations.

In addition, increasing traffic, user numbers or bandwidth requirements may result in a decline in Internet (or a subset thereof, including in particular mobile Internet) performance and/or Internet reliability. Internet outages or delays or loss of network connectivity may result in partial or total failure of our services, additional and unexpected expenses to fund further product development or to add programming personnel to complete a development project, loss of revenue because of the inability of users or subscribers to use our services, or the cancellation by users or subscribers of their service with us, any of which could have a material adverse effect on our prospects, business, financial condition or results of operations.
Adverse developments in the macro-economic environment may have a material adverse effect on our business.
Our revenue streams are dependent on the overall macro-economic environment (in particular for sales of online advertising and sponsorship, and consumer discretionary spending habits). Advertisers are directly affected by current economic conditions affecting the broader market. Consumer discretionary spending or consumer preferences are driven by socioeconomic factors beyond our control. Current and future conditions in the domestic and global economies remain uncertain and volatile. Accordingly, adverse developments in the macro-economic environment could substantially reduce the funds spent on advertising by advertisers; and decreased consumer confidence in the overall economic environment could cause a decline in consumer discretionary spending on non-essential or leisure products and services; resulting in a material adverse effect on our prospects, business, financial condition or results of operations.
Any significant movement of currencies in which we earn revenue or generate expenses against the Canadian dollar may have a material adverse effect on our business.
Our reporting and functional currency is Canadian dollars but an increasing proportion of our revenue may be earned and expenses may be incurred in other currencies, including the US dollar, pound sterling and the euro. A significant movement of any of these currencies against the Canadian dollar could have a material adverse effect on our prospects, business, financial condition and results of operations.
Changes in taxation rates or law may have a material adverse effect on our business.
Changes in taxation rates or law, or misinterpretation of the law or any failure to manage tax risks adequately could result in increased charges, financial loss, including penalties and reputational damage, and which could have a material adverse effect on our prospects, business, financial condition and results of operations.
If we are found to be resident for tax purposes in a jurisdiction other than Canada, or if our subsidiaries are found to be resident in a jurisdiction other than their respective jurisdictions of incorporation, or if we are found to have a taxable permanent establishment or other taxable presence in a jurisdiction other than Canada, or, in the case of our subsidiaries, other than their respective jurisdictions of incorporation, such a finding may have a material adverse effect on our business.
Our policy will be to manage and operate our business in a way that is intended to ensure that we are resident for tax purposes solely in the jurisdiction in which we are incorporated or domiciled and that we have no taxable permanent establishments or other taxable presence in any other jurisdiction. However, if we are found to be tax-resident elsewhere or to have a taxable permanent establishment or other taxable presence elsewhere, whether on the basis of existing law or the current practice of any tax authority or by reason of a change in law or practice, this may have a material adverse effect on the overall amount of tax payable by us.
From time to time we may become involved in litigation, which may have a material adverse effect on our business.
We may become involved in disputes with other parties in the future which may result in litigation. The results of litigation cannot be predicted with certainty. If we are unable to resolve these disputes favorably, it could have a material adverse effect on our prospects, business, financial condition and results of operations.

Our internal controls cannot provide absolute assurances with respect to the reliability of our financial reporting.
Internal controls over financial reporting are procedures designed to provide reasonable assurance that transactions are properly authorized, recorded and reported and assets are safeguarded against unauthorized or improper use. A control system, no matter how well designed and operated, can provide only reasonable, and not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation.
There is no assurance that our allowance for doubtful accounts will be sufficient to cover our potential credit losses in the future.
Credit risk is the risk of financial loss to us if a counterparty to a financial instrument fails to meet its contractual obligations. The carrying amount of financial assets represents the maximum credit exposure. Although we establish an allowance for doubtful accounts that represents our estimate of potential credit losses in respect of accounts receivables and historically we have not experienced any significant losses, there is no assurance that the allowance for doubtful accounts will be sufficient to cover credit losses in the future and future credit losses could have a material adverse effect on our prospects, business, financial condition and results of operations.
We, together with our third-party suppliers and collaborative partners, make use of Free and Open Source Software in the development of our products and systems which may lead to unintended legal consequences and may have a material adverse effect on our business.
The law surrounding the use of Free and Open Source Software (“FOSS”) is in a state of evolution and the legal ramifications of such use remain uncertain in Canada and in other countries. The use of FOSS may therefore lead to unintended legal consequences that may have a material adverse effect on our proprietary technology and intellectual property, or those of our third-party suppliers and collaborative partners, including potential tainting and a loss of our or our suppliers’ or partners’ proprietary positions in relation to the said applications, properties and systems, and the possibility of intellectual property infringement claims or breach of contract claims from FOSS licensors or from our third-party suppliers or collaborative partners.
We are an emerging growth company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make our Class A Shares less attractive to investors.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (ii) August 31, 2026 (the last day of the fiscal year ending after the fifth anniversary of the effective date of the Registration Statement); (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date we qualify as a “large accelerated filer” under the rules of the SEC, which means the market value of our Class A Shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter after we have been a reporting company in the United States for at least 12 months. For so long as we remain an emerging growth company, we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.
We may take advantage of some, but not all, of the available exemptions available to emerging growth companies. We cannot predict whether investors will find our Class A Shares less attractive if we rely on these exemptions. If some investors find our Class A Shares less attractive as a result, there may be a less active trading market for our Class A Shares and the price of our Class A Shares may be more volatile.
We are governed by the corporate and securities laws of Canada which in some cases have a different effect on shareholders than the corporate laws of Delaware, or other jurisdictions in the United States, and U.S. securities laws.
The Corporation is governed by the BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may,

together with our constating documents, have the effect of delaying, deferring or discouraging another party from acquiring control of the Corporation by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law (the “DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the BCBCA generally requires a two-thirds majority vote by shareholders (including, in some circumstances, shareholders that otherwise do not have the right to vote), whereas the DGCL generally requires only a majority vote; (ii) under the BCBCA, holders of 5% or more of our shares that carry the right to vote at a meeting of shareholders can requisition a general meeting of shareholders at which special matters may be conducted, whereas such right does not exist under the DGCL; and (iii) unlike the DGCL which does not provide for any oppression remedy for shareholders of Delaware entities, the BCBCA provides an oppression remedy that enables a court to make an order, whether interim or final, if an application is made to the court by a shareholder in a timely manner and it appears to the court that there are reasonable grounds for believing (A) that the affairs of the corporation are being or have been conducted, or the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or (B) that some act of the corporation has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders.
As we are a Canadian corporation and most of our directors and officers reside or are organized in Canada or the provinces thereof, it may be difficult for United States shareholders to effect service on us to realize on judgments obtained in the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.
The Corporation is governed by the BCBCA with its principal place of business in Canada, most of its directors and officers reside or are organized in Canada or the provinces thereof and the majority of our assets and all or a substantial portion of the assets of these persons may be located outside the United States. Consequently, it may be difficult for investors who reside in the United States to effect service of process in the United States upon us or upon such persons who are not residents of the United States, or to realize upon judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws. Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these persons. In addition, it may not be possible for Canadian investors to collect from these persons judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States based solely on violations of Canadian securities laws.
If a United States person is treated as owning at least 10% of our Class A Shares, such holder may be subject to adverse U.S. federal income tax consequences.
If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our Class A Shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group. Because our group includes one or more U.S. subsidiaries, we expect that certain of our non-U.S. subsidiaries will be treated as controlled foreign corporations (regardless of whether or not we are treated as a controlled foreign corporation). A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may toll the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due. We cannot provide any assurances that we will assist investors in determining whether any of our non-U.S. subsidiaries is treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to any such controlled foreign corporation or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its advisors regarding the potential application of these rules to an investment in our Class A Shares.
We may be a passive foreign investment company, which may result in adverse U.S. federal income tax consequences for U.S. Holders of Class A Shares.
Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. Our status as a PFIC may also depend on how quickly we use the cash proceeds from this Offering in our business. Based on the nature of our income and the value and composition of our assets, we do not believe we were a PFIC during the taxable year ended August 31, 2020 and do not believe we are currently a PFIC for U.S. federal income tax purposes. Because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current or future taxable years. If we are characterized as a PFIC, our shareholders who are U.S. Holders may suffer adverse tax consequences, including the treatment of gains realized on the sale of our Class A Shares as ordinary income, rather than as capital gain, the loss of the preferential rate applicable to dividends received on our Class A Shares by individuals who are U.S. Holders, and the addition of interest charges to the tax on such gains and certain distributions. A U.S. shareholder of a PFIC generally may mitigate these adverse U.S. federal income tax consequences by making a Qualified Electing Fund (“QEF”) election, or, to a lesser extent, a mark-to-market election. However, we do not intend to provide the information necessary for U.S. Holders to make QEF elections if we are classified as a PFIC.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
We express all amounts in this Prospectus Supplement in U.S. dollars, except where otherwise indicated. References to “$”and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.
The following table sets forth: (i) the daily closing exchange rates for one Canadian dollar, expressed in U.S. dollars, in effect at the end of the periods indicated; (ii) the average daily closing exchange rates for such periods; and (iii) the high and low daily closing exchange rates during such periods, based on rates quoted by the Bank of Canada.
	Year Ended August 31			Three Months Ended November 30
	2020	2019	2018	2020	2019	2018
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Rate at end of period	0.7668	0.7522	0.7660	0.7713	0.7525	0.7518
Average rate for period	0.7436	0.7546	0.7830	0.7592	0.7563	0.7645
High for period	0.7710	0.7811	0.8245	0.7713	0.7659	0.7811
Low for Period	0.6898	0.7330	0.7513	0.7465	0.7495	0.7518
On February 19, 2021, being the last trading day prior to the filing of this Prospectus Supplement, the daily closing rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars was C$1.00 equals US$0.7928.

USE OF PROCEEDS
The net proceeds from this Offering are estimated to be approximately $      , after deduction of the Underwriters’ Fee of $      and estimated expenses of this Offering of $      . If the Over-Allotment Option is exercised in full, the net proceeds from this Offering are estimated to be approximately $      after deduction of the Underwriters’ Fee of $      and estimated expenses of this Offering of $      .
We have not specifically allocated the net proceeds amongst the purposes described in this section as at the date of this prospectus. Such decisions will depend on market and competitive factors, as described herein, as they evolve over time. We intend to invest the net proceeds of the Offering in short-term interest-bearing investments or accounts until they are deployed.
We intend to use the net proceeds of the Offering to fund working capital and other general corporate purposes, including the continued growth and expansion of theScore Bet’s operations in the United States and Canada by supporting the multi-jurisdiction deployment and operation of theScore Bet and user acquisition and retention in jurisdictions where we are, or will be, operating.
Growth and Expansion of theScore Bet in the United States and Canada
More specifically, we intend to use the net proceeds of the Offering to fund growth and expansion of theScore Bet in New Jersey, Colorado, Indiana and Iowa, and in additional jurisdictions where we have market access and where we intend to pursue market access or direct licensing (subject in each case to the enactment of enabling state gaming laws and regulations and the receipt of relevant licenses and approvals).
Our growth plan contemplates continued investment in product development to enhance the features and functionality of theScore Bet’s online sports betting platform, including the extension of the platform to support online casino, additional integrations with our sports media app, investments in technology, operations, infrastructure and systems to support the multi-jurisdictional deployment and operation of theScore Bet, and investments in marketing to support user acquisition and retention.
As additional jurisdictions in the United States and Canada enact enabling legislation for online sports betting, online casino, or both, we plan to enter into further market access agreements or pursue operating licenses issued by state or provincial gaming authorities, as applicable. The cost of market access agreements and direct licenses will vary by jurisdiction, depending on the size of the jurisdiction, the nature of the enabling legislation and the number of available market access partners, licenses, or both.
The use of the net proceeds of the Offering to fund the growth and expansion of theScore Bet’s operations in the United States and Canada is subject to change due to the influence of many evolving variables, including the enactment of enabling gaming legislation and regulations, negotiation of market access, applications for direct licensure and the receipt of required licenses and other regulatory approvals. As a result, we cannot definitively provide details with respect to timing or specific uses of the net proceeds of the Offering, nor have we specifically allocated the net proceeds amongst the purposes described in this section as at the date of this prospectus. Such decisions will depend on market and competitive factors, as described herein, as they evolve over time. Subject to the impact of these variables, which may result in us using the net proceeds of the Offering more rapidly or more slowly, we currently intend to use the net proceeds of the Offering over the next 24 months. We intend to invest the net proceeds of the Offering in short-term interest-bearing investments, interest bearing accounts or cash until they are deployed.
If the Over-Allotment Option is exercised in part or in full, the additional net proceeds will be used for general corporate purposes.
Although we intend to expend the net proceeds from the Offering as set forth above, there may be circumstances where for sound business reasons, a reallocation of funds becomes prudent or necessary, and may vary materially from that set forth above. See “Risk Factors”.

We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, including circumstances relating to the impacts of the COVID-19 pandemic on our business and operations, many of which are beyond our control. There is no assurance that sufficient revenues will be generated in the near future, and we may continue to incur negative operating cash flow. We may need to deploy a portion of our working capital to fund such negative operating cash flows or seek additional sources of funding. See “Risk Factors” in the AIF and in this Prospectus Supplement and in the documents incorporated by reference in this Prospectus Supplement.

SUMMARY OF CAPITAL STRUCTURE
Our authorized capital consists of an unlimited number of Special Voting Shares, an unlimited number of Class A Shares and an unlimited number of preference shares (“Preference Shares”), issuable in series, of which there are 557 Special Voting Shares, 43,443,651 Class A Shares and nil Preference Shares outstanding as of the date of this Prospectus Supplement. On February 11, 2021, we completed a share consolidation on the basis of a consolidation ratio of 10:1. See “Summary Description of the Business — Recent Developments — Share Consolidation”.
We also have outstanding a C$40,000,000 8.00% convertible unsecured subordinated debenture due August 31, 2023 (the “Convertible Debenture”) that was issued to a fund managed and controlled by Fengate Asset Management (“Fengate”) pursuant to an investment agreement dated August 31, 2019.

CONSOLIDATED CAPITALIZATION
The table below sets out the consolidated capitalization of the Corporation as of November 30, 2020, both before and after giving effect to the Offering. Other than as described below, there has not been any material change in the share and loan capital of the Corporation, on a consolidated basis, since November 30, 2020.
	As at November 30, 2020(1)	As at November 30, 2020 after giving effect to the Offering(1)(2)
Debt (convertible debenture)	C$30,948,122	C$
Share capital (unlimited authorized)	C$116,393,000	C$
Share-based payment reserve	C$7,603,000	C$
Equity component of convertible debenture	C$8,891,000	C$
Deficit	C$(115,674,000)	C$( )
Accumulated other comprehensive income	C$831,000	C$
Total shareholders’ equity	C$18,044,000	C$
Total capitalization	C$48,992,122	C$
	(40,073,257 Class A Shares)	( (3) Class A Shares)

Notes:
(1)
Adjusted to reflect the completion of our share consolidation on February 11, 2021, on the basis of a consolidation ratio of 10:1. See “Summary Description of the Business — Recent Developments — Share Consolidation”.

(2)
Adjusted to give effect to the receipt of net proceeds of the Offering, assuming the Underwriters’ Fee of $      and expenses of the Offering of approximately $      and assuming the Over-Allotment Option is not exercised. In the event that the Over-Allotment Option is exercised in full, the net proceeds from this Offering would be approximately $      (after deducting the Underwriters’ Fee and the anticipated expenses of the Offering).

(3)
Amount excludes an additional           Class A Shares issued upon the exercise of options and the vesting of restricted share units as well as 3,285,780 Class A shares (as calculated on a post-consolidation basis) issued in connection with the December 2020 Offering, inclusive of Class A Shares issued upon the exercise of the over-allotment option, between December 1, 2020 and           , 2021 (the “Option Shares”).

Upon completion of the Offering and after accounting for the Option Shares, there will be an aggregate of                 Class A Shares outstanding or           Class A Shares if the Over-Allotment Option is exercised in full (           on a fully diluted basis (excluding any Class A Subordinate Voting Shares issuable on conversion of the Convertible Debenture), or           on a fully diluted basis (excluding any Class A Subordinate Voting Shares issuable on conversion of the Convertible Debenture) if the Over-Allotment Option is exercised in full). We expect to receive approximately $      in net proceeds from the Offering, or approximately $      if the Over-Allotment Option is exercised in full (in each case, after deducting the Underwriters’ Fee and the anticipated expenses of the Offering). See “Plan of Distribution”.
Other than the Convertible Debenture, we do not have any long-term debt.
As at the date of this Prospectus Supplement, we have reserved 65,000,000 Class A Shares for issuance through our Option & RSU Plan. We currently have           options to acquire Class A Shares and           restricted share units outstanding as of the date of this Prospectus Supplement.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED
This Prospectus Supplement qualifies the distribution of           Class A Shares at a price of $      per Class A Share, or           Class A Shares if the Over-Allotment Option is exercised in full. Each Class A Share entitles the holder to receive notice of, and to attend, and cast one vote for each Class A Share held by them at all meetings of our shareholders, other than meetings at which only the holders of another class or series of shares (if any) are entitled to vote separately as a class or series and other than with respect to certain matters which are exclusively reserved for the holders of Special Voting Shares.
The holders of Class A Shares, voting separately as a class, have the right to elect that number of members of our board of directors that is not elected by the holders of the Special Voting Shares (other than the director, if any, that holders of the Preference Shares are collectively entitled to elect), provided that at no time will the number of directors to be elected by the holders of the Class A Shares be less than two directors.
The holders of Class A Shares are entitled to receive, subject to the prior rights of the holders of the Preference Shares and to the pari passu rights of the holders of the Special Voting Shares, any dividend declared by our Board on the Class A Shares. Subject to the rights of holders of shares ranking prior to or on a parity with the Class A Shares, the holders of Class A Shares shall be entitled to receive pari passu with the holders of Special Voting Shares, the remaining property of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of our assets among our shareholders for the purpose of winding-up our affairs.
Pursuant to a trust agreement dated October 19, 2012, between us, Levfam Holdings Ltd. (a corporation controlled by Mr. John Levy that holds all outstanding Special Voting Shares) and Computershare Trust Company of Canada (as assignee of Valiant Trust Company), which was assigned by Levfam Holdings Ltd. to John Levy Family Holdings Ltd. effective May 30, 2014, and was supplemented by a supplemental trust agreement dated May 6, 2019, the holder of the Corporation’s Special Voting Shares has agreed not to sell any Special Voting Shares pursuant to a take — over bid under circumstances in which securities legislation would have required the same offer be made to holders of Class A Shares if the sale had been of Class A Shares rather than Special Voting Shares unless, either (i) an identical offer is made for the Class A Shares, which identical offer has no condition other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Special Voting Shares, or (ii) there is a concurrent unconditional offer to purchase all of the Class A Shares at a price per share at least as high as the highest price per share paid pursuant to the take — over bid for the Special Voting Shares.

PLAN OF DISTRIBUTION
General
Pursuant to the Underwriting Agreement, we have agreed to issue and sell and the Underwriters have agreed to purchase, as principals, severally and not jointly (within the meaning of such terms under the laws of the State of New York) on the Closing Date, or such earlier or later date as we and the Underwriters may agree, but in any event no later than           , 2021, the number of Offered Shares set out opposite their respective names below, representing an aggregate of 5,000,000 Offered Shares, at a price of US$      per Offered Share, for an aggregate gross consideration of US$      , payable in cash against delivery of the Offered Shares. The Offering Price was determined by negotiation between us and the Underwriters, with reference to the then-current market price for the Class A Shares.
Underwriter	Number of Offered Shares
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
Canaccord Genuity LLC
Macquarie Capital (USA) Inc.
Total	5,000,000
The Offered Shares are being offered in the United States by the U.S. Underwriters and in Canada by the Canadian Underwriters pursuant to the Underwriting Agreement. The Offering is being made concurrently in Canada under the terms of the Shelf Prospectus and this Prospectus Supplement and in the United States under the terms of the Registration Statement, of which the Shelf Prospectus and this Prospectus Supplement form part, through the Underwriters and/or affiliates thereof registered to offer the Offered Shares for sale in such jurisdictions in accordance with applicable securities laws and such other registered dealers as may be designated by the Underwriters. Macquarie Capital (USA) Inc. is not registered to sell securities in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute the Offered Shares in Canada and will act as an underwriter for us only in respect of the offer, sale and distribution of the Offered Shares in the United States. Subject to applicable law, the Underwriters, their affiliates or such other registered dealers as may be designated by the Underwriters, may offer the Offered Shares outside of Canada and the United States.
The Underwriting Agreement provides that we will pay the Underwriters at the time of closing of the Offering a fee of US$      per Offered Share sold pursuant to the Offering, including any Additional Shares sold pursuant to the exercise of the Over-Allotment Option. The Company has agreed to reimburse the Underwriters for FINRA and other expenses in an amount not to exceed US$35,000. We have granted to the Underwriters an Over-Allotment Option, in whole or in part, from time to time not later than 30 days after the date of the Underwriting Agreement, to purchase from the Corporation Additional Shares on the same terms as set out above solely to cover the Underwriters’ over-allocation position, if any, and for market stabilization purposes. This Prospectus Supplement also qualifies the grant of the Over-Allotment Option and the distribution of up to           Additional Shares, in aggregate, to be sold by us upon exercise of the Over-Allotment Option. A purchaser who acquires Class A Shares forming part of the over-allocation position acquires those shares under this Prospectus Supplement regardless of whether the over allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.
The obligations of the Underwriters under the Underwriting Agreement are several and not joint (within the meaning of such terms under the laws of the State of New York) and are subject to certain closing conditions. The Underwriters may terminate their obligations under the Underwriting Agreement by notice given by their representatives to the Corporation, if after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the Nasdaq, the New York Stock Exchange, the NYSE American or the TSX, (ii) trading of any of our securities shall have been suspended on the Nasdaq or TSX, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares on the terms and in the manner contemplated in this Prospectus Supplement. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares if any Offered Shares are purchased under the Underwriting Agreement.
Subject to the terms of the Underwriting Agreement, we have also agreed to indemnify the Underwriters and their respective directors, officers, employees and agents against certain liabilities, including civil liabilities under Canadian and United States securities legislation, or to contribute to any payments the Underwriters may be required to make in respect thereof. The Underwriters, as principals, conditionally offer the Offered Shares qualified under this Prospectus Supplement and the Shelf Prospectus, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Offered Shares, and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officers’ certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Pursuant to the Underwriting Agreement, we have agreed that until the date that is 60 days following the date of the Underwriting Agreement (the “Restricted Period”), it will not, directly or indirectly, and will not publicly disclose any intention to, without the prior written consent of Morgan Stanley & Co. LLC, subject to certain exceptions: (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Shares or Special Voting Shares (together with the Class A Shares, the “Subject Shares”) or any securities convertible into or exercisable or exchangeable for Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Shares, or, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Subject Shares or such other securities, in cash or otherwise (iii) file any registration statement with the SEC or prospectus with any Canadian securities regulatory authority relating to the offering of any Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares. The exceptions include: (a) the Offered Shares (and any Additional Shares) to be sold in the Offering; (b) the issuance of incentive compensation or equity (including the Subject Shares) under the incentive plans of the Corporation, as such plans may be adopted, amended or restated, (c) any Subject Shares issued pursuant to any existing employee share purchase plan of the Corporation, (d) the filing of one or more registration statements on Form S-8 relating to stock options, other equity awards or employee benefits of the Corporation, provided certain conditions are met, (e) Subject Shares or other securities issued in connection with an acquisition or a transaction that includes a commercial relationship (including joint ventures, collaborations, partnership or other strategic acquisitions, but excluding stock options); provided certain conditions are met, including that (i) the aggregate amount of Subject Shares issued in connection with such transactions does not exceed 10% of the total shares outstanding of the Company upon consummation of the Offering, and, (ii) in the case of any such issuance prior to the expiration of the Restricted Period, each such recipient of Subject Shares or securities agrees to be bound by restrictions applicable to our directors and officers detailed below or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian securities laws for the transfer of Subject Shares, provided that certain conditions are met, including that such plan does not provide for the transfer of Subject Shares, during the Restricted Period, and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us or on our behalf regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Subject Shares may be made under such plan during the Restricted Period.
In addition, our directors and officers, and certain of our shareholders, have executed “lockup” letters pursuant to which, until the date that is 60 days following the date of the final prospectus supplement relating to this Offering, they have agreed that they will not, and will not publicly disclose the intention to, without the consent of Morgan Stanley & Co. LLC, subject to certain exceptions: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by them or any securities convertible into or exercisable or exchangeable for Class A Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Shares. The exceptions include: (a) the Offered Shares and Additional Shares sold in the Offering; (b) transactions relating to Subject Shares or other securities acquired in open market transactions after completion of the Offering, subject to certain exceptions; (c) a bona fide gift, including charitable contributions, of Subject Shares or securities convertible into Subject Shares; (d) distributions of Subject Shares or any security convertible into Subject Shares to limited partners, members or stockholders or other equity holders of the signatory; (e) transfers of Subject Shares or any security convertible into Subject Shares to certain affiliates of the signatory, subject to certain exceptions, (f) a bona fide third-party tender offer, take-over bid, plan of arrangement, merger, consolidation or other similar transaction made to all holders of Subject Shares involving a change of control of the Corporation, provided that certain conditions are met; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian securities laws for the transfer of Subject Shares, provided that certain conditions are met and (h) receipt of securities (including on a “net” basis with transfers to us) solely made in connection with exercises of outstanding stock options or warrants or vesting and/or redemptions of restricted share units or other equity awards of the Corporation, provided that certain conditions are met.
The outstanding Class A Shares are listed and posted for trading on the TSX under the symbol “SCR”. On February 19, 2021, being the last trading day before the filing of this Prospectus Supplement, the closing price of the Class A Shares on the TSX was C$46.06 or US$36.52 (based on the daily exchange rate for the U.S dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of C$1.00 = US$0.7928). We have applied to list the Offered Shares and the Additional Shares on the TSX, and have applied to list the Offered Shares, the Additional Shares and our outstanding Class A Shares on the Nasdaq under the trading symbol “SCR”. Listing is subject to our fulfillment of all of the listing requirements of the TSX and Nasdaq, respectively.
The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made reasonable efforts to sell the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares to the public at prices lower than the Offering Price, and the compensation realized by the Underwriters pursuant to the Offering will effectively be decreased by the amount that the price paid by purchasers for the Offered Shares is less than the original Offering Price. Any such reduction will not affect the net proceeds of the Offering received by us.
Pursuant to the rules and policy statements of certain Canadian securities regulatory authorities, the Underwriters may not, throughout the period of distribution under this Prospectus Supplement, bid for or purchase Class A Shares. The foregoing restriction is subject to certain exceptions. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable Canadian regulatory authorities and the TSX including the Universal Market Integrity Rules for Canadian Marketplaces administered by the Investment Industry Regulatory Organization of Canada relating to market stabilization and market-balancing activities and a bid or purchase made on behalf of a client where the client’s order was not solicited during the period of distribution.
Subject to applicable laws, the Underwriters may, in connection with this Offering, over-allot or effect transactions that stabilize or maintain the market price of the Class A Shares at levels other than those which might otherwise prevail on the open market, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions. Such transactions, if commenced, may be discontinued at any time.
Stabilizing transactions consist of bids or purchases made for the purpose of preventing or delaying a decline in the market price of the Class A Shares while the Offering is in progress. Short sales involve the sale by the Underwriters of a greater number of Class A Shares than they are required to purchase in the Offering. Short sales may be “covered short sales”, which are short positions in an amount not greater than the Over-Allotment Option, or may be “naked short sales”, which are short positions in excess of that amount.

The Underwriters may close out any covered short position either by exercising the Over-Allotment Option, in whole or in part, or by purchasing Class A Shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of the Class A Shares available for purchase in the open market compared with the price at which they may purchase Class A Shares through the Over-Allotment Option. If, following the closing of the Offering, the market price of the Class A Shares decreases, the short position created by the over-allocation position in the Class A Shares may be filled through purchases in the open market, creating upward pressure on the price of the Class A Shares. If, following the closing of the Offering, the market price of Class A Shares increases, the over-allocation position in the Class A Shares may be filled through the exercise of the Over-Allotment Option.
The Underwriters must close out any naked short position by purchasing Class A Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Class A Shares in the open market that could adversely affect investors who purchase in the Offering. Any naked short position would form part of the Underwriters’ over-allocation position. A purchaser who acquires Class A Shares forming part of the Underwriters’ over-allocation position resulting from any covered short sales or naked short sales will acquire such Class A Shares under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.
Subscriptions will be received subject to rejection or allotment in whole or in part and the Underwriters reserve the right to close the subscription books at any time without notice. It is expected that we will arrange for the instant deposit of the Offered Shares by the Underwriters under the book-based system of registration, to be registered to DTC and deposited with DTC on the Closing Date, or as otherwise may be agreed to between us and the Underwriters. In the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS or its nominee and deposited with CDS on the Closing Date. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of the Offered Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Shares is purchased.
Relationship Between the Corporation and Certain Underwriters
The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the Underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the EEA (each a “Relevant State”), no Class A Shares have been offered or will be offered pursuant to the Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A Shares that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Class A Shares may be made to the public in that Relevant State at any time:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Class A Shares shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Class A Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No Class A Shares have been offered or will be offered pursuant to the Offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A Shares that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it has been approved by the Financial Conduct Authority in accordance with the transitional provisions in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulation 2019, except that offers of Class A Shares may be made to the public in the United Kingdom at any time:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”),

provided that no such offer of Class A Shares shall require the Company or any Underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of these provisions, the expression an “offer to the public” in relation to any Class A Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A Shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, this Prospectus Supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”) and/or (ii) are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the FPO and/or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any Class A Shares may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this Prospectus Supplement or use it as the basis for taking any action. In the United Kingdom, any investment or investment activity that this Prospectus Supplement relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this Prospectus Supplement or any of its contents.
Each Underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Class A Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Corporation; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Shares in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Class A Shares. The Class A Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Class A Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Class A Shares constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Class A Shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This Prospectus Supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This Prospectus Supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Prospectus Supplement nor taken steps to verify the information set forth herein and has no responsibility for the Prospectus. The Class A Shares to which this Prospectus Supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A Shares offered should conduct their own due diligence on the Class A Shares. If you do not understand the contents of this Prospectus Supplement you should consult an authorized financial advisor.
Hong Kong
The Class A Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the Class A Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Class A Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the Class A Shares. Accordingly, the Class A Shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan. For Qualified Institutional Investors (QII) please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A Shares. The Class A Shares may be transferred only to QIIs. For Non-QII Investors please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A Shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A Shares. The Class A Shares may be transferred only en bloc without subdivision to a single investor.
Singapore
This Prospectus Supplement and the accompanying Shelf Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this Prospectus Supplement and the accompanying Shelf Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Shares may not be circulated or distributed, nor may the Class A Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Class A Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Class A Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) pursuant to Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Notification under Section 309B(1)(c) of the SFA
The Company has determined that the Class A Shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Solely for the purposes of its obligations pursuant to Section 309B of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the Class A Shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia
No “prospectus” or other “disclosure document”, as each of those terms are defined in the Corporations Act 2001 of Australia (the “Australian Corporations Act”), in relation to the Class A Shares has been, or will be, lodged with the Australian Securities and Investments Commission. Each Underwriter has represented and agreed that it: (a) has not made (directly or indirectly) or invited, and will not make (directly or indirectly) or invite, an offer of the Class A Shares for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and (b) has not distributed or published, and will not distribute or publish, this Prospectus Supplement, the accompanying Shelf Prospectus or any other offering material or advertisement relating to the Class A Shares in Australia, unless: (i) the aggregate consideration payable for such Class A Shares on acceptance of the offer is at least A $500,000 (or its equivalent in any other currency, in either case calculated in accordance with both section 708(9) of the Australian Corporations Act and regulation 7.1.18 of the Corporations Regulations 2001 of Australia) or the offer or invitation does not otherwise require disclosure to investors under Parts 6D.2 or 7.9 of the Australian Corporations Act; (ii) the offer or invitation constitutes an offer to either a “wholesale client” or “sophisticated investor” for the purposes of Chapter 7 of the Australian Corporations Act; (iii) such action complies with any applicable laws, regulations and directives (including without limitation, the licensing requirements set out in Chapter 7 of the Australian Corporations Act) in Australia; and (iv) such action does not require any document to be lodged with Australian Securities and Investments Commission or any other regulatory authority in Australia.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
In the opinion of McCarthy Tétrault LLP, Canadian counsel to the Corporation, and Blake, Cassels & Graydon LLP, Canadian counsel to the Underwriters, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to an investor who acquires Class A Shares pursuant to the Offering and who, for the purposes of the Tax Act and at all relevant times, deals at arm’s length with the Corporation and the Underwriters, is not affiliated with the Corporation or any of the Underwriters, and who acquires and holds such Class A Shares (hereinafter sometimes referred to as “Shares”) as capital property (a “Holder”). Generally, the Class A Shares will be considered to be capital property to a Holder thereof provided that the Holder does not use the Shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary does not apply to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) an interest in which would be a “tax shelter investment” as defined in the Tax Act; (iv) that has made a functional currency reporting election under the Tax Act; or (v) that has entered or will enter into a “derivative forward agreement”, or a “synthetic disposition arrangement”, as each term is defined in the Tax Act, with respect to the Shares. Such Holders should consult their own tax advisors with respect to an investment in Class A Shares.
This summary is based upon the current provisions of the Tax Act in force as of the date hereof and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published by it in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal or any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.
This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to their particular circumstances.
Currency Conversion
For purposes of the Tax Act, all amounts relevant in computing the income, taxable income and taxes payable by a Holder, including the cost and adjusted cost base of Class A Shares, must be determined in Canadian dollars based on the exchange rate quoted by the Bank of Canada on the relevant date or such other rate of exchange that is acceptable to the Minister of National Revenue, as determined in accordance with the provisions of the Tax Act.
Resident Holders
The following section of this summary applies to Holders (“Resident Holders”) who, for the purposes of the Tax Act, are or are deemed to be resident in Canada at all relevant times. A Resident Holder whose Shares might not constitute capital property may make, in certain circumstances, an irrevocable election permitted by subsection 39(4) of the Tax Act to deem the Shares, and every other “Canadian security” as defined in the Tax Act, held by such person, in the taxation year of the election and each subsequent taxation year to be capital property. Resident Holders should consult their own tax advisors regarding this election.
Additional considerations, not discussed herein, may be applicable to a Resident Holder that is a corporation resident in Canada, and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of Shares, controlled by a non-resident person (or a group of persons that do not deal at arm’s length) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Resident Holders should consult their tax advisors with respect to the consequences of acquiring Shares.
Dividends
A dividend received or deemed to be received on the Shares by a Resident Holder who is an individual will be included in computing the Resident Holder’s income, subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Certain dividends may be eligible for the enhanced gross-up and dividend tax credit, to the extent designated as an “eligible dividend” by the Corporation. A dividend received by an individual, or certain trusts, may also give rise to alternative minimum tax under the Tax Act, depending on the circumstances.
A dividend received or deemed to be received on the Shares by a Resident Holder that is a corporation will be included in the corporation’s income and will generally be deductible in computing its taxable income, subject to the restrictions and limitations under the Tax Act. Where a Resident Holder that is a corporation receives or is deemed to receive a dividend on the Shares and such dividend is deductible in computing such Resident Holder’s income, all or part of the dividend may in certain circumstances be treated under the Tax Act as a capital gain from the disposition of a capital property (or as proceeds of disposition of the Shares potentially giving rise to a capital gain) the taxable portion of which must be included in computing the Resident Holder’s income for the year in which the dividend was received. Resident Holders should consult their own tax advisors in this regard.
Certain corporations, including “private corporations” and “subject corporations” (as such terms are defined in the Tax Act) may also be liable to pay a refundable tax under Part IV of the Tax Act to the extent that the dividends received or deemed to be received on the Shares are deductible in computing taxable income.
Dispositions of Shares
Upon a disposition (or a deemed disposition) of a Share (other than to the Corporation, unless purchased by the Corporation in the open market in the manner in which Class A Shares are normally purchased by any member of the public in the open market), a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of the Share immediately before the disposition.
The Resident Holder’s cost for the purposes of the Tax Act of Class A Shares generally will include all amounts paid or payable by the Resident Holder for the Class A Shares, subject to certain adjustments under the Tax Act. The adjusted cost base of a Class A Share acquired pursuant to the Offering will be determined in accordance with the Tax Act by averaging the cost to the Resident Holder of the Share with the adjusted cost base immediately before the time of acquisition of all other Shares, if any, held by the Resident Holder as capital property.
Taxation of Capital Gains and Capital Losses
In general, one-half of a capital gain realized by a Resident Holder must be included in computing such Resident Holder’s income as a taxable capital gain. One-half of a capital loss must be deducted as an allowable capital loss against taxable capital gains realized in the year and any excess may be deducted against net taxable capital gains in any of the three preceding years or in any subsequent year, to the extent and under the circumstances set out in the Tax Act.
The amount of any capital loss realized on the disposition or deemed disposition of Shares by a Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such Shares or shares substituted for such Shares to the extent and in the circumstances specified by the Tax Act. Similar rules may apply where a Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own tax advisors.
A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” as defined in the Tax Act may be liable to pay an additional refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include amounts in respect of taxable capital gains.
A taxable capital gain realized by an individual, or certain trusts, may give rise to a liability for alternative minimum tax under the Tax Act.
Non-Resident Holders
The following section of this summary is generally applicable to Holders (“Non-Resident Holders”) who (i) for the purposes of the Tax Act and any applicable tax treaty, are neither resident nor deemed to be resident in Canada at any time while they hold the Shares; and (ii) do not and will not use or hold and are not and will not be deemed to use or hold the Shares in carrying on a business in Canada. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or an authorized foreign bank. Such Holders should consult their own tax advisors.
Dividends
Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Corporation are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. Under the Canada-United States Income Tax Convention (1980) as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, is entitled to benefits under the Treaty and is the beneficial owner of the dividend is generally limited to 15% of the gross amount of the dividend. Non-Resident Holders should consult their own tax advisors in relation to any applicable tax treaty relief.
Dispositions of Shares
A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Share unless the Share constitutes “taxable Canadian property” to the Non-Resident Holder thereof for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty .
Generally, provided the Shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes Nasdaq and the TSX), at the time of disposition, the Shares will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length for the purposes of the Tax Act, partnerships in which the Non-Resident Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Non-Resident Holder together with all such persons and partnerships, owned 25% or more of the issued shares of any class or series of shares of the Corporation; and (ii) more than 50% of the fair market value of the shares of the Corporation was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Tax Act), timber resource properties (as defined in the Tax Act) and an option, an interest or right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a Share may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act.
If the Class A Shares constitute “taxable Canadian property” (as defined in the Tax Act) to the Non-Resident Holder at the time of disposition, and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident, the consequences above under “Resident Holders — Dispositions of Shares” and “Resident Holders — Taxation of Capital Gains and Losses” will generally apply. Non-Resident Holders whose Shares may constitute taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Class A Shares by U.S. Holders (as defined herein). This discussion applies to U.S. Holders that purchase Class A Shares pursuant to this Offering and hold such Class A Shares as capital assets (generally, assets held for investment purposes). This discussion is based on the Internal Revenue of Code of 1986 as amended (the “IRC”), U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Class A Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences or the requirements of Section 451 of the IRC with respect to conforming the timing of income accruals to financial statements. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of Class A Shares that is, (1) an individual who is a citizen or resident alien of the United States for U.S. federal income tax purposes, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.
If a partnership or pass-through entity for U.S. federal income tax purposes is the beneficial owner of Class A Shares, the U.S. federal income tax consequences relating to an investment in the Class A Shares will depend in part upon the status and activities of such entity and the particular partner. A U.S. Holder that is a partner (or other owner) of a pass-through entity that acquires Class A Shares is urged to consult its own tax advisors regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of Class A Shares.
Persons considering an investment in Class A Shares are urged to consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Class A Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Passive Foreign Investment Company Consequences
Special, generally unfavorable, U.S. federal income tax rules apply to U.S. persons owning stock of a PFIC. In general, a corporation organized outside the United States will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation or partnership in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.
We do not believe we were a PFIC for the year ended December 31, 2020 and do not believe we are currently a PFIC for U.S. federal income tax purposes. However, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may hold a substantial amount of cash and cash equivalents following this Offering, and because the calculation of the value of our assets may be based in part on the value of Class A Shares, which may fluctuate considerably, we may also be a PFIC in the current or future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.
If we are a PFIC in any taxable year during which a U.S. Holder owns Class A Shares, such U.S. Holder would be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the Class A Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Class A Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for Class A Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.
If we are a PFIC for any year during which a U.S. Holder holds Class A Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Class A Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the Class A Shares. If the election is made, the U.S. Holder will be deemed to sell the Class A Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Class A Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.
If we are a PFIC for any taxable year during which a U.S. Holder holds Class A Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is urged to consult its own tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.
If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Class A Shares if such U.S. Holder makes a valid “mark-to-market” election for our Class A Shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our Class A Shares will be marketable stock as long as they remain listed on the Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of Class A Shares held at the end of such taxable year over the adjusted tax basis of such Class A Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Class A Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in

Class A Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of Class A Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.
A mark-to-market election will not apply to Class A Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Class A Shares.
The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid QEF election. At this time we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, and therefore prospective investors should assume that a QEF election will not be available.
As discussed below under “— Distributions,” notwithstanding any election made with respect to the Class A Shares, if we are a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the Class A Shares will not qualify for reduced rates of taxation.
Each U.S. person that is an investor in a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.
The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of Class A Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Class A Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Class A Shares of a PFIC.
Distributions
Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to Class A Shares generally will be required to include the gross amount of such distribution (before reduction for any Canadian withholding taxes withheld therefrom) in gross income as a dividend when actually or constructively received to the extent paid out of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Class A Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Class A Shares, the remainder will be taxed as capital gain recognized on a sale, exchange or other taxable disposition (as discussed below). Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on Class A Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.
Dividends paid by a “qualified foreign corporation” are eligible for taxation in the case of non-corporate U.S. Holders at a reduced long-term capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met.
A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on Class A Shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, which the IRS has determined is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision, although there can be no assurance in this regard as of this filing or prospectively. Further, our Class A Shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq, as we intend the Class A Shares to be. Therefore, subject to the discussion above under “— Passive Foreign Investment Company Consequences”, if the U.S. Treaty is applicable, or if the Class A Shares are readily tradable on an established securities market in the United States, dividends paid on Class A Shares will more likely be treated as “qualified dividend income” in the hands of non-corporate U.S. Holders, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.
Sale, Exchange or Other Disposition of Class A Shares
Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Class A Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Class A Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Class A Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of Class A Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.
Receipt of Foreign Currency
The gross amount of any payment in a currency other than U.S. dollars will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.
Additional Tax on Net Investment Income
U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s “net investment income” generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business). Accordingly, dividends on and capital gain from the sale, exchange or other taxable disposition of Class A Shares may be subject to this additional tax. U.S. Holders are urged to consult their own tax advisors regarding the additional tax on passive income.
Information Reporting and Backup Withholding
In general, dividends paid to a U.S. Holder in respect of Class A Shares and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of Class A Shares within the United States or through certain U.S.-related financial intermediaries will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient and properly establishes such exemption. Backup withholding may apply to such payments if a U.S. Holder does not establish an exemption from backup withholding , or fails to provide a correct taxpayer identification number or make any other required certifications.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
In addition, U.S. Holders should be aware of reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000. U.S. Holders must attach a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their return for each year in which they hold our Class A Shares. U.S. Holders should also be aware that if the Corporation were a PFIC, they would generally be required to file IRS Form 8261, Information Return by a Shareholder of a Passive Foreign Investments Company or Qualified Electing Fund, during any taxable year in which such U.S. Holder recognizes gain or receives an excess distribution or with respect to which the U.S. Holder has made certain elections. U.S. Holders are urged to consult their own tax advisors regarding the application of the information reporting rules to the Class A Shares and their particular situations.
EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN CLASS A SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PRIOR SALES
The table below sets forth the date on which, number of and prices at which we have issued Class A Shares or securities that are convertible or exercisable into Class A Shares in the 12 months preceding the date hereof. On February 11, 2021, we completed a share consolidation on the basis of a consolidation ratio of 10:1. Historical trading prices and volumes set out in this Prospectus Supplement have been amended to reflect the 10:1 consolidation. See “Summary Description of the Business — Recent Developments — Share Consolidation”.
Issuance of Class A Shares
Date of Issue	Nature of Issue	Number of Class A Shares	Issue Price
March 10, 2020	Exercise of options	6,000	C$ 3.1000
April 29, 2020	Exercise of options	3,200	C$ 1.4500
April 29, 2020	Exercise of options	6,000	C$ 2.1000
May 5, 2020	Vesting of restricted share units	232,075	C$ 3.950
May 5, 2020	Exercise of options	600	C$ 1.3000
May 7, 2020	Exercise of options	1,400	C$ 1.3000
May 8, 2020	Exercise of options	2,667	C$ 1.8000
May 11, 2020	Exercise of options	2,000	C$ 1.3000
May 11, 2020	Exercise of options	1,000	C$ 1.8000
May 12, 2020	Exercise of options	1,200	C$ 1.4500
May 13, 2020	Exercise of options	2,500	C$ 1.8000
May 13, 2020	Exercise of options	2,000	C$ 3.1000
May 13, 2020	Exercise of options	500	C$ 1.4500
May 14, 2020	Exercise of options	100	C$ 3.1000
May 15, 2020	Exercise of options	10,000	C$ 3.8500
May 15, 2020	Exercise of options	2,000	C$ 3.1000
May 19, 2020	Exercise of options	950	C$ 3.1000
May 20, 2020	Exercise of options	1,250	C$ 3.1000
May 21, 2020	Exercise of options	500	C$ 3.1000
May 22, 2020	Exercise of options	3,200	C$ 3.1000
May 27, 2020	Exercise of options	1,500	C$ 3.0000
May 28, 2020	Exercise of options	800	C$ 2.9000
May 28, 2020	Exercise of options	350	C$ 3.0000
June 1, 2020	Exercise of options	300	C$ 2.9000
June 2, 2020	Exercise of options	1,300	C$ 2.9000
June 2, 2020	Exercise of options	150	C$ 3.0000
June 3, 2020	Exercise of options	4,000	C$ 2.9000
June 3, 2020	Exercise of options	3,550	C$ 2.1000
June 3, 2020	Exercise of options	1,600	C$ 2.9000
June 3, 2020	Exercise of options	2,000	C$ 3.1000
June 4, 2020	Exercise of options	250	C$ 3.0000
June 4, 2020	Exercise of options	800	C$ 1.8000
June 4, 2020	Exercise of options	1,250	C$ 2.1000
June 4, 2020	Exercise of options	500	C$ 3.0000

Date of Issue	Nature of Issue	Number of Class A Shares	Issue Price
June 4, 2020	Exercise of options	1,000	C$ 2.9000
June 4, 2020	Exercise of options	1,500	C$ 3.1000
June 5, 2020	Exercise of options	250	C$ 2.1000
June 5, 2020	Exercise of options	100	C$ 1.4500
June 5, 2020	Exercise of options	500	C$ 3.0000
June 8, 2020	Exercise of options	125	C$ 1.4500
June 8, 2020	Exercise of options	83	C$ 2.1000
June 8, 2020	Exercise of options	1,000	C$ 2.1000
June 8, 2020	Exercise of options	2,500	C$ 2.9000
June 8, 2020	Exercise of options	2,000	C$ 3.0000
June 8, 2020	Exercise of options	1,850	C$ 1.8000
June 8, 2020	Exercise of options	1,200	C$ 2.1000
June 8, 2020	Exercise of options	500	C$ 3.0000
June 8, 2020	Exercise of options	417	C$ 3.1000
June 8, 2020	Exercise of options	1,000	C$ 1.4500
June 8, 2020	Exercise of options	1,250	C$ 2.1000
June 8, 2020	Exercise of options	2,500	C$ 2.9000
June 9, 2020	Exercise of options	500	C$ 1.4500
June 9, 2020	Exercise of options	1,250	C$ 2.1000
June 10, 2020	Exercise of options	250	C$ 3.0000
June 10, 2020	Exercise of options	2,500	C$ 3.1000
June 10, 2020	Exercise of options	2,500	C$ 2.9000
June 10, 2020	Exercise of options	250	C$ 3.0000
June 10, 2020	Exercise of options	1,000	C$ 3.1000
June 10, 2020	Exercise of options	200	C$ 1.4500
June 10, 2020	Exercise of options	450	C$ 1.4500
June 10, 2020	Exercise of options	350	C$ 1.8000
June 10, 2020	Exercise of options	500	C$ 3.0000
June 10, 2020	Exercise of options	500	C$ 1.4500
June 17, 2020	Exercise of options	450	C$ 1.4500
June 18, 2020	Exercise of options	300	C$ 1.4500
June 19, 2020	Exercise of options	150	C$ 1.4500
June 22, 2020	Exercise of options	650	C$ 1.4500
June 25, 2020	Exercise of options	6,000	C$ 3.1000
June 29, 2020	Exercise of options	10,000	C$ 3.8500
July 3, 2020	Exercise of options	3,333	C$ 3.0000
July 3, 2020	Exercise of options	1,150	C$ 3.1000
July 8, 2020	Exercise of options	500	C$ 1.4500
July 8, 2020	Exercise of options	500	C$ 1.8000
July 8, 2020	Exercise of options	500	C$ 2.1000
July 8, 2020	Exercise of options	833	C$ 2.9000
July 8, 2020	Exercise of options	667	C$ 3.0000

Date of Issue	Nature of Issue	Number of Class A Shares	Issue Price
July 8, 2020	Exercise of options	1,000	C$ 3.1000
July 23, 2020	Exercise of options	500	C$ 1.4500
July 23, 2020	Exercise of options	500	C$ 2.1000
July 23, 2020	Exercise of options	250	C$ 3.0000
August 25, 2020	Pursuant to short form prospectus dated August 19, 2020 (the “August 2020 Offering”)	3,850,000	C$ 6.5000
September 11, 2020	Exercise of options	250	C$ 3.0000
September 18, 2020	Exercise of over-allotment option in connection with the August 2020 Offering	96,060	C$ 6.5000
September 18, 2020	Exercise of options	125	C$ 3.0000
October 1, 2020	Exercise of options	750	C$ 3.0000
October 6, 2020	Exercise of options	1,250	C$ 1.4500
October 6, 2020	Exercise of options	750	C$ 3.0000
October 6, 2020	Exercise of options	2,500	C$ 6.0000
October 15, 2020	Exercise of options	150	C$ 3.0000
October 15, 2020	Exercise of options	250	C$ 1.4500
October 15, 2020	Exercise of options	250	C$ 3.0000
November 11, 2020	Exercise of options	208	C$ 2.1000
November 11, 2020	Exercise of options	500	C$ 1.4500
November 11, 2020	Exercise of options	667	C$ 3.0000
November 13, 2020	Exercise of options	5,000	C$ 6.0000
November 17, 2020	Exercise of options	950	C$ 1.4500
November 17, 2020	Exercise of options	600	C$ 3.0000
November 30, 2020	Exercise of options	3,333	C$ 1.4500
November 30, 2020	Exercise of options	1,500	C$ 3.1000
November 30, 2020	Exercise of options	250	C$ 8.5000
November 30, 2020	Exercise of options	1,000	C$ 3.0000
November 30, 2020	Exercise of options	125	C$ 1.4500
December 1, 2020	Exercise of options	250	C$ 1.4500
December 1, 2020	Exercise of options	500	C$ 3.0000
December 1, 2020	Exercise of options	250	C$ 8.5000
December 1, 2020	Exercise of options	2,500	C$ 1.3000
December 1, 2020	Exercise of options	2,500	C$ 1.8000
December 2, 2020	Exercise of options	2,500	C$ 2.9000
December 2, 2020	Exercise of options	2,500	C$ 3.1000
December 2, 2020	Exercise of options	1,250	C$ 1.4500
December 2, 2020	Exercise of options	750	C$ 3.0000
December 2, 2020	Exercise of options	250	C$ 8.5000
December 2, 2020	Exercise of options	1,000	C$ 1.3000
December 2, 2020	Exercise of options	1,000	C$ 1.8000
December 2, 2020	Exercise of options	1,000	C$ 2.9000

Date of Issue	Nature of Issue	Number of Class A Shares	Issue Price
December 2, 2020	Exercise of options	1,500	C$ 3.1000
December 2, 2020	Exercise of options	750	C$ 2.1000
December 2, 2020	Exercise of options	160	C$ 8.5000
December 2, 2020	Exercise of options	167	C$ 8.5000
December 2, 2020	Exercise of options	2,500	C$ 3.1000
December 2, 2020	Exercise of options	375	C$ 3.0000
December 2, 2020	Exercise of options	125	C$ 8.5000
December 2, 2020	Exercise of options	3,000	C$ 6.0000
December 4, 2020	Exercise of options	667	C$ 8.5000
December 11, 2020	Exercise of options	375	C$ 3.0000
December 11, 2020	Exercise of options	125	C$ 8.5000
December 17, 2020	December 2020 Offering	2,857,200	C$14.0000
December 31, 2020	Exercise of over-allotment option in connection with the December 2020 Offering	428,580	C$14.0000
January 18, 2021	Exercise of options	125	C$ 1.4500
January 18, 2021	Exercise of options	250	C$ 1.4500
January 19, 2021	Exercise of options	375	C$ 3.0000
January 20, 2021	Exercise of options	250	C$ 1.4500
January 20, 2021	Exercise of options	417	C$ 2.1000
January 20, 2021	Exercise of options	1,000	C$ 1.4500
January 20, 2021	Exercise of options	500	C$ 3.0000
January 20, 2021	Exercise of options	750	C$ 1.4500
January 20, 2021	Exercise of options	1,000	C$ 2.9000
January 20, 2021	Exercise of options	1,000	C$ 1.3000
January 20, 2021	Exercise of options	1,000	C$ 1.8000
January 20, 2021	Exercise of options	500	C$ 2.1000
January 20, 2021	Exercise of options	250	C$ 1.4500
January 20, 2021	Exercise of options	375	C$ 3.0000
January 20, 2021	Exercise of options	300	C$ 3.0000
January 20, 2021	Exercise of options	325	C$ 3.0000
January 21, 2021	Exercise of options	125	C$ 8.5000
January 22, 2021	Exercise of options	1,667	C$ 8.5000
January 25, 2021	Exercise of options	7,360	C$ 2.9000
January 25, 2021	Exercise of options	2,500	C$ 1.3000
January 25, 2021	Exercise of options	2,500	C$ 1.8000
January 25, 2021	Exercise of options	2,500	C$ 2.9000
January 26, 2021	Exercise of options	2,500	C$ 3.1000
January 26, 2021	Exercise of options	1,250	C$ 2.1000
January 26, 2021	Exercise of options	80	C$ 1.4500
January 26, 2021	Exercise of options	500	C$ 8.5000
January 26, 2021	Exercise of options	140	C$ 2.9000

Date of Issue	Nature of Issue	Number of Class A Shares	Issue Price
January 26, 2021	Exercise of options	2,500	C$ 3.1000
January 26, 2021	Exercise of options	2,500	C$ 3.1000
January 26, 2021	Exercise of options	1,300	C$ 3.1000
January 27, 2021	Exercise of options	660	C$ 8.5000
January 27, 2021	Exercise of options	167	C$ 3.0000
January 27, 2021	Exercise of options	1,200	C$ 3.1000
January 27, 2021	Exercise of options	1,250	C$ 2.1000
January 28, 2021	Exercise of options	500	C$ 2.1000
January 28, 2021	Exercise of options	750	C$ 1.4500
January 28, 2021	Exercise of options	500	C$ 3.0000
January 28, 2021	Exercise of options	2,500	C$ 2.1000
January 28, 2021	Exercise of options	2,500	C$ 1.4500
January 28, 2021	Exercise of options	1,500	C$ 1.4500
January 28, 2021	Exercise of options	1,333	C$ 8.5000
January 28, 2021	Exercise of options	750	C$ 1.4500
January 28, 2021	Exercise of options	1,000	C$ 1.8000
January 28, 2021	Exercise of options	1,000	C$ 2.9000
January 28, 2021	Exercise of options	1,000	C$ 3.1000
January 28, 2021	Exercise of options	750	C$ 1.4500
January 28, 2021	Exercise of options	500	C$ 3.0000
January 28, 2021	Exercise of options	250	C$ 8.5000
January 28, 2021	Exercise of options	500	C$ 8.5000
January 29, 2021	Exercise of options	1,920	C$ 1.4500
January 29, 2021	Exercise of options	7	C$ 8.5000
February 01, 2021	Exercise of options	667	C$ 8.5000
February 01, 2021	Exercise of options	1,333	C$ 3.0000
February 05, 2021	Exercise of options	500	C$ 8.5000
February 08, 2021	Exercise of options	125	C$ 8.5000
February 08, 2021	Exercise of options	1,000	C$ 3.1000
February 08, 2021	Exercise of options	667	C$ 3.0000
February 08, 2021	Exercise of options	1,000	C$ 3.0000
February 09, 2021	Exercise of options	500	C$ 2.1000
February 09, 2021	Exercise of options	500	C$ 8.5000
February 10, 2021	Exercise of options	250	C$ 8.5000
February 10, 2021	Exercise of options	3,750	C$ 2.1000
February 10, 2021	Exercise of options	1,000	C$ 3.1000
February 10, 2021	Exercise of options	375	C$ 3.0000
February 10, 2021	Exercise of options	1,250	C$ 2.1000
February 10, 2021	Exercise of options	1,250	C$ 1.4500
February 10, 2021	Exercise of options	1,000	C$ 3.0000
February 10, 2021	Exercise of options	333	C$ 8.5000
February 10, 2021	Exercise of options	175	C$ 3.0000

Date of Issue	Nature of Issue	Number of Class A Shares	Issue Price
February 11, 2021	Exercise of options	300	C$ 3.0000
February 11, 2021	Exercise of options	750	C$ 1.4500
February 11, 2021	Exercise of options	250	C$ 3.1000
February 11, 2021	Exercise of options	1,000	C$ 1.4500
February 11, 2021	Exercise of options	1,250	C$ 2.1000
February 11, 2021	Exercise of options	150	C$ 3.0000
February 11, 2021	Exercise of options	150	C$ 8.5000
February 11, 2021	Exercise of options	1,000	C$ 1.3000
February 12, 2021	Exercise of options	250	C$ 8.5000
February 12, 2021	Exercise of options	500	C$ 3.0000
February 12, 2021	Exercise of options	200	C$ 2.1000
February 12, 2021	Exercise of options	125	C$ 3.0000
February 12, 2021	Exercise of options	125	C$ 8.5000
February 12, 2021	Exercise of options	2,500	C$ 1.8000
February 17, 2021	Exercise of options	500	C$ 3.0000
February 17, 2021	Exercise of options	333	C$ 8.5000
Grant of Options
Date of Grant	Number of Class A Shares Issuable upon Exercise of Options	Exercise Price	Expiry Date
October 23, 2019	200,000	C$ 6.00	October 23, 2029
January 22, 2020	841,250	C$ 8.50	January 22, 2030
January 13, 2021	132,125	C$21.10	January 13, 2031
Award of Restricted Share Units
Date of Award	Number of Class A Shares Issuable upon Vesting of Restricted Share Units
April 22, 2020	232,075
January 13, 2021	374,922

TRADING PRICE AND VOLUME
The Class A Shares are listed for trading on the TSX under the symbol “SCR”. After receiving final approval to graduate to the TSX from the TSX Venture Exchange and the TSX, our Class A Shares commenced trading on the TSX at market open on September 15, 2020 under the existing ticker “SCR”. Our Class A Shares were voluntarily delisted from the TSX Venture Exchange concurrently with the commencement of trading on the TSX. The table below sets forth, for the periods indicated, the reported high and low prices and the trading volume of the Class A Shares on the TSX and the TSX Venture Exchange, as applicable. On February 11, 2021, we completed a share consolidation on the basis of a consolidation ratio of 10:1. Historical trading prices and volumes set out in this Prospectus Supplement have been amended to reflect the 10:1 consolidation. See “Summary Description of the Business — Recent Developments — Share Consolidation”.
Month	High ($)	Low ($)	Volume
February 2020	C$ 7.80	C$ 5.50	447,592
March 2020	C$ 6.60	C$ 2.75	809,550
April 2020	C$ 4.70	C$ 3.40	761,726
May 2020	C$ 6.20	C$ 4.15	661,330
June 2020	C$10.60	C$ 5.70	2,964,375
July 2020	C$ 8.40	C$ 6.60	980,032
August 2020	C$ 7.20	C$ 6.00	1,295,936
September 2020	C$ 8.70	C$ 5.50	2,007,584
October 2020	C$ 8.50	C$ 6.70	932,165
November 2020	C$18.80	C$ 6.70	6,795,443
December 2020	C$18.50	C$12.70	5,895,182
January 2021	C$36.10	C$14.20	10,350,656
February 2021 (1 – 19)	C$56.70	C$28.10	7,752,895
As of the close of business on February 19, 2021, the last trading day prior to the date of this Prospectus Supplement, the closing price of the Class A Shares on the TSX was C$46.06.

DIVIDEND RECORD AND POLICY
We have not paid any dividends on either the Class A Shares or the Special Voting Shares. Our current policy is to retain earnings, if any, for our future growth. Any future declaration of dividends is, subject to certain statutory restrictions and certain restrictions set out in our amended and restated credit facility dated July 14, 2020, between us and a Canadian chartered bank (the “Credit Facility”), within the discretion of our board of directors based on their assessment of, among other factors, our overall financial condition, results of operations, capital and operating expenditure requirements and other relevant factors. See “Risk Factors”.

LEGAL MATTERS
Certain legal matters relating to the Offering will be passed upon on our behalf by McCarthy Tétrault LLP with respect to Canadian legal matters and Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to U.S. legal matters, and on behalf of the Underwriters by Blake, Cassels & Graydon LLP with respect to Canadian legal matters and Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters. As at the date of this Prospectus Supplement, the partners and associates of each of McCarthy Tétrault LLP and Blake, Cassels & Graydon LLP beneficially own, directly and indirectly, less than 1% of our outstanding securities or other property, or that of our affiliates.
INTERESTS OF EXPERTS
The financial statements as at and for the years ended August 31, 2020 and 2019 incorporated by reference in this Prospectus Supplement have been so incorporated in reliance on the report of KPMG LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting. KPMG LLP is independent of the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and are independent with respect to the Corporation within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).
AUDITORS, REGISTRAR AND TRANSFER AGENT
Our independent auditor is KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants, Vaughan Metropolitan Centre, 100 New Park Place, Suite 1400, Vaughan, Ontario L4K 0J3.
The registrar and transfer agent of the Class A Shares in Canada is Computershare Trust Company of Canada at its principal office at 100 University Avenue, North Tower, 8th Floor, Toronto, Ontario, and in the United States is Computershare Trust Company, N.A. at its principal office in 250 Royall Street, Canton, Massachusetts.
ENFORCEMENT OF CIVIL LIABILITIES
Certain of our operations and assets are located outside the United States, and certain of our officers, directors and shareholders reside outside of the United States.
We have appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon us, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or its directors and officers. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
We filed with the SEC, concurrently with the Registration Statement of which this Prospectus Supplement forms a part, an appointment of agent for service of process on Form F-X. Under Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of securities under this Prospectus Supplement.
Certain of our operations and assets are also located outside of Canada, and certain of our officers, directors and shareholders, reside outside of Canada. See “Enforcement of Judgments Against Foreign Persons”.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS
One of our directors resides outside of Canada. This person has appointed the following agent for service of process in Canada:
Name of Person	Name and Address of Agent
Angela Ruggiero	Cartan Limited, Box 48, Suite 5300, Toronto Dominion Bank Tower, Toronto, Ontario, M5K 1E6
Purchasers are advised that it may not be possible to enforce judgments obtained in Canada against any person or company that is incorporated, continued or organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus Supplement forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of KPMG LLP; (iv) the consent of McCarthy Tétrault LLP; (v) the consent of Blake, Cassels & Graydon LLP; and (vi) the Underwriting Agreement.

SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering January 7, 2021
SCORE MEDIA AND GAMING INC.
$325,000,000
Class A Subordinate Voting Shares
Debt Securities
Warrants
Subscription Receipts
Units
Score Media and Gaming Inc. (the “Corporation”, “theScore”, “we”, “us” or “our”) may from time to time offer and issue (i) Class A Subordinate Voting Shares (“Class A Shares”) of the Corporation, (ii) debt securities (“Debt Securities”) of the Corporation, (iii) warrants (“Warrants”) to purchase Class A Shares and/or any other securities of the Corporation, (iv) subscription receipts (“Subscription Receipts”) of the Corporation exchangeable into any of the foregoing, and (v) units (“Units”) of the Corporation comprised of any combination of such securities (Class A Shares, Debt Securities, Warrants, Subscription Receipts and Units are collectively referred to herein as the “Securities”) with an aggregate offering not to exceed $325,000,000 (or its equivalent in any other currency or currency unit used to denominate the Securities at the time of offering) during the 25 month period that this short form base shelf prospectus (this “Prospectus”), including any amendments hereto, remains valid. One or more of our securityholders (“Selling Securityholders”, and each is a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.
Our head office is located at 500 King St. W., Fourth Floor, Toronto, Ontario, M5V 1L9 and our registered office is located at 745 Thurlow Street, Suite 2400, Vancouver, British Columbia, V6E 0C5.
The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”) and may include, where applicable, (i) in the case of Class A Shares, the number of Class A Shares offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price (in the event the offering is a non-fixed price distribution), whether the Class A Shares are being offered for cash and any other specific terms, (ii) in the case of Debt Securities, the aggregate principal amount and ranking of Debt Securities being offered, the issue and delivery date, the maturity date, the offering price, the interest provisions, the currency or currency unit for which the Debt Securities may be purchased, the authorized denominations, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, the method of distribution, the form of Debt Securities, whether the Debt Securities will be secured by any of our assets or guaranteed by any other person, and any other specific terms, (iii) in the case of Warrants, the offering price or manner of determining the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Class A Shares or other securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other specific terms, (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price or manner of determining the offering price, whether the Subscription Receipts are being offered for cash, the Securities issuable in exchange for the Subscription Receipts, the release conditions in respect thereof, the procedures for the exchange of the Subscription Receipts for Securities and any other specific terms, and (v) in the case of Units, the number of Units offered, a description of the Units (including the Securities comprising the Units), the offering price or manner of determining the offering price, and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the offering price of the Securities will be included in the Prospectus Supplement describing the Securities.
All information omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the applicable Prospectus Supplement and only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.

The outstanding Class A Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “SCR”. There is currently no market through which Securities, other than the Class A Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. In the case of Securities other than Class A Shares, this may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.
This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We and/or any Selling Securityholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. See “Plan of Distribution”. A Prospectus Supplement relating to each issue and/or transfer of Securities offered thereby will identify each underwriter, dealer or agent, as the case may be, engaged by us and/or any Selling Securityholder in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities, including the method of distribution, the identity of any Selling Securityholders, the proceeds to the Corporation and/or any Selling Securityholders and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms relating to the offering of such Securities.
Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities will be a new issue of Securities. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to us and/or any Selling Securityholders. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with any offering of the Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.
One of our directors (Angela Ruggiero) resides outside of Canada. This individual has appointed Cartan Limited, Box 48, Suite 5300, Toronto Dominion Bank Tower, Toronto, Ontario M5K 1E6 as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if such person or company has appointed an agent for service of process.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus, in the documents incorporated by reference in this Prospectus and, if applicable, in the applicable Prospectus Supplement. See “Risk Factors”.
We are not, nor is any Selling Securityholder, making an offer of the Securities in any jurisdiction where such offer is not permitted.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this Prospectus, in any associated Prospectus Supplement, and in certain documents incorporated by reference in this Prospectus, constitute “forward-looking information” within the meaning of applicable Canadian securities legislation (“forward-looking statements”). All statements other than statements of historical fact contained in this Prospectus, in any associated Prospectus Supplement, and in documents incorporated by reference in this Prospectus, including, without limitation, those regarding our future financial position and results of operations, strategy, plans, objectives, goals and targets, including in light of the ongoing and evolving COVID-19 pandemic, regulatory approvals, future developments in the markets where we participate or is seeking to participate, and any statements preceded by, followed by or that include the words “believe”, “expect”, “aim”, “intend”, “plan”, “continue”, “will”, “may”, “would”, “anticipate”, “estimate”, “forecast”, “predict”, “project”, “seek”, “should” or similar expressions or the negative thereof, are forward-looking statements. These statements are not historical facts but instead represent only our expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve assumptions, risks and uncertainties that are difficult to predict. Therefore, actual results may differ materially from what is expressed, implied or forecasted in such forward-looking statements.
Additional known and unknown risks, uncertainties, and other factors that could cause actual results, performance or achievements to differ materially include, but are not limited to: the impact of the ongoing and evolving COVID-19 pandemic on our future financial position and results of operations, strategy, plans, objectives, goals and targets; the enactment of enabling legislation and regulations in the jurisdictions in which we operate, or intend to operate, to facilitate internet gaming, including (without limitation) the enactment of federal legislation in Canada to permit single event sports wagering (including the timing of such legislation and regulations being passed and proclaimed in force (if at all) and the terms and conditions imposed in such legislation and regulations on applicable industry participants); our receipt of all relevant licences and approvals under the applicable legislation and regulations (as applicable) of the jurisdictions in which we operate, or intend to operate; the rate of adoption of online gaming in Canada and other jurisdictions, as permitted by applicable legislation and/or regulations; and those discussed under “Risk Factors” in the AIF (as defined herein) and in this Prospectus and in documents incorporated by reference in this Prospectus. Management provides forward-looking statements because it believes they provide useful information to readers when considering their investment objectives and cautions readers that the information may not be appropriate for other purposes. Consequently, all of the forward-looking statements made in this Prospectus and in documents incorporated by reference in this Prospectus are qualified by these cautionary statements and other cautionary statements or factors contained herein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us.
The forward-looking statements discussed under “Risk Factors” in the AIF and in this Prospectus and in documents incorporated by reference in this Prospectus are based on numerous assumptions regarding our present and future business strategies and the environment in which we will operate in the future, including assumptions regarding business and operating strategies, and our ability to operate on a profitable basis.
In addition to the factors discussed under “Risk Factors” in the AIF and in this Prospectus and in documents incorporated by reference in this Prospectus, other factors not currently viewed as material could cause actual results to differ materially from those described in the forward-looking statements. Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be anticipated, estimated or intended. Accordingly, readers should not place any undue reliance on forward-looking statements.
All of the forward-looking information made in this Prospectus and the documents incorporated by reference herein is qualified by these cautionary statements and other cautionary statements or factors contained herein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Corporation.

THIRD PARTY INFORMATION
This Prospectus, the Prospectus Supplement(s) and the documents incorporated by reference herein include market share information and industry data and forecasts, which we obtained from independent industry publications and surveys that we commissioned and our internal surveys. Although we believe these sources to be reliable, we have not independently verified any of the data nor ascertained the underlying economic assumptions relied upon therein. Some data is also based on our estimates, which are derived from our review of internal surveys, as well as independent sources. We cannot and do not provide any assurance as to the accuracy or completeness of such included information. Market forecasts, in particular, are likely to be inaccurate, especially over long periods of time.
CURRENCY PRESENTATION
Unless otherwise indicated, all dollar amounts in this Prospectus are expressed in Canadian dollars.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada, other than the Province of Quebec. Copies of documents incorporated herein by reference may be obtained on request without charge from the Corporation at 500 King Street West, Fourth Floor, Toronto, Ontario M5V 1L9, telephone (416) 479-8812, and are also available electronically at www.sedar.com (“SEDAR”).
The following documents, filed with the securities commissions or similar authorities in each of the provinces of Canada, other than the Province of Quebec, are specifically incorporated by reference into and form an integral part of this Prospectus:
(a)
the annual information form of the Corporation dated October 28, 2020 (the “AIF”) for the year ended August 31, 2020;

(b)
the audited consolidated financial statements of the Corporation as at and for the years ended August 31, 2020 and 2019, together with the notes thereto and the auditors’ report thereon;

(c)
the management’s discussion and analysis of financial condition and results of operations of the Corporation for the year ended August 31, 2020 (the “Annual MD&A”);

(d)
the notice of annual and special meeting of shareholders and management information circular of the Corporation dated December 15, 2019; and

(e)
the material change report of the Corporation dated December 2, 2020 regarding the December 2020 Offering (as defined herein).

Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the independent auditors’ report thereon, management’s discussion and analysis and information circulars and any template version of “marketing materials” (as defined in National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”)) filed with securities commissions or similar authorities in Canada after the date of this Prospectus, and prior to the completion or withdrawal of the distribution of Securities, shall be deemed to be incorporated by reference into this Prospectus.
Any statement in this Prospectus or contained in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseded statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
Upon a new annual information form and related annual audited consolidated financial statements and management’s discussion and analysis being filed by the Corporation with, and where required, accepted by, the applicable securities regulatory authorities during the term of this Prospectus: (i) the previous annual information form, the previous annual audited consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations; (ii) all interim financial statements and related management’s discussion and analysis of financial condition and results of operations, all material change reports and all business acquisition reports filed by the Corporation prior to the commencement of our financial year in respect of which the new annual information form is filed; and (iii) any business acquisition report for acquisitions completed since the beginning of the financial year in respect of which the new annual information form is filed (only if such report is incorporated by reference into the current annual information form or at least nine months of the acquired business or related businesses operations are incorporated into our current annual audited consolidated financial statements) shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
Upon new interim financial statements and related management’s discussion and analysis of financial condition and results of operations being filed by the Corporation with the applicable securities regulatory authorities in Canada during the term of this Prospectus, all interim financial statements and related management’s discussion and analysis of financial condition and results of operations filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
In addition, upon a new information circular relating to an annual meeting of shareholders being filed by the Company with applicable securities regulatory authorities in Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, the information circular for the preceding annual meeting of shareholders and any other information circular filed by the Company prior to the commencement of the Company’s financial year in respect of which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of offers and sales of Securities under this Prospectus.
A Prospectus Supplement containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.
Investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone to provide investors with different or additional information. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law. Investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.
Certain “marketing materials” (as that term is defined under NI 41-101) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of any “marketing materials” (as those terms are defined in NI 41-101) that is provided in connection with a distribution of Securities and filed by the Corporation with applicable regulatory authorities after the date of the applicable Prospectus Supplement for the offering and before the termination of the distribution of such Securities will be deemed to be incorporated by reference into that Prospectus Supplement.

SUMMARY DESCRIPTION OF THE BUSINESS
This summary does not contain all the information that may be important to a prospective investor in deciding whether to invest in the Securities. A prospective investor should read the entire Prospectus, including the section entitled “Risk Factors”, each Prospectus Supplement filed in connection herewith and any documents incorporated by reference herein, before making such decision.
Overview
The Corporation was incorporated pursuant to the Business Corporations Act (Ontario) on August 30, 2012 under the name “theScore, Inc.” and continued under the Business Corporations Act (British Columbia) on August 29, 2019 under the name “Score Media and Gaming Inc.”
Our head office is located at 500 King St. W., Fourth Floor, Toronto, Ontario, M5V 1L9 and our registered office is located at 745 Thurlow Street, Suite 2400, Vancouver, British Columbia, V6E 0C5.
Our Class A Shares are listed and trade on the TSX under the symbol “SCR”.
Business of the Corporation
General Description of the Business
We empower millions of sports fans through our digital media and sports betting products. Our media app ‘theScore’ is one of the most popular in North America, delivering fans highly-personalized live scores, news, stats, and betting information from their favourite teams, leagues, and players. Our sports betting app ‘theScore Bet’ delivers an immersive and holistic mobile sports betting experience and is currently available to place wagers in New Jersey, Colorado, and Indiana. We also create and distribute innovative digital content through our web, social and esports platforms.
theScore
Natively developed for iOS and Android operating systems, theScore app is free to end users and delivers comprehensive and customizable news, scores, stats, and notifications for all major leagues and sports, including the National Football League (“NFL”), NCAA Football and Basketball, the National Basketball Association (“NBA”), Major League Baseball (“MLB”), the National Hockey League (“NHL”), PGA Golf, NASCAR Racing and major European soccer leagues, including the English Premier League and Champions League, as well as special events such as the Olympic Games and FIFA World Cup. theScore app provides sports fans with deep personalization options, allowing them to follow and receive push notifications on news, scores and stats from their favourite teams and fantasy players in real-time with customizable feeds and seamless social sharing. We deliver comprehensive original news content across all major leagues and competitions, presenting stories in a way to make them easily consumable on mobile devices, including rich visuals and multimedia such as videos and embedded tweets. theScore app also includes innovative public chat and messaging features, enabling our community of fans to connect around the games and content they love. News stories are produced by our industry-leading mobile-first newsroom, where a team of news editors creates content via our in-house content management system that allows them to deliver mobile news to the user. During the 2019 fiscal year, we also introduced additional sports betting data and content into theScore app. Coinciding with the launch of theScore Bet, in September 2019 we unveiled ‘Bet Mode’ in our sports media app. When Bet Mode is activated in our sports media app, users unlock access to even faster scoring updates and data, with no need to pull-to-refresh, real-time odds, and additional betting content. In November 2020 we unveiled ‘Bet Section’ in our sports media app. Bet Section provides a new suite of highly personalized betting-related features, including personalized markets, bet tracking, exclusive promotions and community polling, bringing the action of theScore Bet deeper into our sports media app than ever before.
theScore esports
We also provide comprehensive coverage of the growing competitive video gaming scene through theScore esports. Via a dedicated newsroom of specialist content creators, theScore esports produces and shares original video content pieces across its web and social platforms, including features and documentaries on high-profile teams, games and players from across the world of esports, as well as highlights and interviews. theScore esports’ video content is distributed across YouTube, Facebook, Twitter, Instagram, and TikTok. Our primary distribution platform for our video content is YouTube, and as of August 31, 2020 theScore esports had more than 1.4 million subscribers to its YouTube channel.
theScore Bet
Launched in New Jersey in September 2019, theScore Bet is a comprehensive mobile sports betting platform natively built for iOS and Android devices that delivers an immersive and holistic sports betting experience. theScore Bet delivers a wide variety of pre-game and in-game markets and betting options, scores and in-game data, features like early cash-out, and easy and secure deposit and withdrawal options. Fans are able to place bets on sports including NFL and NCAA football, NBA and NCAA basketball, MLB baseball, NHL hockey, PGA golf, ATP and WTA tennis, MMA, and boxing as well as soccer from the UEFA Champions League and Europa League, English Premier League, La Liga, Bundesliga, Ligue 1 and MLS. theScore Bet also delivers a seamless cross-state experience for sports fans as it expands across the U.S. via its mobile app.
In November 2019, we introduced FUSE, a new suite of innovative integrations linking theScore app with theScore Bet. Currently available on iOS devices, FUSE allows users to create bet slips from within theScore app, including markets for money lines, spreads and totals. These native integrations have been embedded into theScore app’s box scores, where users can leverage deep data, scores, and stats to inform, support and now build their bet slip. A single tap then takes registered users directly into theScore Bet to complete the wager.
theScore Bet is authorized to provide sports betting services in New Jersey (by the New Jersey Division of Gaming Enforcement, via our market access agreement with Darby Development LLC, the operator of Monmouth Park Racetrack), in Colorado (by the Colorado Division of Gaming, via our market access agreement with a subsidiary of Jacobs Entertainment Inc.), and in Indiana (by the Indiana Gaming Commission, via a multi-state market access framework agreement with Penn National Gaming). We also have market access for up to 10 additional states via our multi-state market access agreements with Penn National Gaming, subject to the enactment of enabling state gaming laws and regulations, and the receipt of relevant licenses and approvals. theScore Bet also has market access to operate an online casino in New Jersey via a multi-year agreement with Twin River Worldwide Holdings, Inc. and anticipates launching its online casino product in the state in the second half of calendar 2021, subject to securing applicable licensing and regulatory approvals from the New Jersey Division of Gaming Enforcement.
We are a Platinum member of the National Council on Problem Gambling, whose mission is to lead state and national stakeholders in the development of comprehensive policy and programs for all those affected by problem gambling. theScore Bet is committed to promoting safe, responsible gaming, and we provide our users with access to responsible gaming resources and a suite of tools within theScore Bet app in order to help keep betting safe and fun.
theScore Bet — Regulatory Regimes/Gaming Licensure
New Jersey
In New Jersey, the provision of online gaming, sports betting and other aspects of casino gaming are subject to the requirements of the New Jersey Casino Control Act (the “NJ Act”) and the regulations promulgated thereunder. Under the sports wagering laws in New Jersey, third-party companies, such as theScore Bet, may provide services to casino and racetrack licensees to facilitate online/mobile sports wagering, including website hosting. Such service providers must obtain a casino service industry enterprise (a “CSIE”) license. The New Jersey Division of Gaming Enforcement (the “NJ DGE”) is responsible for investigating all license applications, issuing such required licenses and approvals, and prosecuting violations of the NJ Act.
theScore Bet is authorized to provide sports wagering services in New Jersey by the NJ DGE, via a market access agreement with Darby Development LLC, the operator of Monmouth Park Racetrack,

(“Monmouth Park”), a licensed racetrack in the State of New Jersey. The New Jersey Racing Commission (“Racing Commission”) issued a sports wagering license to Monmouth Park on June 13, 2018. Due to the length of investigative time prior to issuing a plenary CSIE license, the New Jersey regulations allow a CSIE applicant to petition the NJ DGE for authorization to conduct business, including sports wagering operations, prior to the issuance of a license at the discretion of the NJ DGE and subject to certain conditions, including the filing of a complete application. On May 14, 2019, theScore Bet submitted its application to the NJ DGE for a CSIE license. In addition to the application for theScore Bet, separate application forms were submitted to the NJ DGE for various entities holding ownership interests in theScore Bet, including theScore as well as for individuals affiliated with and those entities holding a beneficial ownership interest of 5% or more in theScore.
The NJ DGE deemed these applications complete on June 24, 2019 and thereafter the NJ DGE conducted a preliminary review of theScore Bet’s suitability and that of its qualifiers. On August 24, 2019, the NJ DGE issued an order authorizing theScore Bet to commence permanent sports wagering operations, while the NJ DGE completes its investigation of theScore Bet and its qualifiers. Those qualifiers include theScore’s directors, officers, key employees and certain investors of 5% or more, unless otherwise waived from such qualification requirements. If the NJ DGE were to find such a person or investor unsuitable, theScore would be required to sever its relationship with that person or the investor and may be required to dispose of his, her or its interest in theScore. The NJ DGE may conduct investigations into the conduct or associations of our directors, officers, key employees or investors to ensure compliance with applicable standards set for in the NJ Act.
The NJ DGE has input into our operations, including the types of sports wagers and promotions we can offer to New Jersey patrons. The NJ DGE may also levy substantial fines against or seize our assets or the people involved in violating gaming laws or regulations. To date we have demonstrated suitability to obtain and have obtained all NJ DGE approvals necessary for us to operate our existing sports wagering operations within the state of New Jersey.
Indiana
theScore Bet is classified by the Indiana Gaming Commission (“IGC”) as a “sports wagering vendor” (“Vendor”) and has received its “temporary vendor license” (the “Temporary License”). As part of the Temporary License application process, theScore Bet submitted all level-one individual/occupational license applications required by the IGC. Those applications, along with theScore Bet’s corporate Vendor application, were deemed substantially complete and preliminarily acceptable to the IGC, pending completion of a full background investigation and individual applicant interviews (which will conclude in due course). In addition, theScore Bet has also (i) secured the requisite occupational licensing approvals for applicable “lower level” employees; (ii) received IGC approval of all internal controls and house rules associated with theScore Bet’s Indiana mobile application; and (iii) demonstrated the product to the satisfaction of IGC staff, including functionality of geolocation technology. Certain third-party providers of services to theScore Bet were also required to complete various licensing and/or registration requirements with the IGC, all of which have been completed. theScore Bet received authorization from the IGC to commence its mobile sports betting services in Indiana on September 17, 2020. Full investigations related to theScore Bet’s corporate Vendor application and level-one occupational applications are continuing, individual interviews will be conducted, and permanent licenses may be awarded by the IGC at a future date.
theScore Bet is obligated to report to the IGC any transfers of 5% or greater beneficial ownership in theScore Bet. In order to determine the necessary licensing requirements for a new investor, the IGC must receive and review information related to the transaction and provide to such new investor a determination as to which of its corporate entities / individuals will be required to file a license application and which may satisfy the definition of “institutional investor” at 68 IAC 1-1-52 and may therefore be eligible to complete an institutional investor waiver application rather than engage in the full licensing process. This determination is subject to the discretion of the IGC staff.
theScore Bet’s Temporary and/or permanent Vendor license, as well as any occupational licenses held by key individuals, may be subject to disciplinary action up to and including revocation (or theScore Bet may not receive its permanent Vendor license) if theScore Bet violates any of the Indiana Emergency Sports

Wagering Rules (the “Emergency Rules”) or related statutes or IGC directives. Either the Vendor license or individual occupational licenses may be subject to disciplinary action or revocation at the discretion of the IGC for reasons including, but not limited to, failure to update the IGC with information initially disclosed as part of the application process; failure to comply with reporting requirements; and/or failure to comply with any other ongoing requirements related to license fee payments, renewals, and all other requirements detailed in the Emergency Rules.
theScore Bet’s Vendor license, individual level-one occupational licenses, and all level-two occupational licenses are to be renewed on an annual basis, including payment of annual renewal fees. The Vendor license is also contingent on theScore Bet maintaining its market access agreement with Ameristar East Chicago, LLC (a subsidiary of Penn National Gaming Inc.), as Indiana law requires Vendors to remain in contract with a casino partner to maintain a Vendor license through the IGC.
Colorado
theScore Bet holds an “internet sports betting operator” license which was approved by the Colorado Limited Gaming Control Commission (“Commission”) and issued from the Colorado Division of Gaming (“Division”). The internet sports betting operator license allows theScore Bet to offer sports wagering on theScore Bet app in Colorado. Once the Division completes its full investigation and the Commission approves the Division’s findings, this temporary sports betting license will be converted to a permanent license.
Colorado allows sports betting to be conducted by a licensed internet sports betting operator on behalf of a Colorado casino holding a sports betting “master license.” theScore Bet has an agreement with a master licensee — The Gilpin Casino, located in Black Hawk, Colorado (“The Gilpin”) — to conduct online sports wagering on behalf of The Gilpin.
Further, Colorado requires operational approval of an internet sports betting operator’s “sports betting system,” which includes the interactive components, software, and associated equipment that comprise the operator’s sports betting platform. Colorado also requires approval of the “internal control standards” that govern the internet sports betting operator’s sports betting system and that demonstrate how the internet sports betting operator will abide by, among other requirements, ensuring geofencing restrictions, prohibiting excluded participants, managing participant wagering accounts, and establishing house rules. theScore Bet has received operational approval of both its sports betting system and internal control standards from the Division.
In Colorado, all sports betting licenses expire two years after issuance but may be renewed upon the filing and approval of a renewal application by the Commission. Renewal applications for internet sports betting operators and vendor majors must be received by the Division no later than 120 days before the expiration of the current license. Colorado sports betting licensees have an ongoing obligation to disclose any changes in board directors or corporate officers, as well as other key individuals who oversee the licensee’s sports betting operations. Licensees must also disclose any person who acquires “any voting or controlling interest of ten percent or more,” and any person who acquires “any nonvoting or passive ownership interest of twenty-five percent or more.” In addition, licensees must disclose changes in their corporate structure, including all parent, holding, intermediary, and subsidiary companies of the licensee.
The Commission has broad powers to suspend, revoke, or not renew sports betting licenses. Licenses shall be revoked if a licensee has: provided misleading information to the Division or to the Commission; been convicted of a felony or any gambling-related offense; become a person whose character is no longer consistent with the protection of the public interest and trust in sports betting; or intentionally refused to pay a prize to a person entitled to receive the price. Licenses may be suspended, revoked, or not renewed if a licensee: is delinquent in remitting money rightfully owed to players, contractors, or others involved in sports betting; fails to ensure the trustworthy operation of sports betting; or commits any intentional violation of any sports betting law, regulation, or other rule or guidance.

RECENT DEVELOPMENTS
December 2020 Bought Deal Offering
On December 17, 2020, we closed a bought deal offering (the “December 2020 Offering”) of 28,572,000 Class A Shares pursuant to a short form prospectus dated December 11, 2020 (the “December Prospectus”) at a price of $1.40 per Class A Share for aggregate gross proceeds of $40,000,800. Canaccord Genuity Corp. and Eight Capital acted as lead underwriters for the December 2020 Offering on behalf of a syndicate of underwriters which also included Cormark Securities Inc., INFOR Financial Inc. and Scotia Capital Inc. (collectively, the “Underwriters”). We intend to use the net proceeds from the December 2020 Offering to fund working capital and other general corporate purposes, including the continued growth and expansion of theScore Bet’s operations in the United States and Canada by supporting the multi-jurisdiction deployment and operation of theScore Bet and user acquisition and retention in jurisdictions where we currently operate, or will be operating in the future.
In connection with the December 2020 Offering, we granted the Underwriters an over-allotment option (the “Over-Allotment Option”) to purchase up to an additional 4,285,800 Class A Shares (the “Over-Allotment Shares”) at a price of $1.40 per Over-Allotment Share for aggregate gross proceeds of up to $6,000,120 on the same terms and conditions of the December 2020 Offering, exercisable once in whole or in part at the sole discretion of the Underwriters at any time on or before 5:00 P.M. (Toronto time) on January 16, 2021 for the purpose of covering the Underwriters’ over-allocation position, if any, and for market stabilization purposes. The Underwriters subsequently exercised the Over-Allotment Option in full, resulting in our issuance on December 31, 2020 of 4,285,800 Over-Allotment Shares for aggregate gross proceeds of $6,000,120. Further detail relating to our intended use of the net proceeds of the December 2020 Offering, including the net proceeds from the Underwriters’ exercise of the Over-Allotment Option, is provided in the December Prospectus.
Canadian Gaming Regulatory Landscape
Canada’s federal Criminal Code, R.S.C., 1985, c. C-46 (the “Code”), makes it an offence for any entity other than a provincial government to offer sports-betting services to residents of Canada. The Code contains an exception that allows each provincial government to ‘conduct and manage’ gambling operations, including sports betting, within its jurisdiction. The provinces responded to this exception by establishing purpose-specific corporations (typically lottery corporations) to conduct and manage gaming on behalf of the applicable provincial government. Lottery corporations are, for all intents and purposes, the monopoly providers of legal gaming, including sports-betting, in their respective provinces.
Notwithstanding the broad exception for provincial operations described above, the Code maintains a blanket prohibition on certain betting activities, including the taking of bets on a single sporting event. As this prohibition extends to provincial governments, there is currently no legal avenue for betting on single sports events.
In April 2019, Ontario’s provincial government commenced consultations with key industry stakeholders to establish a more competitive market for online legal gambling, including sports betting. It is now anticipated that within the next two fiscal quarters, the Ontario government will introduce a new legal structure for online gaming that will be based on a license, tax and regulate model. If introduced, we expect that this will permit companies like ours to provide sports betting and other gaming services directly to Ontario residents. Further, the general consensus of Canadian regulatory and industry groups is that once Ontario introduces this new model for online gaming, other provinces and territories will likely follow suit. Assuming this does occur, there is the prospect of a significant Canadian internet gaming market within the next two to three years.
On November 5, 2020, the Government of Ontario introduced the 2020 Ontario Budget in which the Government of Ontario confirmed its intention to introduce legislation that, if passed, would give the Alcohol and Gaming Commission of Ontario (the “AGCO”), through a dedicated subsidiary, authority to conduct and manage internet gaming within Ontario and to serve as the regulator therefor. We understand that the Province of Ontario and the AGCO intend to continue consulting with key stakeholders, including

theScore, on the design of the internet gaming market to reflect consumer preferences and foster an exciting gaming experience, while ensuring that appropriate responsible gaming protections are in place.
On November 26, 2020, the Minister of Justice and Attorney General of Canada introduced a bill that proposes to decriminalize single event sport betting through the amendment of Section 207(4)(b) of the Code. If passed into law, the proposed changes will give the provinces and territories of Canada the ability to offer single event sport betting products and the discretion to manage single event sport betting in their respective jurisdictions. If the bill does proceed through the House of Commons and the Senate without significant objections, it may dovetail with the “privatizing” of online gaming by the provinces and territories, permitting us to offer betting on single sports events to residents of Canada located in provinces and/or territories permitting such activities.
Business Enhancements
After receiving final approval to graduate to the Exchange from the TSX Venture Exchange and the Exchange, our Class A Shares commenced trading on the Exchange at market open on September 15, 2020 under the existing ticker “SCR”. Our Class A Shares were voluntarily delisted from the TSX Venture Exchange concurrently with the commencement of trading on the Exchange.
On November 12, 2020, we introduced ‘Bet Section’ to theScore media app. Bet Section provides users with a new suite of highly personalized betting-related features, including personalized markets, bet tracking, exclusive promotions and community polling, bringing the action of theScore Bet deeper into our sports media app than ever before.
COVID-19 Operational Update
We continue to actively respond to the rapidly evolving COVID-19 pandemic by taking measures to ensure the health and safety of our team members, and to mitigate the business impact on the Corporation caused by the unprecedented postponement, suspension or cancellation of global sporting events. We successfully adopted a mandatory work-from-home program on March 16, 2020. As substantially all of our day-to-day activities can be fully performed by personnel working remotely, we have remained fully operational during this period. The extent to which the COVID-19 pandemic may impact our business and activities will depend on future developments which remain highly uncertain and cannot be predicted with confidence, such as the spread and severity of the disease, the duration of the outbreak including any possible resurgence, and actions taken by the Canadian and U.S. authorities to control the spread of the virus, as well as the postponement, suspension, cancellation, rescheduling and resumption of sporting events, the impact of the pandemic on consumer and advertiser spending, and the ability or willingness of suppliers and vendors to provide products and services.
Despite the unprecedented disruption to the sports calendar caused by the COVID-19 pandemic, we achieved 3.0 million average monthly active users of theScore app on iOS and Android in Q4 F2020, representing nearly 83% of our average monthly active users achieved in the same period in the previous year. Live sports drive significant engagement in theScore app, and the disruption to the sports calendar led to an expected decline in engagement in Q4 F2020. However, our focus on delivering innovative and interactive content during this period resulted in users continuing to engage with theScore app, with 70 average monthly sessions-per-user during Q4 F2020.

SUMMARY OF CAPITAL STRUCTURE
Our authorized capital consists of an unlimited number of Special Voting Shares (“Special Voting Shares”), an unlimited number of Class A Shares and an unlimited number of Preference Shares (“Preference Shares”), issuable in series, of which there are 5,566 Special Voting Shares, 433,622,195 Class A Shares and nil Preference Shares outstanding as of January 6, 2021.
We also have outstanding a $40,000,000 8.00% convertible unsecured subordinated debenture due August 31, 2023 that was issued to a fund managed and controlled by Fengate Asset Management pursuant to investment agreement dated August 31, 2019.
As at January 6, 2021, we have reserved 55,000,000 Class A Shares for issuance through our amended and restated stock option and restricted stock unit plan. We currently have 34,708,082 options to acquire Class A Shares issued and outstanding.
Each applicable Prospectus Supplement will describe any material change, and the effect of such material change, on our share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds to the Corporation from the sale of the Securities will be used to fund the continued growth and expansion of theScore Bet’s operations in the United States and Canada by supporting the multi-jurisdiction deployment and operation of theScore Bet and user acquisition and retention in jurisdictions where we are, or will be, operating, and for working capital and other general corporate purposes. We will not receive any proceeds from any sale of Securities by a Selling Securityholder.
Growth and Expansion of theScore Bet in the United States and Canada
More specifically, we intend to use the net proceeds of any sale of Securities to fund growth and expansion of theScore Bet in New Jersey, Colorado and Indiana, and in additional jurisdictions where we have market access and where we intend to pursue market access or direct licensing (subject in each case to the enactment of enabling state gaming laws and regulations and the receipt of relevant licenses and approvals).
Our growth plan contemplates continued investment in product development to enhance the features and functionality of theScore Bet’s mobile sports betting platform, including the extension of the platform to support online gaming, additional integrations with our sports media app, investments in technology, operations, infrastructure and systems to support the multi-jurisdictional deployment and operation of theScore Bet, and investments in marketing to support user acquisition and retention.
As additional jurisdictions in the United States and Canada enact enabling legislation for mobile sports betting, online gaming, or both, we plan to enter into further market access agreements or pursue operating licenses issued by state or provincial gaming authorities, as applicable. The cost of market access agreements and direct licenses will vary by jurisdiction, depending on the size of the jurisdiction, the nature of the enabling legislation and the number of available market access partners, licenses, or both.
The use of the net proceeds of any sale of Securities to fund the growth and expansion of theScore Bet’s operations in the United States and Canada is subject to change due to the influence of many evolving variables, including the enactment of enabling gaming legislation and regulations, negotiation of market access, applications for direct licensure and the receipt of required licenses and other regulatory approvals. As a result, we cannot definitively provide details with respect to timing or specific uses of the net proceeds of any sale of Securities, nor have we specifically allocated the net proceeds amongst the purposes described in this section as at the date of this Prospectus. Such decisions will depend on market and competitive factors, as described herein, as they evolve over time. We intend to invest the net proceeds of any sale of Securities in short-term interest-bearing investments or accounts until they are deployed.
The amount of net proceeds expected to be received from each sale of Securities, each of the principal purposes for which we intend to use those net proceeds, and periods of time during which we intend to use those net proceeds, will be set forth in the applicable Prospectus Supplement. We may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.
Although we intend to expend the net proceeds from the Offering as set forth above, there may be circumstances where for sound business reasons, a reallocation of funds becomes prudent or necessary, and may vary materially from that set forth above. See “Risk Factors”.
We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, including circumstances relating to the impacts of the COVID-19 pandemic on our business and operations, many of which are beyond our control. There is no assurance that sufficient revenues will be generated in the near future, and we may continue to incur negative operating cash flow. We may need to deploy a portion of our working capital to fund such negative operating cash flows or seek additional sources of funding. See “Risk Factors” in the AIF and in this Prospectus and in the documents incorporated by reference in this Prospectus.
On December 17, 2020, we closed the December 2020 Offering for aggregate net proceeds of $37,286,724.71. On December 31, 2020, we closed the exercise by the Underwriters of the Over-Allotment Option for aggregate net proceeds of $5,622,822.80, which, together with the aggregate net proceeds of the December 2020 Offering received on December 17, 2020, amounted to cumulative net proceeds of $42,831,796.51. We stated in the December Prospectus that we intend to use the net proceeds from the December 2020 Offering, including any exercise by the Underwriters of the Over-Allotment Option, to fund working capital and other general corporate purposes, including the continued growth and expansion of theScore Bet’s operations in the United States and Canada by supporting the multi-jurisdiction deployment and operation of theScore Bet and user acquisition and retention in jurisdictions where we currently operate, or will be operating in the future. To date, there have been no material variances in the use of proceeds from the December 2020 Offering from the disclosures made in the December Prospectus.
PLAN OF DISTRIBUTION
The Corporation and/or the Selling Securityholders may sell Securities (i) to or through underwriters or dealers, (ii) directly to purchasers, (iii) through agents, or (iv) through a combination of any of these methods of sale.
The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation, any Selling Securityholders and/or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and/or any Selling Securityholders and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.
The Prospectus Supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities including to the extent applicable, the initial offering price, the proceeds to the Corporation and/or any Selling Securityholders, and the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers. Any underwriters, dealers or agents with respect to a particular offering of Securities will be named in the Prospectus Supplement relating to such offering. See “Selling Securityholders”.
In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. Any purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the over- allotment option or secondary market purchases.
Under agreements which we and/or any Selling Securityholders may enter, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation and/or any Selling Securityholders against certain liabilities, including liabilities under the securities legislation of each of the provinces of Canada or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us and/or any Selling Securityholders in the ordinary course of business.
Unless otherwise stated in a Prospectus Supplement relating to such Securities, each distribution of Securities will be a new issue of securities for which there is no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.
Unless otherwise specified in the applicable Prospectus Supplement, this Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Securities in the United States. Unless otherwise specified in the applicable Prospectus Supplement, the Securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. Each underwriter, dealer and agent who participates in the distribution will agree not to sell or offer to sell or to solicit any offer to buy any Securities within the United States or to, or for the account or benefit of, a U.S. Person, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws.
SELLING SECURITYHOLDERS
This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain Selling Securityholders.
The terms under which Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number of Securities being distributed for the accounts of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities in question; (vii) if a Selling Securityholder acquired the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on a per security basis; and (viii) the disclosure required by Item 1.11 of Form 44-101F1 Short Form Prospectus and Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the applicable Prospectus Supplement.
DESCRIPTION OF EQUITY SECURITIES
The holders of Class A Shares are entitled to receive notice of and to attend, and to cast one vote for each Class A Share held by them at all meetings of our shareholders, other than meetings at which only the holders of another class or series of shares (if any) are entitled to vote separately as a class or series and other than with respect to certain matters which are exclusively reserved for the holders of the Special Voting Shares.
The holders of Class A Shares, voting separately as a class, have the right to elect that number of members of the Board that is not elected by the holders of the Special Voting Shares (other than the director, if any, that holders of the Preference Shares are collectively entitled to elect), provided that at no time will the number of directors to be elected by the holders of the Class A Shares be less than two directors.
In particular, the holders of Special Voting Shares, voting separately as a class, have the right to elect that number of members of the Board that is equal to the sum of: (i) the number of members of the Board that would constitute a majority of the authorized number of our directors (after deducting one from such authorized number if the holders of the Preference Shares are collectively entitled to elect one director), plus (ii) two, subject to the rights of the holders of the Class A Shares to elect at least two members of the Board.
The holders of Class A Shares are entitled to receive, subject to the prior rights of the holders of the Preference Shares and to the pari passu rights of the holders of the Special Voting Shares, any dividend declared by the Board on the Class A Shares. We have not declared any dividends or distributions on the Class A Shares since our incorporation. Any future determination to pay dividends or make distributions will be at the discretion of the Board and will depend on our capital requirements, financial performance and such other factors as the Board considers relevant.
Subject to the rights of holders of shares ranking prior to or on a parity with the Class A Shares, the holders of Class A Shares shall be entitled to receive pari passu with the holders of Special Voting Shares, the remaining property of theScore in the event of any liquidation, dissolution or winding-up of theScore, whether voluntary or involuntary, or other distribution of the assets of theScore among its shareholders for the purpose of winding-up its affairs.
The Securities offered pursuant to this Prospectus may include Class A Shares issuable upon exercise of any Warrants, Class A Shares issuable upon conversion of any Debt Securities or Subscription Receipts, and Units comprised, in whole or in part, by Class A Shares.
DESCRIPTION OF DEBT SECURITIES
We may issue Debt Securities independently or together with other Securities, and Debt Securities sold with other Securities may be attached to or separate from the other Securities. The following description of Debt Securities sets forth certain general terms and provisions of the Debt Securities that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. We will provide particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in the Prospectus Supplement relating to such series. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.
Debt Securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between the Corporation and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a “Trustee”). The description below is a summary of certain anticipated provisions of the applicable Debt Indenture and should be read together with the provisions of such Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a copy of which will be filed by the Corporation with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Debt Securities thereunder, and will be available electronically on SEDAR under our profile.
Debt Securities may be offered separately or in combination with one or more other Securities. We may also, from time to time, issue Debt Securities and incur additional indebtedness other than pursuant to Debt Securities issued under this Prospectus.

General
Debt Securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of that series.
The Prospectus Supplement will set forth, as applicable, the following terms relating to the Debt Securities being offered:
•
the specific designation and any limit on the aggregate principal amount of the Debt Securities;

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the currency or currency units for which the Debt Securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

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the offering price (at par, at a discount or at a premium) of the Debt Securities;

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the date(s) on which the Debt Securities will be issued and delivered;

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the authorized denominations;

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whether the Debt Securities will be secured by any of the Corporation’s assets or guaranteed by any other person;

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the date(s) on which the Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

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the rate(s) per annum (either fixed or floating) at which the Debt Securities will bear interest (if any) and, if floating, the method of determining such rate(s);

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the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

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if applicable, the provisions for subordination of the Debt Securities to our other indebtedness;

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the identity of the Trustee under the applicable Debt Indenture pursuant to which the Debt Securities are to be issued;

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any redemption terms, or terms under which the Debt Securities may be defeased prior to maturity;

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any repayment or sinking fund provisions;

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any events of default applicable to the Debt Securities;

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whether the Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

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whether the Debt Securities may be converted or exchanged for other of our Securities or those of any other entity;

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if the Debt Securities are issued as a Unit with another Security, the date on and after which the Debt Securities and the other Security will be separately transferable;

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if applicable, our ability to satisfy all or a portion of any redemption of the Debt Securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of our Securities or those of any other entity, and any restrictions on the persons to whom such Securities may be issued;

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provisions applicable to amendment of the Debt Indenture; and

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any other material terms, conditions or other provisions (including covenants) applicable to the Debt Securities.

Modifications
The Corporation may amend the indentures and the Debt Securities, without the consent of the holders of the Debt Securities, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of the outstanding Debt Securities. Other amendment provisions shall be as indicated in the Prospectus Supplement.
DESCRIPTION OF WARRANTS
We may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants will be issued under and governed by the terms of one or more warrant agreements or indentures that we will enter into with one or more banks or trust companies acting as warrant agent or trustee that will be named in the applicable Prospectus Supplement.
Selected provisions of the Warrants and the warrant agreements or indentures are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement or indenture, and any Warrants to be issued thereunder, are summaries of certain anticipated provisions thereof and should be read together with the applicable Prospectus Supplement and the provisions of the applicable warrant agreement or indenture.
A description of the material terms of any Warrants that we offer, and the extent to which the general terms and provisions described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Warrants being offered:
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the designation of the Warrants;

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the aggregate number of Warrants offered and the offering price, if any;

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the designation, number and terms of the Class A Shares or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

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the exercise price of the Warrants;

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the dates or periods on, after or during which the Warrants are exercisable;

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the designation and terms of any Securities with which the Warrants are issued and the number of Warrants that will be issued with each such Security;

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if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

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the currency or currency unit in which the offering price, if any, and exercise price are denominated;

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any minimum or maximum amount of Warrants that may be exercised at any one time;

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whether such Warrants will be listed on any securities exchange;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

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whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions; and

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any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.
Modifications
The Corporation may amend the warrant agreements or indentures and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of the outstanding Warrants. Other amendment provisions shall be as indicated in the Prospectus Supplement.

Enforceability
The warrant agent or trustee, as applicable, will act solely as our agent. The warrant agent or trustee, as applicable, will not have any duty or responsibility if we default under the warrant agreements or indentures or the warrant certificates. A Warrant holder may, without the consent of the warrant agent or trustee, as applicable, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s Warrants.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
We may issue Subscription Receipts, independently or together with other Securities, and Subscription Receipts sold with other Securities may be attached to or separate from the other Securities. Subscription Receipts will be issued under one or more subscription receipt agreements that we will enter into with one or more escrow agents. If underwriters or agents are involved in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the subscription receipt agreement governing those Subscription Receipts. The relevant subscription receipt agreement will establish the terms of the Subscription Receipts.
A Subscription Receipt is a security of the Corporation that will entitle the holder to receive a specified number of Securities, for no additional consideration, upon satisfaction of one or more release conditions. A description of the material terms of any Subscription Receipts that we offer, and the extent to which the general terms and provisions described in this section apply to those Subscription Receipts, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Subscription Receipts being offered:
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the designation of the Subscription Receipts;

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the aggregate number of Subscription Receipts offered and the offering price;

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the currency or currency unit in which the Subscription Receipts will be offered;

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the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Securities;

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the number of Securities that may be obtained upon the conversion of each Subscription Receipt, the anti-dilution provisions that will result in the adjustment of that number and the period or periods during which any conversion must occur;

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the designation and terms of any other Securities with which the Subscription Receipts will be offered and the number of Subscription Receipts that will be offered with each Security;

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the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the escrow agent holding in escrow all or a portion of the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon, pending satisfaction of the release conditions;

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the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

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whether such Subscription Receipts will be listed on any securities exchange;

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procedures for the refund by the escrow agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the release conditions are not satisfied;

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any entitlement of the Corporation to purchase the Subscription Receipts in the open market by private agreement or otherwise;

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if the Subscription Receipts are issued as a Unit with another Security, the date on and after which the Subscription Receipts and the other Security will be separately transferable;

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provisions as to modification, amendment or variation of the subscription receipt agreement or any rights or terms attaching to the Subscription Receipts;

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any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

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any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF UNITS
We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.
A description of the material terms of the Units that we offer, and the extent to which the general terms and provisions described in this section apply to those Units, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Units being offered:
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the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

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whether the Units will be issued as global securities and, if so, who the depositary will be.

OTHER MATTERS RELATING TO THE SECURITIES
General
The foregoing descriptions of the terms of the Debt Securities, Warrants, Subscription Receipts and Units set forth certain general terms and provisions of such Securities. The particular terms and provisions of the Debt Securities, Warrants, Subscription Receipts and Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described herein may apply to them, will be described in the Prospectus Supplement filed in respect of such Securities.
The Corporation reserves the right to include in a Prospectus Supplement specific terms pertaining to Debt Securities, Warrants, Subscription Receipts and Units that are not within the descriptions set forth in this Prospectus, provided that such Securities will not be specified derivatives or asset-backed securities. To the extent that any terms or provisions or other information pertaining to Debt Securities, Warrants, Subscription Receipts and Units described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those Securities. If applicable, prospective investors should rely on information in the applicable Prospectus Supplement and read this Prospectus.
Securities offered under this Prospectus may be issued in certificated form or in book-entry-only form.
Certificated Form
Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable Trustee.
Book-Entry-Only Form
Securities issued in “book-entry-only” form must be purchased, transferred or redeemed through participants (“participants”) in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry-only offering, we will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities issued in book-entry-only form will be entitled to a certificate or other instrument from the Corporation or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of such Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the book-entry-only Securities. Reference in this Prospectus to a holder of book-entry-only Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.
If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry-only Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then such Securities will be issued in certificated form to holders or their nominees.
Transfer or Conversion of Securities
Certificated Form
Transfer of ownership or conversion of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the indenture or certificates representing such Securities, as applicable.
Book-Entry-Only Form
Transfer of ownership or conversion of Securities held in book-entry-only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.
Payments and Notices
Certificated Form
Any payment of a dividend or other payment in respect of a Security, as applicable, will be made by us, and any notices in respect of a Security will be given by the Corporation, directly to the registered holder of such Security, unless the applicable indenture in respect of such Security provides otherwise.
Book-Entry-Only Form
Any payment of a dividend or other payment in respect of a Security, as applicable, will be made by the Corporation to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.
As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any dividend or other payment due on the Securities to the depository or its nominee.

Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry-only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Corporation, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has, directly or indirectly through its financial intermediary, with its participant to give such notice or take such action.
The Corporation, any underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry-only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interests in the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.
EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided as required by applicable securities laws in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities having a maturity in excess of one year pursuant to this Prospectus.
PRIOR SALES
Prior sales will be provided as required by applicable securities laws in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Trading prices and volume will be provided as required by applicable securities laws in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
CERTAIN INCOME TAX CONSIDERATIONS
This Prospectus does not address the tax considerations for an investor acquiring, holding or disposing of Securities.
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada with respect to the acquisition, ownership and disposition of any Securities offered thereunder.
In addition, the applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada and who acquires any Securities offered thereunder, including whether certain payments on the relevant Securities will be subject to Canadian non-resident withholding tax.
The applicable Prospectus Supplement may also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Prospective investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors prior to deciding to purchase any Securities.

RISK FACTORS
Prospective purchasers of Securities should carefully consider the risk factors described in this Prospectus, those described in a document incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities. An investment in the Securities is subject to various risks, including without limitation those risks inherent to the industries in which we operate. If any of the events contemplated by these risk factors occurs, our revenues or financial condition could be materially harmed, which could adversely affect the value of the Securities. In addition to the below, discussions of certain risks affecting the Corporation in connection with our business are provided in our disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus, including in the AIF and those described in our Annual MD&A. See “Documents Incorporated by Reference”. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information”. Additional risks not presently known to us or that we currently consider immaterial may also materially and adversely affect us. If any of the events identified in these risks and uncertainties were to actually occur, our business, financial condition or results of operations could be materially harmed.
If we are unable to ultimately generate sufficient revenues to become profitable and have positive cash flows it could have a material adverse effect on our prospects, business, financial condition, results of operations or overall viability as an operating business.
We have a history of operating losses and we can be expected to generate continued operating losses and negative cash flows in the future while we carry out our current business plan to further develop and expand our businesses in digital sports media and mobile sports betting. We have made significant up-front investments in research and development, sales and marketing, market access for mobile sports betting and general and administrative expenses in order to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated negative operating cash flows from operations. The successful development and commercialization of these operations will depend on a number of significant financial, logistical, technical, marketing, legal, regulatory, competitive, economic and other factors, the outcome of which cannot be predicted. In addition, we have a limited operating history with respect to our newer product offerings such as our sports betting products, which makes it difficult to forecast future results. There is no guarantee that such operations will become profitable or produce positive cash flow or that we will be successful in generating significant revenues in the future or at all. While we can utilize cash and cash equivalents to fund our operating and development expenditures, we do not have access to material amounts under committed credit facilities or other committed sources of funding. Our inability to ultimately generate sufficient revenues to become profitable and have positive cash flows could have a material adverse effect on our prospects, business, financial condition, results of operations or overall viability as an operating business.
We may not be able to meet our financial obligations as they fall due which could have a material adverse effect on our prospects, business, financial condition and results of operations.
Liquidity risk is the risk that we will not be able to meet our financial obligations as they fall due. Our objective in managing liquidity is to ensure we will always have sufficient liquidity to meet our liabilities when due, under both normal and distressed conditions, without incurring unacceptable losses or risking damage to our reputation. There is no assurance that our approach to managing liquidity will prove successful and should we be unable to meet our liabilities when due it could have a material adverse effect on our prospects, business, financial condition and results of operations.
The current COVID-19 pandemic could have a material adverse effect on our business, affairs, operations, results of operations, financial condition, liquidity, availability of credit and foreign exchange exposure.
The current COVID-19 pandemic crisis continues to evolve rapidly and could have a material adverse impact on our business, affairs, operations, results of operations, financial condition, liquidity, availability of credit and foreign exchange exposure. COVID-19 is altering business and consumer activity in affected areas and beyond. The global response to the COVID-19 outbreak has resulted in, among other things, border closures, severe travel restrictions, the temporary shut-down of non-essential services and extreme fluctuations in financial and commodity markets. Additional measures may be implemented by one or more governments in jurisdictions where we operate. Labour shortages due to illness, company or government-imposed isolation programs, or restrictions on the movement of personnel could result in a reduction or cessation of all or a portion of our operations.
The extent to which the COVID-19 pandemic may impact our business and activities will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the spread of the disease, the duration of the outbreak, new information which may emerge concerning the spread and severity of the coronavirus, actions taken by Canadian and U.S. authorities to manage this pandemic, the postponement, suspension, cancellation or rescheduling of sports leagues and sporting events, the impact of the pandemic on consumer and advertiser spending, and the ability or willingness of suppliers and vendors to provide products and services. If the coronavirus continues to spread at the current pace, disruption to consumer spending and trade could trigger a global recession.
The actual and threatened spread of COVID-19 globally could also have a material adverse effect on the regional economies in which we operate, could continue to negatively impact stock markets, including the trading price of the Class A Shares, could cause continued interest rate volatility and movements and could adversely impact our ability to raise capital.
Any of these developments, and others, could have a material adverse effect on our business, affairs, operations, results of operations, financial condition, liquidity, availability of credit and foreign exchange exposure. In addition, because of the severity and global nature of the COVID-19 pandemic, it is possible that estimates in our financial statements could change in the near term and the effect of any such changes could be material, which could result in, among other things, an impairment of non-current assets and a change in the expected credit losses on accounts receivable. We are constantly evaluating the situation and monitoring any impacts or potential impacts on our business.
We may use the Proceeds from the Sale of Securities for purposes other than those set out in this Prospectus and any Prospectus Supplement.
Unless otherwise stated in any Prospectus Supplement, we currently intend to allocate the net proceeds received from any sale of Securities as described under the heading “Use of Proceeds” in this Prospectus. However, management will have discretion in the actual application of the proceeds, and may elect to allocate proceeds differently from that described under the heading “Use of Proceeds” in this Prospectus and any Prospectus Supplement, as applicable, if it believes that it would be in our best interests to do so if circumstances change. The failure by management to apply these funds effectively could have a material adverse effect on our business.
There is currently no existing market through which the Securities, other than the Class A Shares, may be sold.
Other than for Class A Shares, there is no market through which the Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and any Prospectus Supplement. There can be no assurance that an active trading market will develop for Debt Securities, Warrants, Subscription Receipts or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation.
The public offering prices of the Securities may be determined by our negotiations with the applicable underwriters, dealers, agents or other purchasers based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering, if any public market develops. See “Plan of Distribution”.
We may require substantial additional equity or debt financing in order to carry out our business objectives and failure to obtain sufficient financing could have a material adverse effect on our business, financial condition and results of operations.
Despite the anticipated net proceeds from the sale of Securities, we may require substantial additional equity or debt financing in order to carry out our business objectives, including the continued development of new and upgraded functionality of our products and services. There can be no assurance that debt or equity financing or cash generated by operations would be available or sufficient to meet these requirements or for other corporate purposes or, if debt or equity financing is available, that it would be on terms acceptable to us. Failure to obtain sufficient financing may result in the delay or indefinite postponement of development or production on any or all of our products and services which could have a material adverse effect on our business, financial condition and results of operations. In addition, any future financing may also be dilutive to our existing shareholders.
We have a major shareholder with 100% of the Special Voting Shares and the ability to significantly influence the election of directors and to generally direct our affairs.
Mr. John Levy controls or directs 100% of our issued and outstanding Special Voting Shares and approximately 18.1% of our outstanding Class A Shares. As a result, Mr. Levy is entitled to nominate a majority of the members of our board of directors and he has the ability to influence the outcome of matters submitted to our shareholders for approval, which include amendments to our corporate governing documents and business combinations. Our interests and the interests of other shareholders may at times conflict with those of Mr. Levy, and this conflict might be resolved against our interests and the interests of other shareholders. Due to these shareholdings and contractual rights of Mr. Levy and John Levy Family Holdings Ltd., Mr. Levy will be in a position to determine whether we or our operations are acquired by a third party, to significantly influence the election of the members of our board of directors and the board of directors of our subsidiaries and to generally direct our affairs.
AUDITORS, TRANSFER AGENT AND REGISTRAR
Our independent auditor is KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants, Vaughan Metropolitan Centre, 100 New Park Place, Suite 1400, Vaughan, Ontario L4K 0J3.
The registrar and transfer agent of the Class A Shares is Computershare Trust Company of Canada at its principal office at 100 University Avenue, North Tower, 8th Floor, Toronto, Ontario.
LEGAL MATTERS AND INTEREST OF EXPERTS
Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters in connection with the offering of Securities will be passed upon on behalf of the Corporation by McCarthy Tétrault LLP. As of the date of this Prospectus, the partners and associates of McCarthy Tétrault LLP as a group beneficially own, directly or indirectly, less than 1% of the outstanding Class A Shares of the Corporation. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering in the applicable Prospectus Supplement by such underwriters, dealers or agents.
KPMG LLP, are the auditors of the Corporation. KPMG LLP has confirmed that it is independent of the Corporation, within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.
WHERE TO FIND MORE INFORMATION
Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to this Prospectus for a complete description of the matter involved. Each time we sell Securities under this Prospectus, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.
We file annual and quarterly financial information and material change reports, business acquisition reports and other material with the securities commission or similar regulatory authority in each of the provinces of Canada, other than the Province of Quebec. You may read and download any public document that we have filed with the securities commission or similar regulatory authority in all provinces of Canada except the Province of Quebec on SEDAR at www.sedar.com. Documents filed on SEDAR are not incorporated by reference into the Prospectus unless expressly provided herein or therein.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may, after the final disposition of such a legal proceeding or investigative action, pay all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person described above in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may, as they are incurred in advance of the final disposition of such legal proceeding or investigative action, pay such costs, charges and expenses as they are actually and reasonably incurred by such person described above, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses actually and reasonably incurred after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order (A) the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, (B) the Registrant to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action, (C) the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant, (D) the Registrant to pay some or all of the expenses actually and reasonably incurred by such person described above in obtaining such an order, and/or (E) any other order that the Court considers appropriate.
The Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives to the extent permitted by the BCBCA.
The Articles of the Registrant provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact he or she is or was an employee or agent of the Registrant, or was serving at the request of the Registrant as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided that the person acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which he or she served at the Registrant’s request, and (ii) with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Registrant or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

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A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.
* * *
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.
The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.
Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

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EXHIBIT INDEX
Exhibit Number	Description
4.1	Annual information form of the Registrant dated October 28, 2020 for the year ended August 31, 2020.
4.2	Audited consolidated financial statements of the Registrant as at and for the years ended August 31, 2020 and 2019, together with the notes thereto and the auditors’ report thereon.
4.3	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the years ended August 31, 2020 and 2019.
4.4	Unaudited condensed consolidated interim financial statements for the three months ended November 30, 2020 and 2019, together with the notes thereto.
4.5	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three months ended November 30, 2020 and 2019.
4.6	Notice of annual and special meeting of shareholders and management information circular of the Registrant dated January 8, 2021.
4.7	Material change report of the Registrant dated December 2, 2020 regarding an offering of 28,572,000 of the Registrant’s Class A Subordinate Voting Shares at a price per share of C$1.40.
4.8	Material change report of the Registrant dated February 15, 2021 regarding the implementation of the Registrant’s share consolidation on the basis of a consolidation ratio of 10:1.
5.1	Consent of KPMG LLP.
5.2	Consent of McCarthy Tétrault LLP.
5.3	Consent of Blake, Cassels & Graydon LLP.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on February 22, 2021.
SCORE MEDIA AND GAMING INC.
By:
/s/ Benjamin Levy

Name:  Benjamin Levy
Title:    President and Chief Operating Officer

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POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Levy, Benjamin Levy and Alvin Lobo, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.
Signature	Capacity	Date
/s/ John Levy John Levy	Chairman and Chief Executive Officer (Principal Executive Officer)	February 22, 2021
/s/ Alvin Lobo Alvin Lobo	Chief Financial Officer (Principal Financial and Accounting Officer)	February 22, 2021
/s/ Benjamin D. Levy Benjamin D. Levy	President, Chief Operating Officer and Director	February 22, 2021
/s/ Ralph E. Lean Ralph E. Lean	Director	February 22, 2021
/s/ John Albright John Albright	Director	February 22, 2021
/s/ Brian Cooper Brian Cooper	Director	February 22, 2021
/s/ Angela Ruggiero Angela Ruggiero	Director	February 22, 2021
/s/ Mark A. Scholes Mark A. Scholes	Director	February 22, 2021
/s/ William E. Thomson William E. Thomson	Director	February 22, 2021

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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on February 22, 2021.
SCOREMOBILE, INC.
By:
/s/ Benjamin Levy

Name:  Benjamin Levy
Title:    President and Chief Operating Officer

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